The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. Riken and NPR assume no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

(Securities identification code: 6462)
To our shareholders:	June 7, 2023

Yasunori Maekawa
President (CEO & COO)
Riken Corporation
8-1, Sanbancho, Chiyoda-ku, Tokyo

Notice of the 99th Ordinary General Meeting of Shareholders

We are pleased to announce the 99th Ordinary General Meeting of Shareholders of Riken Corporation (the “Company”), which will be held as described below.

When convening this general meeting of shareholders, the Company takes measures for providing information that constitutes the content of reference documents for the general meeting of shareholders, etc. (items for which measures for providing information in electronic format are to be taken) in electronic format, and posts this information as “Notice of the 99th Ordinary General Meeting of Shareholders” on each of the websites shown below. Please access one of those websites to review the information.

·	The Company’s website:

https://www.riken.co.jp/ir/stock/shareholders (in Japanese)

·	TSE website (Listed Company Search):

https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show (in Japanese)

(Access the TSE website by using the Internet address shown above, enter “Riken” in “Issue name (company name)” or the Company’s securities code “6462” in “Code,” and click “Search.” Then, click “Basic information” and select “Documents for public inspection/PR information.” Under “Filed information available for public inspection,” click “Click here for access” under “[Notice of General Shareholders Meeting /Informational Materials for a General Shareholders Meeting].”)

If you are not attending the meeting in person, you may exercise your voting rights in writing (via postal mail) or via the Internet, etc.

Please review the Reference Documents for the General Meeting of Shareholders, and exercise your voting rights in writing (via postal mail) or by the method of exercising voting rights on page 5 no later than 5:30 p.m., Thursday, June 21, 2023 (Japan Standard Time).

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Meeting Details

1.	Date and time:	Friday, June 23, 2023 at 10:00 a.m. (Japan Standard Time)
2.	Venue:	Lecture Hall, 2F annex The International House of Japan 5-11-16, Roppongi, Minato-ku, Tokyo
3.	Purposes of the Meeting:
Items to be reported:
1. Business Report and Consolidated Financial Statements for the 99th Term (from April 1, 2022 to March 31, 2023), as well as the results of the audit of the Consolidated Financial Statements by the Accounting Auditor and the Audit and Supervisory Committee
2. Non-Consolidated Financial Statements for the 99th Term (from April 1, 2022 to March 31, 2023)

Items to be resolved:
	Proposal 1:	Approval of the share transfer plan with Nippon Piston Ring Co., Ltd.
	Proposal 2:	Appropriation of surplus
	Proposal 3:	Election of four (4) Directors (excluding Directors who are Audit and Supervisory Committee Members)
	Proposal 4:	Election of three (3) Directors who are Audit and Supervisory Committee Members
	Proposal 5:	Election of one (1) substitute Director who is an Audit and Supervisory Committee Member

4.	Exercising Voting Rights

If there is no indication of approval or disapproval of a proposal on the voting form, it will be treated as intention of approval.

If you exercise your voting rights multiple times via the Internet, etc., your last vote shall be deemed effective.

If you exercise your voting rights through multiple methods such as in writing (by postal mail) and via the Internet, etc., the vote via the Internet, etc. shall be deemed effective.

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5.	Other information regarding this notice

In accordance with the provisions of laws and regulations and Article 15 of the Company’s Articles of Incorporation, the following items are excluded from paper-based documents delivered to shareholders who have made a request for delivery of such documents. Such excluded items are posted on the Company’s website and the TSE website as “Items Subject to Measures for Electronic Provision When Convening the 99th Ordinary General Meeting of Shareholders.”

(1)       Matters Related to Company Stock Acquisition Rights, etc. from Business Report

(2)       System to Ensure the Appropriateness of Operations from Business Report

(3)       Consolidated Statement of Changes in Equity from Consolidated Financial Statements

(4)       Notes to the Consolidated Financial Statements

(5)       Statement of Changes in Equity from Non-Consolidated Financial Statements

(6)       Notes to Non-Consolidated Financial Statements

(7)       Financial statements of the final fiscal year of the other wholly-owned subsidiary in share transfer (Nippon Piston Ring Co., Ltd.) in the Proposal 1 “Approval of the share transfer plan with Nippon Piston Ring Co., Ltd.” of the Reference Documents for the General Meeting of Shareholders

Accordingly, Business Report, Consolidated Financial Statements and Non-Consolidated Financial Statements included in the paper-based documents are part of the documents audited by the financial auditor in preparation of the financial audit report and by Audit and Supervisory Committee Member in preparation of the audit report.

If revisions to the items subject to measures for electronic provision arise, the Company will notify the revisions and the details of the items before and after the revisions on the Company’s website and the TSE website.

1.	When attending the meeting, please submit the voting form enclosed with this notice at the reception desk.
2.	We request your understanding about the fact that we will refrain from giving out souvenirs on this occasion in light of fairness, etc., between shareholders who visit the venue and those who have difficulty visiting the venue.
3.	Starting from the next general meeting of shareholders, as a general rule, the Company may only provide information necessary for accessing the websites. (Excluding shareholders who request paper-based documents to be delivered.) Thank you for your understanding.
4.	If there are any major changes in the operation of the general meeting of shareholders due to future situations, the Company will notify such changes on the Company’s website (https://www.riken.co.jp/news/).

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Guide to Exercising Voting Rights

You may exercise your voting rights by using one of the three methods shown below.

If you are attending the meeting in person

Please submit the voting form at the reception desk.

Date and time:

Friday, June 23, 2023 at 10:00 a.m. (Japan Standard Time)

Venue:

5-11-16, Roppongi, Minato-ku, Tokyo

The International House of Japan, Lecture Hall, 2F annex

(Please refer to the “Venue of the General Meeting of Shareholders” at the end of document.)

If you are exercising your voting rights in writing (via postal mail)

Please indicate your approval or disapproval of the proposals on the voting form enclosed with this notice, and send it via postal mail without postage stamp.

If there is no indication of approval or disapproval of a proposal on the voting form, it will be treated as intention of approval.

Exercise Due Date:

To be received no later than 5:30 p.m. on Thursday, June 22, 2023 (Japan Standard Time)

If you are exercising your voting rights via the Internet

Please access the voting website (https://www.web54.net) from a computer or smartphone, enter the “voting code” and “password” provided on the enclosed voting form, and follow the instructions on the screen to indicate your approval or disapproval of the proposals.

Exercise Due Date:

No later than 5:30 p.m. on Thursday, June 22, 2023 (Japan Standard Time)

(a)	Please note that shareholders using the voting website will be required to change your password on the said website to prevent unauthorized access by someone other than the shareholder (“impersonation”) and manipulation of voting details.
(b)	The Company will notify shareholders a new “voting code” and “password” each time a general meeting of shareholder is convened.
(c)	Costs incurred in accessing the voting website (Internet connection fees, telephone fees, etc.) will be the responsibility of the shareholder. Similarly, fees required for the usage of mobile phones such as packet communication fees or other fees related to the usage of mobile phones will also be the responsibility of the shareholder.

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Guide to Exercising Voting Rights via the Internet

Scanning a QR code for “Smart Voting”

You can log into the voting website without entering your “voting code” and “password.”

1.	Please scan the QR code printed on the lower right corner of the voting form.
※	“QR Code” is a registered trademark of DENSO WAVE INCORPORATED.
2.	Once logged in, please follow the instructions on the screen to indicate your approval or disapproval of the proposals.

You can exercise your voting rights only once by “Smart Voting.”

If you wish to change your vote after exercising your voting rights, please access the website for personal computer, log in by entering your “voting code” and “password” printed on the voting form, and exercise your voting rights again.

※	Please scan the QR code again to be redirected to the website for personal computer.

Entering your voting code and password

Voting website: https://www.web54.net

1.	Please access the voting website.

Click “Proceed to the next step”

2.	Enter your “voting code” printed on the voting form.

Enter your “Voting Code”

Click “Log In”

3.	Please enter your “password” printed on the voting form.

Enter your “Password”

Please set up a new password which you will use.

Click “Register”

4.	Once logged in, please follow the instructions on the screen to indicate your approval or disapproval of the proposals.
※	The operation screens displayed are for illustration purposes.

If you have any questions about how to navigate your personal computer or smartphone to exercise your voting rights via the Internet, please contact the number listed on the right.

Sumitomo Mitsui Trust Bank, Limited. Stock Transfer Agency Web Support Hotline

Phone: 0120-652-031 (Toll Free)

(Hours: 9:00 a.m. to 9:00 p.m.)

Institutional investors may use the electronic voting platform for institutional investors operated by ICJ, Inc.

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Reference Documents for the General Meeting of Shareholders

Proposals and Notes

Proposal 1: Approval of a share transfer plan with Nippon Piston Ring Co., Ltd.

The Company and Nippon Piston Ring Co., Ltd. (hereinafter referred to as “NPR”; the Company and NPR referred to collectively as “both companies”), based on a Memorandum of Understanding concerning a business merger signed by both companies on July 27, 2022 (hereinafter the “Memorandum of Understanding”), and subject to approval at shareholders’ meetings of both companies and the approval of relevant authorities, etc., resolved in meetings of their respective Board of Directors held on May 23, 2023 to enact a joint share transfer (hereinafter the “Share Transfer”) to establish (hereinafter the “Consolidation”) NPR-RIKEN CORPORATION (hereinafter the “Joint Holding Company”), which will become a wholly owning parent company of both companies effective October 2, 2023 (hereinafter the “Effective Date”). Moreover, on May 23, 2023, both companies signed a consolidation agreement (hereinafter the “Consolidation Agreement”) grounded in a spirit of equality and jointly prepared a share transfer plan (hereinafter the “Share Transfer Plan”) to effect the share transfer.

Therefore, we request your approval of the Share Transfer Plan.

The reason for carrying out the share transfer, an overview of the contents of the Share Transfer Plan, and other matters related to this proposal are shown below.

1. Reason for the share transfer

(1) Background of the share transfer

The Company was founded in 1927 with the aim of bringing research results from the Institute of Physical and Chemical Research to the market, and since then, we have continued refining our surface treatment technologies, processing technologies, and material technologies for our main products including piston rings. In this way, we have contributed to the development of the global automobile industry for over 90 years.

NPR was established in 1934, and has been supplying high-performance, high-quality internal combustion engine parts including piston rings, valve seats, and camshafts based on their own technology, and in this way, have contributed to the progress of motorization globally.

The automobile industry is undergoing a once-in-a-century transformation, and market awareness of engine parts has become more severe. At the same time, while people are focusing more on environmental issues, internal combustion engines will continue to be the main powertrains for the foreseeable future, so it is the mission of both companies to develop engine parts that are environmentally friendly. We believe that it is necessary to increase investment in new business areas in addition to internal combustion engine peripheral parts based on global trends such as SDGs, ESG, and decarbonization.

As a first step toward future development, both companies will utilize their brands that have been established over many decades through management integration. We recognize that by properly allocating management resources and developing new core business under integrated governance, it will be possible to accelerate efforts to achieve decarbonization as we generate powerful synergies, and evolve into a completely new business entity, which will result in sustainable growth and improve the corporate value for both companies.

Both companies have already discussed and examined the establishment of a Joint Holding Company by means of a joint share transfer based on the Memorandum of Understanding and the execution of a Consolidation.　On 23rd of May, adhering to that spirit of equality, the two companies have reached a final agreement and concluded a Consolidation Agreement under the conviction that the Consolidation is the optimal choice for the shareholders, employees, and all stakeholders of both companies.

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(2) Purpose of the share transfer and expected synergistic effect

Under this share transfer, both companies will endeavor to integrate and utilize the management resources of both companies by creating synergies in order to strengthen the profitability of existing businesses, especially automobile engine parts, and will work with a sense of urgency on new core businesses and creation of new products for non-automotive engine parts related to ships, hydrogen, new energy, thermal engineering, EMC (Electromagnetic Compatibility), METAMOLDS (metal powder injection molding), medical equipment, and axial gap type motors (thin, disk-shape high-torque motors). Our aim is to achieve global development of unique functional parts and key components that can be applied to the proprietary technologies of both companies with the goal of further improving corporate value by evolving into a completely new type of leading company.

(i)	Strengthening existing businesses by shifting management resources and quickly developing new core products

Companies in the automobile industry have been forced to improve their technical capabilities and reform their organizations in recent years in response to newly developed fields such as CASE and MaaS Both companies must collaborate with external institutions and research facilities to develop technological capabilities that will result in differentiation, and ensure resources for creating innovation. The purpose of this share transfer is to achieve the following:

[Strengthen ability to generate cash flow in existing businesses]

Both companies will work to improve business efficiency and strengthen development capabilities by adjusting the capital investment level, optimizing production over a wide area, and by centralizing and effectively utilizing development themes. Based on such efforts, earning power will be improved and our ability to generate cash flow will strengthen while also meeting the expectations of customers for high-quality, low-cost products.

[New core businesses and creation of new products]

Improving the efficiency of existing businesses will make it possible to integrate resources that had been allocated to the development of internal combustion engines for making a bold shift to new core businesses and new product fields. We will accelerate investment in effective new product development, promote sharing between technologies and bases, and quickly develop new products that have high added value and cost competitiveness.

(ii)	Strengthening ability to respond in an increasingly decarbonized society

The world is moving toward a decarbonized society. Therefore, both companies must respond to global environmental issues. By combining and developing the technologies and resources related to products and production cultivated by both companies, it will be possible to develop technologies in the environmental field and accelerate product decarbonization. We will actively work to reduce carbon dioxide emissions throughout the supply chain and actively contribute toward realizing a sustainable society.

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(iii)	Reducing cost through shared resource usage including infrastructure

By improving productivity throughout the supply chain, from purchasing and production to sales, and by standardizing the in-house production processes of both companies, we will reduce outflow costs, reduce procurement costs through joint purchasing, and improve efficiency by eliminating duplicate systems and indirect operations, resulting in better operational efficiency and cost reduction while ensuing competitive advantage.

(iv)	Reducing manufacturing costs through better production efficiency based on complementary products, and timely and appropriate responses to supply responsibilities

By taking advantage of the technologies and infrastructure owned by both companies, it will be possible to promote shared use of factories and optimize production bases beyond the conventional framework with the goal of realizing significant productivity improvements, expanding the system for supplying high-quality products, and reducing fixed costs. We also intend to fulfill supply responsibilities to customers in a timely and appropriate manner by establishing a sustainable production system.

(v)	Enhancing human skills by exchanging people and technologies

Actively exchanging the knowledge and technologies possessed by executives and employees in both companies will produce opportunities in various areas and positions for creating new ideas that leverage the strengths of both companies. We will therefore endeavor to establish an environment in each workplace that allows for greater employee engagement.

2. Overview of the Share Transfer Plan details

The following “Share Transfer Plan (Copy)” provides details on the Share Transfer Plan.

Share Transfer Plan (Copy)

Riken Corporation (hereinafter referred to as the “First Party”) and Nippon Piston Ring Co., Ltd. (hereinafter referred to as the “Second Party”) have agreed to carry out a share transfer through a joint share transfer, and have jointly prepare this Share Transfer Plan (hereinafter referred to as the “Plan”) according to the following.

Article 1 (Share transfer)

According to the provisions of this Plan, the First and Second Parties shall establish a wholly owning parent company (hereinafter referred to as the “New Company”) via by means of a joint share transfer that causes the New Company to acquire all of the issued shares of the First Party and Second Party on the date of establishment (as defined in Article 7; the same shall apply hereinafter) by means of a share transfer (hereinafter referred to as the “share transfer”), and the First and Second Parties shall become wholly owned subsidiaries of the New Company.

Article 2 (Purpose of the New Company, trade name, location of head office, total number of authorized shares, and other matters stipulated in the Articles of Incorporation)

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1.	The purpose, trade name, location of the head office and total number of authorized shares of the New Company shall be according to the following items.
(1)	Purpose

The purpose of the New Company shall be as described in Article 2 of the Articles of Incorporation in Attachment 1.

(2)	Trade name

The trade name of the New Company shall beリケンNPR株式会社, and the name in English shall be NPR-RIKEN CORPORATION.

(3)	Location of head office

The head office of the New Company shall be located in Chiyoda-ku, Tokyo, and the address of the head office shall be 8-1, Sanbancho, Chiyoda-ku, Tokyo.

(4)	Total number of authorized shares

The total number of authorized shares of the New Company shall be 59,935,000 shares.

2.	In addition to the matters listed in the preceding paragraphs, matters stipulated in the Articles of Incorporation of the New Company shall be as stated in Attachment 1 of the Articles of Incorporation.

Article 3 (Names of Directors and names of Accounting Auditors at the time the New Company is established)

1.	The names of the Directors at the time the New Company is established (excluding Directors at the time of incorporation who are Audit and Supervisory Committee members at the time of incorporation) shall be according to the following.

Director (Plan to appoint Representative Director, Chairman and CEO)       Yasunori Maekawa

Director (Plan to appoint Representative Director, President and COO)       Teruo Takahashi

Director	Kaoru Itoh
Director	Yuji Sakamoto
Director	Hidehiro Sakaba
Director	Masaaki Fujita

Outside Director (Part-time) Eiji Hirano

Outside Director (Part-time) Masako Kurosawa

2.	The names of the Directors at the time of establishment who serve as Audit and Supervisory Committee members at the time the New Company is established shall be according to the following.
Director (Audit and Supervisory Committee Member)	Kouei Watanabe
Director (Audit and Supervisory Committee Member)	Hiroto Koeba
Outside Director (Audit and Supervisory Committee Member) (Part-time)	Osamu Honda
Outside Director (Audit and Supervisory Committee Member) (Part-time)	Hiroki Kimura
Outside Director (Audit and Supervisory Committee Member) (Part-time)	Tatsuya Sakuma

3.	The names of the Accounting Auditor at the time the New Company is established shall be according to the following.

Deloitte Touche Tohmatsu LLC

Article 4 (Matters related to the number of shares of the New Company to be issued upon the share transfer, and their allotment)

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1.	For shareholders of the First and Second Parties just prior to the time that all of the issued shares of the First and Second Parties are acquired (hereinafter referred to as the “base time”), at the time of the share transfer, the New Company shall issue common stock of the New Company (hereinafter referred to as “issued shares”) equal to the total number obtained by multiplying the total number of common shares issued by the First Party at the time of the base time by 2, and the total number of common shares issued by the Second Party at the time of the base time multiplied by 1.02 in place of the common shares of the First and Second Parties held respectively by them.
2.	The New Company shall allocate the shares to be issued according to the provisions of the preceding paragraph to the shareholders of the First and Second Parties at the time of the base time according to following ratio (hereinafter referred to as the “share transfer ratio”).
(1)	For shareholders of the First Party, two shares of common stock of the New Company for each share of common stock of the First Party held
(2)	For shareholders of the Second Party, 1.02 shares of common stock of the New Company for each share of common stock of the Second Party held
3.	For the calculations in the preceding two paragraphs, fractions of less than one share shall be handled in accordance with Article 234 of the Companies Act and other related laws and regulations.

Article 5 (Matters related to the amount of capital and reserves of the New Company)

The amount of capital and reserves on the date the New Company is established shall be according to the following.

(1)	Amount of capital: 5,000,000,000 yen
(2)	Amount of legal capital surplus: 1,250,000,000 yen
(3)	Amount of legal reserved surplus: 0 yen
(4)	Amount of capital surplus: This shall be the amount obtained by subtracting the total amount of (1) and (2) above from the change in shareholders equity as stipulated in Article 52, paragraph 1 of the Regulations on Corporate Accounting

Article 6 (Stock acquisition rights to be issued upon share transfer and their allocation)

1.	Issuance of Stock Acquisition Rights
(1)	At the time of the share transfer, the New Company shall issue the stock acquisition rights listed in Column 2 for the New Company that are equal to the total number of the relevant stock acquisition rights as of the time of the base time to persons with stock acquisition rights for each stock acquisition right issued by the First Party listed in ① to ④ of Column 1 in the following table as of the time of the base time in place of the stock acquisition rights of the First Party owned by each party.

	Column 1		Column 2
	Name	Contents	Name	Contents
①	Riken Corporation Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 2 1-①	NPR-RIKEN CORPORATION 1st Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-①
②	Riken Corporation Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 2 1-②	NPR-RIKEN CORPORATION 2nd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-②
③	Riken Corporation Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 2 1-③	NPR-RIKEN CORPORATION 3rd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-③
④	Riken Corporation Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 2 1-④	NPR-RIKEN CORPORATION 4th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-④

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(2)	At the time of the share transfer, the New Company shall issue the stock acquisition rights listed in Column 2 for the New Company that are equal to the total number of the relevant stock acquisition rights as of the time of the base time to persons with stock acquisition rights for each stock acquisition right issued by the Second Party listed in ① to ⑧ of Column 1 in the following table as of the time of the base time in place of the stock acquisition right of the Second Party owned by each party.
	Column 1		Column 2
	Name	Contents	Name	Contents
①	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2008 (Stock Compensation-type Stock Options)	Attachment 3 1-①	NPR-RIKEN CORPORATION 5th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-①
②	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2013 (Stock Compensation-type Stock Options)	Attachment 3 1-②	NPR-RIKEN CORPORATION 6th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-②
③	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 3 1-③	NPR-RIKEN CORPORATION 7th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-③
④	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 3 1-④	NPR-RIKEN CORPORATION 8th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-④
⑤	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 3 1-⑤	NPR-RIKEN CORPORATION 9th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑤
⑥	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 3 1-⑥	NPR-RIKEN CORPORATION 10th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑥
⑦	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2018 (Stock Compensation-type Stock Options)	Attachment 3 1-⑦	NPR-RIKEN CORPORATION 11th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑦
⑧	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2019 (Stock Compensation-type Stock Options)	Attachment 3 1-⑧	NPR-RIKEN CORPORATION 12th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑧

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2.	Allotment of Stock Acquisition Rights
(1)	When Stock Transfer is performed, for one stock acquisition right listed in ① to ④ of Column 1 of the table in (1) of the preceding paragraph owned by persons with stock acquisition rights of the First Party at the time of the base time, the New Company shall allocate one stock acquisition right of the New Company listed in Column 2, respectively.
(2)	When Stock Transfer is performed, for one stock acquisition right listed in ① to ⑧ of Column 1 of the table in (2) of the preceding paragraph owned by persons with stock acquisition rights of the Second Party at the time of the base time, the New Company shall allocate one stock acquisition right of the New Company listed in Column 2, respectively.

Article 7 (Date of establishment of the New Company)

The date on which the establishment of the New Company is registered (hereinafter referred to as the “establishment date”) shall be October 2, 2023. However, this may be changed upon mutual agreement between the First and Second Parties due to necessary proceedings related to the share transfer and other reasons.

Article 8 (Shareholders meetings for approval of the share transfer Plan)

1.	The First Party shall convene a general meeting of shareholders on June 23, 2023 for gaining approval of the Plan and passing resolutions for matters necessary for the share transfer.
2.	The Second Party shall convene a general meeting of shareholders on June 23, 2023 for gaining approval of the Plan and passing resolutions for matters necessary for the share transfer.
3.	If necessary for share transfer procedures or other reasons, the date of each General Meeting of Shareholders for gaining approval of the Plan stipulated in the preceding two paragraphs and for resolutions on the matters necessary for the share transfer may be changed based on mutual agreement after consultation.

Article 9 (Stock listing and administrator of shareholder registry for the New Company)

1.	On the establishment date, the New Company plans to list the common stock to be issued on the prime market of the Tokyo Stock Exchange, and necessary procedures for the listing shall be performed with mutual cooperation based on consultation between the First and Second Parties.

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2.	The First and Second Parties shall cooperate with each other to carry out necessary procedures for maintaining the listing of common stock issued by the New Company on the Prime Market of the Tokyo Stock Exchange.
3.	Sumitomo Mitsui Trust Bank, Limited shall be the shareholder register administrator at the time of the establishment of the New Company.

Article 10         (Dividends of surplus)

1.	Dividends of surplus up to 60 yen per share may be paid by the First Party to shareholders or registered pledgees of shares listed or recorded in the final shareholder registry as of March 31, 2023. In addition, if the date of establishment of the New Company is on or after October 1, 2023, the First Party may pay interim dividends up to 60 yen per share to the shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of September 30, 2023.
2.	Dividends of surplus up to 50 yen per share may be paid by the Second Party to shareholders or registered pledgees of shares listed or recorded in the final shareholder registry as of March 31, 2023. In addition, if the date of establishment of the New Company is on or after October 1, 2023, the Second Party may pay interim dividends up to 35 yen per share to the shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of September 30, 2023.
3.	Except for cases specified in the preceding two paragraphs, after the creation of this Plan, the First and Second Parties shall not adopt any resolution for dividends of surplus with a record date prior to the establishment date of the New Company. However, this shall not apply in cases where an agreement has been made after consultation between the First and Second Parties.

Article 11 (Cancellation of treasury stock)

Based on a resolution of their respective boards of directors held by the day before the establishment date of the New Company, the First and Second Parties shall cancel all of the treasury stock held by each party at the base time (including treasury stock acquired in response to a request from dissenting shareholders for purchase of shares as specified in Article 806, paragraph 1 of the Companies Act issued at the stock transfer).

Article 12          (Management of company assets, etc.)

1.	After the creation of this Plan, the First and Second Parties shall execute their business and manage and operate their assets with the care of a good manager until the establishment date of the New Company, and shall have their subsidiaries execute their duties and manage and operate property with the care of a good manager. Unless otherwise specified in this Plan, the First and Second Parties shall consult in advance and obtain the consent of the other party before taking any action that could have a significant impact on their property or rights and obligations, or have the other party execute it.
2.	During the period from the creation of the Plan until the establishment date of the New Company, if the First or Second Parties finds any reason or event that may have a significant negative effect on the execution of the share transfer or the rationality of the share transfer ratio, the First and Second Parties shall promptly notify the other party to that effect in writing, and the First and Second Parties shall discuss the matter in good faith.

Article 13          (Effectiveness of this plan)

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This Plan shall become invalid if the First Party or Second Party is not able to obtain approval of the Plan and resolutions on matters necessary for the share transfer at the general meeting of shareholders as stipulated in Article 8, or if permission or approval required for the implementation of the share transfer is not obtained from the relevant government agencies by the establishment date of the New Company, or if the share transfer is canceled pursuant to the following article.

Article 14          (Change in the share transfer terms or cancellation of the share transfer)

The First Party and Second Party may change the contents of this Plan or the terms and conditions of the share transfer, etc. or cancel this Plan if a significant change occurs in the financial or management status of either the First Party or Second Party during the period from the creation of this Plan until the establishment date of the New Company, or if a serious obstacle to the implementation of the share transfer arises or becomes apparent, or if it becomes extremely difficult to achieve the objectives of the Plan.

Article 15          (Consultation in good faith)

Matters not stipulated in this Plan and other matters necessary for the share transfer shall be determined based on mutual consent after consultation in good faith between the First and Second Parties in accordance with the purpose of the Plan.

In witness whereof, the parties hereto certify that this Plan has been prepared in duplicate as described above with each party retaining one copy after affixing their name and seal.

May 23, 2023

(First Party)

8-1, Sanbancho, Chiyoda-ku, Tokyo

Riken Corporation

Representative Director and President Yasunori Maekawa

(Second Party)

5-12-10, Honmachi-Higashi, Chuo-ku, Saitama City, Saitama

Nippon Piston Ring Co., Ltd.

Representative Director and President Teruo Takahashi

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Attachment 1

NPR-RIKEN CORPORATION Articles of Incorporation

Chapter 1 General Rules

(Trade name)

Article 1 The name of the Company shall be リケンNPR株式会社, and the name in English shall be NPR-RIKEN CORPORATION.

(Purpose)

Article 2 The purpose of the Company shall be to manage the business activities of the following companies by operating the following businesses and owning shares or equity in the companies that operate these businesses.

(1)	Development, manufacture and sale of precision machine parts
(2)	Development, manufacture and sale of parts for transportation, construction machinery, agricultural machinery, ships and aircraft
(3)	Development, manufacture and sale of plumbing equipment
(4)	Development, manufacture and sale of heating wires and heating equipment
(5)	Development, manufacture and sale of electrical, communication and electronic equipment and parts
(6)	Development, manufacture and sale of medical and disaster emergency equipment, machinery, instruments and related products such as parts and materials
(7)	Development and installation of industrial furnaces and incinerators
(8)	Development and installation of electromagnetic environment testing facilities, sale of such testing equipment, and measurement services
(9)	Development, manufacture and sale of equipment and parts for renewable energy and decarbonization, and power generation services
(10)	Construction, real estate, transportation, temporary staffing, sale of goods, fuel sales, insurance sales, operation of sports facilities, financial services, etc.
(11)	Any businesses incidental or related to the preceding items

(Location of head office)

Article 3 The head office of the Company shall be located in Chiyoda-ku, Tokyo.

(Institution)

Article 4 As a company with an Audit and Supervisory Committee, the Company shall have the following organizations in addition to the General Meeting of Shareholders and Directors.

(1)	Board of Directors
(2)	Audit and Supervisory Committee
(3)	Accounting Auditor

(Publishing method)

Article 5 The Company’s method for public notice shall be electronic public notice. However, if it is not possible to make an electronic public notice due to some accident or other unavoidable reason, it shall be published in the Nihon Keizai Shimbun.

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Chapter 2 Shares

(Total number of shares that can be issued)

Article 6 The total number of authorized shares of the Company shall be 59,935,000 shares.

(Acquisition of treasury shares)

Article 7 According to the provision of Article 165, paragraph 2 of the Companies Act, the Company may acquire its own shares through market transactions, etc. based on a resolution by the Board of Directors.

(Share unit number)

Article 8 The share unit number of the Company shall be 100 shares.

(Rights regarding fractional shares)

Article 9 Company shareholders may not exercise rights other than the rights listed below regarding shares held by the Company that constitute less than one unit (hereinafter referred to as “fractional unit shares”).

(1)	Rights listed in each item of Article 189, paragraph 2 of the Companies Act.
(2)	Right to make requests under Article 166, paragraph 1 of the Companies Act.
(3)	Right to receive an allotment of shares for subscription and allotment of stock acquisition rights for subscription based on the number of shares held by shareholders
(4)	Right to make requests shown in the following article

(Demand for sale of fractional unit shares)

Article 10         According to the provisions in the Rules for Handling Shares, Company shareholders may request the sale of the number of shares that, together with the fractional unit shares held by the Company, constitute the share unit number.

(Rules for Handling Shares)

Article 11 In addition to stipulations in laws and regulations or the Articles of Incorporation, the handling of Company shares and fees shall be according to the Rules for Handling Shares established by the Board of Directors.

(Shareholder Registry Administrator)

Article 12         The Company shall appoint a Shareholder Registry Administrator.

2       The Shareholder Registry Administrator and their place of business shall be determined by a resolution of the Board of Directors and shall be announced publicly.

3       The Shareholder Registry Administrator shall be entrusted with the preparation and maintenance of the Company shareholder registry and stock acquisition rights registry, as well as other clerical work related to shares and stock acquisition rights, and such shall not be handled by the Company.

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Chapter 3 General Meeting of Shareholders

(Convocation)

Article 13         The Company’s Ordinary General Meeting of Shareholders shall be convened in June of each year, and extraordinary general meetings of shareholders shall be convened whenever necessary.

(Record Date for Ordinary General Meeting of Shareholders)

Article 14         The record date for voting rights at the Company’s Ordinary General Meeting of Shareholders shall be March 31 of each year.

(Convenor and Chairman)

Article 15         General Meetings of Shareholders shall be convened and chaired by the Representative Director based on a resolution of the Board of Directors.

2      If there is more than one Representative Director, General Meetings of Shareholders shall be convened and chaired according to the order predetermined by the Board of Directors.

3       If there is an accident involving the Representative Director, another Director shall convene the General Meeting of Shareholders according to the order predetermined by the Board of Directors and act as the chairperson.

(Electronic provision measures, etc.)

Article 16         When the Company convenes a general meeting of shareholders, it shall take measures for providing information that constitutes the content of reference documents for the general meeting of shareholders, etc. in electronic format.

2       Among items for which the measures for providing information in electronic format will be taken, the Company may exclude all or some of those items designated by the Ministry of Justice Order from statements in the paper-based documents to be delivered to shareholders who requested the delivery of paper-based documents by the record date of voting rights.

(Method of Resolutions)

Article 17         Unless otherwise provided for by laws and regulations or the Articles of Incorporation, resolutions of a General Meeting of Shareholders shall be made by a majority of the votes of the shareholders who are present at the meeting and entitled to exercise their votes at such meetings.

2       Resolutions of a General Meeting of Shareholders as prescribed in Article 309, paragraph 2 of the Companies Act shall be made by at least two-thirds of the votes of the shareholders present at the meeting where the shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meetings are present.

(Exercise of voting rights by proxy)

Article 18         A shareholder of the Company may exercise their voting rights by authorizing one (1) other shareholder of the Company with voting rights to act as a proxy.

However, a letter of proxy must be submitted to the Company for each General Meeting of Shareholders.

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(Meeting minutes)

Article 19         A summary of the progress of the agenda of the General Meeting of Shareholders and the results thereof, along with other matters provided for by laws and regulations shall be specified or recorded in the meeting minutes.

Chapter 4 Directors and Board of Directors

(Number of members)

Article 20         The Company shall have no more than ten Directors (excluding Directors who are Audit and Supervisory Committee Members), and shall have no more than six Directors who are Audit and Supervisory Committee Members.

(Method of appointment)

Article 21         Directors shall be elected at the General Meeting of Shareholders and distinguished as Directors who are Audit and Supervisory Committee Members and other Directors.

2       Elections of Directors shall be resolved by a majority of the votes of the shareholders present at the meeting where shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meetings are present.

3       The election of Directors shall not be conducted by cumulative voting.

(Term of office)

Article 22         The term of office of Directors (excluding Directors who are Audit and Supervisory Committee Members) shall be until the conclusion of the Ordinary General Meeting of Shareholders for the last business year ending within one year after their election.

2       The term of office of Directors who are Audit and Supervisory Committee Members shall be until the conclusion of the Ordinary General Meeting of Shareholders for the last business year ending within two years after their election.

3       The term of office of Directors who are Audit and Supervisory Committee Members elected as a substitute for a Director who is an Audit and Supervisory Committee Member and resigned before the expiration of their term of office shall be until the expiration of the term of office of the retired Director who is an Audit and Supervisory Committee Member.

4       Unless shortened by such resolution, the effective period of the resolution for the appointment of a Substitute Audit and Supervisory Committee Member shall be until the commencement of the Ordinary General Meeting of Shareholders for the last business year ending within two years after such resolution.

(Representative Director and Executive Director)

Article 23         The Board of Directors shall elect a Representative Director from among the Directors (excluding Directors who are Audit and Supervisory Committee Members) by means of a resolution.

2       The Company may, by resolution of the Board of Directors, appoint one President, as well as one Chairperson and a small number of Vice Presidents as needed from among the Directors (excluding Directors who are Audit and Supervisory Committee Members).

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(Convener and Chairperson of the Board of Directors, Authority of Directors)

Article 24         Board of Director Meetings shall be convened and chaired by a Director selected by a resolution of the Board of Directors, excluding particular instances stipulated in laws and regulations.

2       In cases where the Chairperson of the Board of Directors meeting stipulated in the preceding paragraph is prevented from acting due to absence or an accident, another Director designated according an order of priority determined in advance by the Board of Directors shall so act.

(Notice of Convocation of Board of Directors)

Article 25         Notices of convocation of meetings of the Board of Directors shall be issued to each Director at least two days prior to the date of the meeting. However, this period may be shortened in cases of emergency.

2       If agreed upon by all Directors, a meeting of the Board of Directors may be held without going through the convocation procedures.

(Method of Resolutions by the Board of Directors)

Article 26         A resolution of the Board of Directors shall be adopted by a majority vote at a session with an attendance of a majority of Directors eligible for voting.

(Omission of Board Resolution)

Article 27         For passing a matter to be resolved, it shall be deemed that the resolution of the Board of Directors has been passed for passing the matter to be resolved when all directors agree in writing or electronically on matters to be resolved by the Board of Directors.

(Minutes of the Board of Directors)

Article 28         The minutes of Board of Directors meetings shall be prepared in writing or in an electronic record as stipulated by laws and regulations, and the Directors present shall write and seal their names or provide an electronic signature.

(Delegation to Directors)

Article 29         In accordance with Article 399-13, paragraph 6 of the Companies Act, the Company may delegate all or part of a decision regarding execution of important duties that should be resolved at a Board of Directors meeting to a Director by resolution of the Board of Directors (excluding matters set forth in items of paragraph 5 of the same Article).

(Remuneration, etc.)

Article 30         Remuneration, bonuses and other property benefits received by Directors from the Company in exchange for the execution of duties shall be determined by a resolution of the General Meeting of Shareholders after distinguishing according to Directors who are Audit and Supervisory Committee Members and other Directors.

(Contract for Limitation of Liability of Directors)

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Article 31         Pursuant to Article 427, paragraph 1 of the Companies Act, the Company may enter into contracts with Directors (excluding those are Executive Directors, etc.) that will limit their liabilities specified in Article 423, paragraph 1 of the Companies Act to the minimum liability amount as specified in applicable laws and regulations.

(Board of Directors Regulations)

Article 32         Matters concerning the Board of Directors shall be governed by laws and regulations, these Articles of Incorporation, and the Board of Directors Regulations established by the Board of Directors.

Chapter 5 Audit and Supervisory Committee

(Full-Time Audit and Supervisory Committee Members)

Article 33         The Audit and Supervisory Committee may, by its resolution, elect full-time Audit and Supervisory Committee Members.

(Notice of Convocation of Audit and Supervisory Committee)

Article 34         Notices of Audit and Supervisory Committee meetings shall be issued to each Audit and Supervisory Committee Member at least two days prior to the date set for such meeting. However, this period may be shortened in cases of emergency.

2       If agreed upon by all Audit and Supervisory Committee Members, a meeting of the Audit and Supervisory Committee may be held without going through the convocation procedures.

(Audit and Supervisory Committee Regulations)

Article 35         Matters related to the Audit and Supervisory Committee shall be governed by Regulations on the Audit and Supervisory Committee stipulated by the Audit and Supervisory Committee, in addition to laws and regulations and these Articles of Incorporation.

Chapter 6 Accounting Auditor

(Method of appointment)

Article 36         Accounting Auditors shall be appointed by means of a resolution at a General Meeting of Shareholders.

(Term of office)

Article 37         The term of office of Accounting Auditors shall be until the conclusion of the Ordinary General Meeting of Shareholders for the last business year ending within one year after their election.

2       Unless otherwise resolved at the Ordinary General Meeting of Shareholders in the preceding paragraph, the Accounting Auditor shall be deemed to have been reelected at such Ordinary General Meeting of Shareholders.

(Remunerations, etc.)

Article 38         Remuneration, etc. for Accounting Auditors shall be determined by the Representative Director based on the consent of the Audit and Supervisory Committee.

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Chapter 7 Calculation

(Business Years)

Article 39         The business year of the Company shall commence on April 1st of each year and end on March 31st of the following year.

(Record Date for Year-end Dividends of Surplus)

Article 40         The record date of the year-end dividends of the Company shall be March 31st of each year.

2       The record date for interim dividends of the Company shall be September 30th of each year.

3       In addition to the preceding paragraphs, the Company may set other record dates and distribute dividends of surplus.

(Institution for Determining Dividends of Surplus, etc.)

Article 41         Unless otherwise provided for by laws and regulations, the Company may, by resolution of the Board of Directors, determine dividends of surplus and other matters set forth in the items of Article 459, paragraph 1 of the Companies Act.

(Exemption period for dividends, etc.)

Article 42         In cases where the dividend property is monetary and the dividends have not been received after the lapse of three full years from the date of commencement of payment thereof, the Company shall be exempt from the obligation to pay such dividends. No interest shall accrue on the unpaid dividend property.

Supplementary Provisions

(First year of business)

Article 1 Notwithstanding the provisions in Article 39, the first year of business of the Company shall be from the Company establishment date until March 31, 2024.

(Initial remunerations for Directors, etc.)

Article 2 Notwithstanding the provisions in Article 30, within the remuneration, etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members) from the Company establishment date until the conclusion of the first Ordinary General Meeting of Shareholders, the total amount paid in cash shall be no more than 400,000,000 yen.

2       Notwithstanding the provisions in Article 30, the total amount of remuneration, etc. for Directors who are Audit and Supervisory Committee Members from the Company establishment date until the conclusion of the first Ordinary General Meeting of Shareholders shall be no more than 60,000,000 yen.

3       Notwithstanding the provisions of Article 30, the total amount of monetary compensation to be paid as compensation, etc. related to restricted stock allocated as stock compensation (hereinafter referred to as the “Restricted Stock”) as part of the remuneration, etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members and Outside Directors; hereinafter referred to as “Eligible Directors”) from the Company establishment date until the conclusion of the first Ordinary General Meeting of Shareholders shall be shall be no more than 100,000,000 yen, with a maximum of 100,000 shares in allocated stock, as described below.

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(1)	Eligible Directors who receive an allotment of Restricted Stock may not, in relation to such Restricted Stock, transfer, establish a pledge of rights, establish a security interest, gift while alive, bequest or undertake any other form of disposal to a third party during the period from the day when the allotment was received until the day of retirement from office as both the Director and Executive Officer of the Company and its subsidiaries (hereinafter referred to as “Restriction Period”).
(2)	The Company shall naturally acquire the Restricted Stock allotted to Eligible Directors without contribution, if Eligible Directors who received an allotment of Restricted Shares have retired from office as both the Director and Executive Officer of the Company and its subsidiaries by the day preceding the day on which the Company’s first Ordinary General Meeting of Shareholders is held following the commencement of the Restriction Period, except in cases where the Company’s Board of Directors acknowledge the reason as being justified. In addition, the Company shall naturally acquire any allotted Restricted Stock for which Transfer Restrictions have not been removed in accordance with the provisions of the removal of transfer restrictions without contribution when the Restriction Period has expired.
(3)	The Company shall pay Eligible Directors the monetary compensation within the scope of the aforementioned per annum amount as compensation for Restricted Shares in accordance with the resolution of the Board of Directors, and each Eligible Director shall receive an allotment of Restricted Shares with all such monetary compensation provided using the investment in kind method.
(4)	The payment amount for Restricted Shares shall be determined by the Board of Directors to the extent not particularly favorable to the Eligible Directors subscribing to such Restricted Shares on the basis of the closing price of the Company’s common shares on the Tokyo Stock Exchange on the business day preceding the date of the resolution of the Board of Directors (if no trades are made on this day, the closing price on the most recent day of trading before that) pertaining to such issue or disposal. In addition, the payment of the aforementioned monetary compensation is subject to Eligible Directors agreeing to the aforementioned investment in kind and executing a restricted stock allotment agreement.

(5)

(Deletion of Supplementary Provisions)

Article 3 These supplementary provisions shall be deleted at the conclusion of the Company's first Ordinary General Meeting of Shareholders.

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Attachment 2

1	Stock Acquisition Rights issued by Riken Corporation

① Details of stock acquisition rights (Stock compensation-type stock options) issued by Riken Corporation in June 2014

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 15, 2014 to July 14, 2044
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

② Details of stock acquisition rights (Stock compensation-type stock options) issued by Riken Corporation in June 2015

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 15, 2015 to July 14, 2045
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

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③ Details of stock acquisition rights (Stock compensation-type stock options) issued by Riken Corporation in June 2016

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 14, 2016 to July 13, 2046
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

④ Details of stock acquisition rights (Stock compensation-type stock options) issued by Riken Corporation in June 2017

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From July 13, 2017 to July 12, 2047
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

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(Notes)

1.	Number of shares to be issued upon exercise of stock acquisition rights

The number of shares to be issued upon exercise of stock acquisition rights (hereinafter referred to as the “number of allotted shares”) shall be 100 shares. However, if Riken Corporation conducts a stock split of [Riken Corporation] common stock (including gratis allotment of Riken Corporation common stock; the same applies to the description of the stock split hereinafter) or a stock merger which affects the number of allotted shares according to the following formula, any fractions of less than one share resulting from the adjustment shall be rounded down.

Number of allotted shares after adjustment = Number of allotted shares before adjustment × Ratio of stock split or stock merger

The number of allotted shares after adjustment shall apply from the next day of the record date of the stock split in the case of a stock split (if the record date is not set, from the effective date), and from the effective date of the stock merger in case of a stock merger. However, when a stock split is performed with the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at the General Meeting of Shareholders, if the record date for the split is determined to be a day prior to the date of the conclusion of the relevant General Meeting of Shareholders, the number of allotted shares after the adjustment shall be applied retroactively to the day after the record date after the day following the date of the conclusion of the General Meeting of Shareholders.

Moreover, if Riken Corporation performs a merger or company split and it is necessary to adjust the number of allotted shares in accordance with such cases, Riken Corporation may adjust the number of allotted shares as appropriate within a reasonable degree.

When adjusting the number of allotted shares, Riken Corporation shall notify or give public notice to the holders of each stock acquisition right recorded in the stock acquisition rights ledger (hereinafter referred to as “holders of stock acquisition rights”) by the day before the date when the number of allotted shares after adjustment is applied. However, if notice or public notice cannot be made by the day before the applicable date, notice or public notice shall be made promptly thereafter.

2.	Amount of assets to be contributed upon exercise of stock acquisition rights

The amount of assets to be contributed upon the exercise of each stock acquisition right shall be determined by multiplying the per-share value by the number of allotted shares, where the value per share to be received by the exercise of each stock acquisition right shall be ¥1.

3.	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights
(i)	The amount of capital to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be one-half of the amount of the maximum limit on the increase in capital as calculated according to Article 17, paragraph 1 of the Regulations on Corporate Accounting. Any fraction of less than one yen resulting from the calculation mentioned above shall be rounded up to the nearest yen.

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(ii)	The amount of legal capital surplus to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be obtained by deducting the amount of capital to be increased as set forth in the above (i) from the amount of the maximum limit on the increase in capital provided in the above (i).

4.	Conditions for the exercise of stock acquisition rights
(i)	Holders of stock acquisition rights may exercise their stock acquisition rights from the day following the day on which they cease to hold the office of Director and Executive Officer of Riken Corporation.
(ii)	The above (i) is not applicable to a successor who acquires the stock acquisition rights through inheritance.
(iii)	Holders of stock acquisition rights who have abandoned their stock acquisition rights cannot exercise such stock acquisition rights.

5.	Acquisition terms of the stock acquisition rights

Riken Corporation may acquire the stock acquisition rights without compensation on the date separately prescribed by the Riken Corporation’s Board of Directors, in the case that one of the following agenda items (i), (ii), (iii), (iv) or (v) is approved at a General Meeting of Shareholders of Riken Corporation (or, if approval of the General Meeting of Shareholders is not required, is resolved at the Riken Corporation’s Board of Directors or determined by an executive officer delegated in accordance with the provisions of Article 416, paragraph 4 of the Companies Act).

(i)	A merger agreement under which Riken Corporation shall be extinguished.
(ii)	An absorption-type company split agreement or an incorporation-type company split plan, under which Riken Corporation shall be split.
(iii)	A share exchange agreement or a share transfer plan, under which Riken Corporation shall become a wholly owned subsidiary.
(iv)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of shares issued by Riken Corporation shall require the approval of Riken Corporation.
(v)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of any class shares to be issued upon exercise of the stock acquisition rights shall require the approval of Riken Corporation or by which Riken Corporation may acquire all of the class shares to be issued upon exercise of the stock acquisition rights by a General Meeting of Shareholders.

6.	Treatment of stock acquisition rights upon Company reorganization

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If Riken Corporation performs a merger (limited to the case where Riken Corporation is to be extinguished as a result of the merger), absorption-type company split or incorporation-type company split (limited to the case where Riken Corporation becomes a split company), a share exchange or a share transfer (limited to the case where Riken Corporation becomes a wholly owned subsidiary respectively) (hereinafter collectively referred to as “acts of structural reorganization”), stock acquisition rights of the companies listed in (a) to (e) of Article 236, paragraph 1, item 8, of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be issued, in each of the above cases, to right holders who hold the stock acquisition rights remaining (hereinafter referred to as “Remaining Stock Acquisition Rights”) just before the effective date of the relevant acts of structural reorganization (for an absorption-type merger, the date on which the absorption-type merger takes effect; for a consolidation merger, the date of establishment of the joint stock company; for an absorption-type company split, the date on which the absorption-type company split takes effect; for an incorporation-type company split, the date of establishment of the stock company incorporated in the incorporation-type company split; for a share exchange, the date on which the share exchange takes effect; for a share transfer, the date of establishment of the wholly owning parent company incorporated in the share transfer; the same shall apply hereinafter) according to the following conditions. However, the provision above shall apply only in cases where the allotment of stock acquisition rights of the Reorganized Company under the following terms and conditions is stipulated in the relevant absorption-type merger agreement, consolidation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(i)	Number of stock acquisition rights to be issued by the Reorganized Company

The same number of stock acquisition rights as the number of outstanding stock acquisition rights held by each holder shall be allotted.

(ii)	Class of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be shares of common stock of the Reorganized Company.

(iii)	Number of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be determined in accordance with the above 1. based on the consideration of conditions for the acts of structural reorganization, etc.

(iv)	Amount of assets to be contributed upon exercise of stock acquisition rights

The value of the property to be invested upon exercise of each stock acquisition right to be issued shall be the amount obtained by multiplying the exercise price after reorganization specified below by the number of shares of the Reorganized Company subject to the stock acquisition rights determined according to the above ③. The exercise price after reorganization shall be 1 yen per share of the Reorganized Company that can be allotted by exercising each issued stock acquisition right.

(v)	Period for exercise of stock acquisition rights

From the start date of the period when stock acquisition rights can be exercised or the effective date of the reorganization, whichever is later, until the expiration date of the period for exercising stock acquisition rights.

(vi)	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights

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It shall be determined according the above 3.

(vii)	Restrictions on transfer of stock acquisition rights

Any proposed transfer of stock acquisition rights shall be subject to the approval of the Company’s Board of Directors of the Reorganized Company.

2	Stock acquisition rights issued by NPR-RIKEN CORPORATION

① Details of 1st stock acquisition rights (Stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 14, 2044
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

② Details of 2nd stock acquisition rights (Stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 14, 2045
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

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③ Details of 3rd stock acquisition rights (Stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 13, 2046
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

④ Details of 4th stock acquisition rights (Stock compensation-type stock options) issued by NPR-RIKEN CORPORATION

Number of shares to be issued upon exercise of stock acquisition rights (shares)	(Note) 1
Amount to be paid upon exercise of stock acquisition rights (transfer price) (yen)	(Note) 2
Exercise period for stock acquisition rights	From October 2, 2023 to July 12, 2047
Share issue price and capitalization amount (yen) when shares are issued upon exercise of stock acquisition rights	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters concerning transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the issuance of stock acquisition rights related to organizational restructuring	(Note) 6

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(Notes)

1.	Number of shares to be issued upon exercise of stock acquisition rights

The number of shares to be issued upon exercise of stock acquisition rights (hereinafter referred to as the “number of allotted shares”) shall be 200 shares. However, if NPR-RIKEN CORPORATION conducts a stock split of NPR-RIKEN CORPORATION common stock (including gratis allotment of NPR-RIKEN CORPORATION common stock; the same applies to the description of the stock split hereinafter) or a stock merger which affects the number of allotted shares according to the following formula, any fractions of less than one share resulting from the adjustment shall be rounded down.

Number of allotted shares after adjustment = Number of allotted shares before adjustment × Ratio of stock split or stock merger

The number of allotted shares after adjustment shall apply from the next day of the record date of the stock split in the case of a stock split (if the record date is not set, from the effective date), and from the effective date of the stock merger in case of a stock merger. However, when a stock split is performed with the condition that a proposal to reduce the amount of surplus and increase capital or reserves is approved at the General Meeting of Shareholders, if the record date for the split is determined to be a day prior to the date of the conclusion of the relevant General Meeting of Shareholders, the number of allotted shares after the adjustment shall be applied retroactively to the day after the record date after the day following the date of the conclusion of the General Meeting of Shareholders.

Moreover, if NPR-RIKEN CORPORATION performs a merger or company split and it is necessary to adjust the number of allotted shares in accordance with such cases, NPR-RIKEN CORPORATION may adjust the number of allotted shares as appropriate within a reasonable degree.

When adjusting the number of allotted shares, NPR-RIKEN CORPORATION shall notify or give public notice to the holders of each stock acquisition right recorded in the stock acquisition rights ledger (hereinafter referred to as “holders of stock acquisition rights”) by the day before the date when the number of allotted shares after adjustment is applied. However, if notice or public notice cannot be made by the day before the applicable date, notice or public notice shall be made promptly thereafter.

2.	Amount of assets to be contributed upon exercise of stock acquisition rights

The amount of assets to be contributed upon the exercise of each stock acquisition right shall be determined by multiplying the per-share value by the number of allotted shares, where the value per share to be received by the exercise of each stock acquisition right shall be ¥1.

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3.	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights
(i)	The amount of capital to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be one-half of the amount of the maximum limit on the increase in capital as calculated according to Article 17, paragraph 1 of the Regulations on Corporate Accounting. Any fraction of less than one yen resulting from the calculation mentioned above shall be rounded up to the nearest yen.
(ii)	The amount of legal capital surplus to be increased in the event that the Company issues shares upon exercise of stock acquisition rights shall be obtained by deducting the amount of capital to be increased as set forth in the above ① from the amount of the maximum limit on the increase in capital provided in the above ①.

4.	Conditions for the exercise of stock acquisition rights
(i)	Holders of stock acquisition rights may exercise their stock acquisition rights from the day following the day on which they cease to hold the office of Director and Executive Officer of NPR-RIKEN CORPORATION.
(ii)	The above (i) is not applicable to a successor who acquires the stock acquisition rights through inheritance.
(iii)	Holders of stock acquisition rights who have abandoned their stock acquisition rights cannot exercise such stock acquisition rights.

5.	Conditions for acquisition of the stock acquisition rights

NPR-RIKEN CORPORATION may acquire the stock acquisition rights without compensation on the date separately prescribed by the NPR-RIKEN CORPORATION’s Board of Directors, in the case that one of the following agenda items (i), (ii), (iii), (iv) or (v) is approved at a General Meeting of Shareholders of NPR-RIKEN CORPORATION (or, if approval of the General Meeting of Shareholders is not required, is resolved at the NPR-RIKEN CORPORATION’s Board of Directors or determined by an executive officer delegated in accordance with the provisions of Article 416, paragraph 4 of the Companies Act).

(i)	A merger agreement under which NPR-RIKEN CORPORATION shall be extinguished
(ii)	An absorption-type company split agreement or an incorporation-type company split plan, under which NPR-RIKEN CORPORATION shall be split.
(iii)	A share exchange agreement or a share transfer plan, under which NPR-RIKEN CORPORATION shall become a wholly owned subsidiary.
(iv)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of shares issued by NPR-RIKEN CORPORATION shall require the approval of NPR-RIKEN CORPORATION
(v)	An amendment to the articles of incorporation to establish new provisions by which any proposed transfer of any class shares to be issued upon exercise of the stock acquisition rights shall require the approval of NPR-RIKEN CORPORATION or by which NPR-RIKEN CORPORATION may acquire all of the class shares to be issued upon exercise of the stock acquisition rights by a General Meeting of Shareholders.

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6.	Treatment of stock acquisition rights upon Company reorganization

If NPR-RIKEN CORPORATION performs a merger (limited to the case where NPR-RIKEN CORPORATION is to be extinguished as a result of the merger), absorption-type company split or incorporation-type company split (limited to the case where NPR-RIKEN CORPORATION becomes a split company), a share exchange or a share transfer (limited to the case where NPR-RIKEN CORPORATION becomes a wholly owned subsidiary respectively) (hereinafter collectively referred to as “acts of structural reorganization”), stock acquisition rights of the companies listed in (a) to (e) of Article 236, paragraph 1, item 8, of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be issued, in each of the above cases, to right holders who hold the stock acquisition rights remaining (hereinafter referred to as “Remaining Stock Acquisition Rights”) just before the effective date of the relevant acts of structural reorganization (for an absorption-type merger, the date on which the absorption-type merger takes effect; for a consolidation merger, the date of establishment of the joint stock company; for an absorption-type company split, the date on which the absorption-type company split takes effect; for an incorporation-type company split, the date of establishment of the stock company incorporated in the incorporation-type company split; for a share exchange, the date on which the share exchange takes effect; for share transfer, the date of establishment of the wholly owning parent company incorporated in the share transfer; the same shall apply hereinafter) according to the following conditions. However, the provision above shall apply only in cases where the allotment of stock acquisition rights of the Reorganized Company under the following terms and conditions is stipulated in the relevant absorption-type merger agreement, consolidation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan.

(i)	Number of stock acquisition rights to be issued by the Reorganized Company

The same number of stock acquisition rights as the number of outstanding stock acquisition rights held by each holder shall be allotted.

(ii)	Class of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be shares of common stock of the Reorganized Company.

(iii)	Number of shares of the Reorganized Company to be issued or transferred upon exercise of stock acquisition rights

It shall be determined in accordance with the above 1. based on the consideration of conditions for the acts of structural reorganization, etc.

(iv)	Amount of assets to be contributed upon exercise of stock acquisition rights

The value of the property to be invested upon exercise of each stock acquisition right to be issued shall be the amount obtained by multiplying the exercise price after reorganization specified below by the number of shares of the Reorganized Company subject to the stock acquisition rights determined according to the above ③. The exercise price after reorganization shall be 1 yen per share of the Reorganized Company that can be allotted by exercising each issued stock acquisition right.

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(v)	Period for exercise of stock acquisition rights

From the start date of the period when stock acquisition rights can be exercised or the effective date of the reorganization, whichever is later, until the expiration date of the period for exercising stock acquisition rights.

(vi)	Matters concerning the amount of capital and legal capital surplus to be increased if the Company issues shares upon exercise of stock acquisition rights

It shall be determined according the above 3.

(vii)	Restrictions on transfer of stock acquisition rights

Any proposed transfer of stock acquisition rights shall be subject to the approval of the Company’s Board of Directors of the Reorganized Company.

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Attachment 3

1	Stock acquisition rights issued by Nippon Piston Ring Co., Ltd.
(1)	Details of stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2008
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2008 - July 31, 2033
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(2)	Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2013
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2013 - July 31, 2038
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

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(3)	Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2014
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2014 - July 31, 2039
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(4)	Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2015
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2015 - July 31, 2040
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

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(5)	Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2016
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	July 30, 2016 - July 29, 2041
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

36

(6)	Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2017
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2017 - July 31, 2042
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(7)	Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2018
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2018 - July 31, 2043
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

37

(8)	Details of the stock acquisition rights (incentive stock option) issued by Nippon Piston Ring Co., Ltd. in June 2019
Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	August 1, 2019 - July 31, 2044
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising stock acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(Notes)

1	Number of shares to be issued upon exercise of the stock acquisition rights

Number of shares to be issued upon exercise of each stock acquisition right (hereinafter referred to as the “Number of Shares Granted”) shall be 100 shares.

Provided, however, in case Nippon Piston Ring Co., Ltd. carries out a share split (including allotment of shares of its common stock without contribution; the same applies to following references to the share split) or share consolidation, the Number of Shares Granted shall be adjusted according to the following formula. Such adjustment shall be made for the number of shares to be issued upon exercise of the stock acquisition rights that have not been exercised at the time, with the resulting fractions of less than one (1) share occurring upon such adjustment rounded down.

Number of Shares Granted after adjustment = Number of Shares Granted before adjustment × Ratio of share split or share consolidation

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In the case of a share split, the Number of Shares Granted after adjustment shall apply from the day immediately following the record date (or the day the share split becomes effective when a record date is not specified) of the said share split, and in the case of a share consolidation, the Number of Shares Granted after adjustment shall apply from the day the share consolidation becomes effective. Provided, however, in cases where the Company conducts a share split conditional on approval at a general meeting of shareholders of Nippon Piston Ring Co., Ltd of a proposal to reduce surplus and increase capital or capital reserve, and the record date for the share split is the day prior to the day on which said shareholders’ meeting closes, the Number of Shares Granted after adjustment shall apply from the day immediately following the day the said shareholders’ meeting closes.

In addition to above, in cases where Nippon Piston Ring Co., Ltd carries out a merger, company split or share exchange after the allotment date, or any other cases where it is necessary to adjust the Number of Shares Granted, Nippon Piston Ring Co., Ltd. may make adjustment to the Number of Shares Granted that is deemed necessary by the Board of Directors of Nippon Piston Ring Co., Ltd.

2	Value of property to be contributed upon exercise of stock acquisition rights

The value of property to be contributed upon exercise of stock acquisition rights shall be the exercise price of one (1) yen per share to be delivered upon exercise of each stock acquisition right, multiplied by the Number of Shares Granted.

3	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights
(a)	The amount of increase in capital by issuing shares upon exercise of stock acquisition rights shall be half of the maximum amount of increase in capital calculated in accordance with the provisions of Article 17, paragraph (1) of the Regulations on Corporate Accounting, and the resulting fractions of less than one (1) yen occurring upon such calculation shall be rounded up.
(b)	The amount of increase in capital reserve by issuing shares upon exercise of stock acquisition rights shall be the maximum amount of capital increase as described in (a) above less the amount of increase in capital set out in (a) above.
4	Conditions for exercising shares acquisition rights
(a)	Holders of stock acquisition rights may exercise their rights only for ten days from the day immediately following the day when they lose their positions as Directors of Nippon Piston Ring Co., Ltd.
(b)	In the event of the death of a holder of stock acquisition rights, his/her heirs may exercise the rights. Conditions for the exercise of the stock acquisition rights by heirs shall be as set forth in the agreement described in (c) below.
(c)	Other conditions shall be as set forth in the Stock Acquisition Right Allotment Agreement to be executed between Nippon Piston Ring Co., Ltd and the holders of stock acquisition rights based on the resolution of the Board of Directors.
5	Acquisition terms of stock acquisition rights

In case that a resolution for the approval of any of the proposals (a), (b), (c), (d), or (e) below is approved at a general meeting of shareholders of Nippon Piston Ring Co., Ltd (or by resolution at a meeting of the Board of Directors of Nippon Piston Ring Co., Ltd, or by decision of an executive officer delegated pursuant to provisions of Article 416, paragraph (4) of the Companies Act, if resolution at a general meeting of shareholders is not required), the Nippon Piston Ring Co., Ltd. may acquire the stock acquisition rights without contribution on the date separately determined by the Board of Directors of Nippon Piston Ring Co., Ltd.

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(a)	Proposal for approval of a merger agreement under which Nippon Piston Ring Co., Ltd. will become the absorbed company
(b)	Proposal for approval of a company split agreement or a company split plan under which Nippon Piston Ring Co., Ltd. will become the splitting company
(c)	Proposal for approval of a share exchange agreement or a share transfer plan under which Nippon Piston Ring Co., Ltd. will become a wholly-owned subsidiary
(d)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of all shares issued by Nippon Piston Ring Co., Ltd., approval of Nippon Piston Ring Co., Ltd. is required for the acquisition of such shares by transfer
(e)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of the class of shares underlying the stock acquisition rights, approval of Nippon Piston Ring Co., Ltd. is required for the acquisition of such class of shares by transfer, or to the effect that Nippon Piston Ring Co., Ltd. will acquire all of such class of shares by resolution of a general meeting of shareholders
6	Matters concerning the delivery of stock acquisition rights in organizational restructuring

In the event that Nippon Piston Ring Co., Ltd. carries out a merger (only if Nippon Piston Ring Co., Ltd becomes a dissolving company due to the merger), an absorption-type company split or an incorporation-type company split (only if Nippon Piston Ring Co., Ltd becomes the splitting company in both cases), a share exchange or a share transfer (but only if Nippon Piston Ring Co., Ltd becomes a wholly-owned subsidiary in both cases) (hereinafter collectively referred to as the “Organizational Restructuring”), stock acquisition rights of a stock company listed in Article 236, paragraph (1), item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be granted to holders of stock acquisition rights who hold remaining stock acquisition rights immediately prior to the effective date of the Organizational Restructuring (refers to the day on which the absorption-type merger takes effect, the day on which a stock company is incorporated through the consolidation-type merger, the day on which the absorption-type company split takes effect, the day on which a stock company is incorporated through the incorporation-type company split, the day on which the share exchange takes effect, or the day on which a wholly-owning parent company is incorporated by the share transfer; the same shall apply hereinafter) (hereinafter referred to as “Remaining Stock Acquisition Rights”). Provided, however, that the foregoing shall apply only to cases in which the delivery of stock acquisition rights of the Reorganized Company in accordance with the following conditions is stipulated in the absorption-type merger agreement, the consolidation-type merger agreement, the absorption-type company split agreement, the incorporation-type company split plan, the share exchange agreement or the share transfer plan.

(a)	Number of stock acquisition rights of the Reorganized Company to be delivered

The Company shall deliver stock acquisition rights the number of which shall equal the number of Remaining Stock Acquisition Rights held by the holders of the stock acquisition rights.

(b)	Class of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights Common stock of the Reorganized Company
(c)	Number of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights

To be decided according to the aforementioned “Class and number of shares to be issued upon exercise of stock acquisition rights” after taking into consideration the conditions, etc. of the Organizational Restructuring.

(d)	Value of property to be contributed upon exercise of stock acquisition rights

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The value of property to be contributed upon exercise of each stock acquisition right to be delivered shall be the amount obtained by the post-restructuring exercise price as stipulated below multiplied by the number of shares of the Reorganized Company to be issued upon exercise of the stock acquisition rights as determined in accordance with (c) above. The post-restructuring exercise price shall be one (1) yen per share of the Restructured Company that shall be delivered upon the exercise of each stock acquisition right to be delivered.

(e)	Exercise period in which stock acquisition rights may be exercised

The period shall start from the later of either the commencement date of the exercise period of stock acquisition rights as stipulated in the aforementioned “Exercise period of stock acquisition rights” or the effective date of the Organizational Restructuring, and end on the expiration date of the exercise period in which stock acquisition rights may be exercised as stipulated in the aforementioned “Exercise period of stock acquisition rights.”

(f)	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights

To be determined in accordance with the aforementioned “Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights.”

(g)	Restriction on acquisition of stock acquisition rights by transfer

Acquisition of the stock acquisition rights by transfer shall require the approval by resolution of the Board of Directors of the Reorganized Company.

(h)	Conditions for exercising shares acquisition rights

To be determined in accordance with the aforementioned “Conditions for exercising shares acquisition rights.”

(i)	Acquisition terms of stock acquisition rights

To be determined in accordance with the aforementioned “Acquisition terms of stock acquisition rights.”

2 Stock acquisition rights to be issued by NPR-Riken Corporation

(1) Details of the 5th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2033
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

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(2) Details of the 6th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2038
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(3) Details of the 7th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2039
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

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(4) Details of the 8th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2040
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

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(5) Details of the 9th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 29, 2041
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(6) Details of the 10th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2042
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

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(7) Details of the 11th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2043
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

(8) Details of the 12th Series Stock Acquisition Rights of NPR-Riken Corporation (incentive stock option)

Number of shares to be acquired upon exercise of the stock acquisition rights (shares)	(Note) 1
Amount to be paid (transfer price) upon exercise of the stock acquisition rights (yen)	(Note) 2
Exercise period of stock acquisition rights	October 2, 2023 - July 31, 2044
Issuance price of shares and amount to be incorporated into capital if shares are issued upon exercise of the stock acquisition rights (yen)	(Note) 3
Conditions for exercising shares acquisition rights	(Note) 4
Matters regarding the transfer of stock acquisition rights	Acquisition of the stock acquisition rights by transfer shall require the approval of the Board of Directors.
Acquisition terms of stock acquisition rights	(Note) 5
Matters concerning the delivery of stock acquisition rights in organizational restructuring	(Note) 6
Rules pertaining to fractions of less than one (1) share arising from the exercise of stock acquisition rights	Fractions of less than one (1) share in the number of shares to be delivered to holders of stock acquisition rights who exercised stock acquisition rights shall be rounded down.

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(Notes)

1	Number of shares to be issued upon exercise of the stock acquisition rights

Number of shares to be issued upon exercise of each stock acquisition right (hereinafter referred to as the “Number of Shares Granted”) shall be 102 shares.

Provided, however, in case NPR-Riken Corporation carries out a share split (including allotment of shares of its common stock without contribution; the same applies to following references to the share split) or share consolidation, the Number of Shares Granted shall be adjusted according to the following formula. Such adjustment shall be made for the number of shares to be issued upon exercise of the stock acquisition rights that have not been exercised at the time, with the resulting fractions of less than one (1) share occurring upon such adjustment rounded down.

Number of Shares Granted after adjustment = Number of Shares Granted before adjustment × Ratio of share split or share consolidation

In the case of a share split, the Number of Shares Granted after adjustment shall apply from the day immediately following the record date (or the day the share split becomes effective when a record date is not specified) of the said share split, and in the case of a share consolidation, the Number of Shares Granted after adjustment shall apply from the day the share consolidation becomes effective. Provided, however, in cases where the Company conducts a share split conditional on approval at a general meeting of shareholders of NPR-Riken Corporation of a proposal to reduce surplus and increase capital or capital reserve, and the record date for the share split is the day prior to the day on which said shareholders’ meeting closes, the Number of Shares Granted after adjustment shall apply from the day immediately following the day the said shareholders’ meeting closes.

In addition to above, in cases where NPR-Riken Corporation carries out a merger, company split or share exchange after the allotment date, or any other cases where it is necessary to adjust the Number of Shares Granted, NPR-Riken Corporation may make adjustment to the Number of Shares Granted that is deemed necessary by the Board of Directors of NPR-Riken Corporation.

2	Value of property to be contributed upon exercise of stock acquisition rights

The value of property to be contributed upon exercise of stock acquisition rights shall be the exercise price of one (1) yen per share to be delivered upon exercise of each stock acquisition right, multiplied by the Number of Shares Granted.

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3	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights
(a)	The amount of increase in capital by issuing shares upon exercise of stock acquisition rights shall be half of the maximum amount of increase in capital calculated in accordance with the provisions of Article 17, paragraph (1) of the Regulations on Corporate Accounting, and the resulting fractions of less than one (1) yen occurring upon such calculation shall be rounded up.
(b)	The amount of increase in capital reserve by issuing shares upon exercise of stock acquisition rights shall be the maximum amount of capital increase as described in (a) above less the amount of increase in capital set out in (a) above.
4	Conditions for exercising shares acquisition rights
(a)	Holders of stock acquisition rights may exercise their rights only for ten days from the day immediately following the day when they lose their positions as Directors of NPR-Riken Corporation.
(b)	In the event of the death of a holder of stock acquisition rights, his/her heirs may exercise the rights. Conditions for the exercise of the stock acquisition rights by heirs shall be as set forth in the agreement described in (c) below.
(c)	Other conditions shall be as set forth in the Stock Acquisition Right Allotment Agreement to be executed between NPR-Riken Corporation and the holders of stock acquisition rights based on the resolution of the Board of Directors.
5	Acquisition terms of stock acquisition rights

In case that a resolution for the approval of any of the proposals (a), (b), (c), (d), or (e) below is approved at a general meeting of shareholders of NPR-Riken Corporation (or by resolution at a meeting of the Board of Directors of NPR-Riken Corporation, or by decision of an executive officer delegated pursuant to provisions of Article 416, paragraph (4) of the Companies Act, if resolution at a general meeting of shareholders is not required), the NPR-Riken Corporation may acquire the stock acquisition rights without contribution on the date separately determined by the Board of Directors of NPR-Riken Corporation.

(a)	Proposal for approval of a merger agreement under which NPR-Riken Corporation will become the absorbed company
(b)	Proposal for approval of a company split agreement or a company split plan under which NPR-Riken Corporation will become the splitting company
(c)	Proposal for approval of a share exchange agreement or a share transfer plan under which NPR-Riken Corporation will become a wholly-owned subsidiary
(d)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of all shares issued by NPR-Riken Corporation, approval of NPR-Riken Corporation is required for the acquisition of such shares by transfer
(e)	Proposal for approval of amendment of the Articles of Incorporation to create a provision to the effect that, as a feature of the class of shares underlying the stock acquisition rights, approval of NPR-Riken Corporation is required for the acquisition of such class of shares by transfer, or to the effect that NPR-Riken Corporation will acquire all of such class of shares by resolution of a general meeting of shareholders
6	Matters concerning the delivery of stock acquisition rights in organizational restructuring

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In the event that NPR-Riken Corporation carries out a merger (only if NPR-Riken Corporation becomes a dissolving company due to the merger), an absorption-type company split or an incorporation-type company split (only if NPR-Riken Corporation becomes the splitting company in both cases), a share exchange or a share transfer (but only if NPR-Riken Corporation becomes a wholly-owned subsidiary in both cases) (hereinafter collectively referred to as the “Organizational Restructuring”), stock acquisition rights of a stock company listed in Article 236, paragraph (1), item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Reorganized Company”) shall be granted to holders of stock acquisition rights who hold remaining stock acquisition rights immediately prior to the effective date of the Organizational Restructuring (refers to the day on which the absorption-type merger takes effect, the day on which a stock company is incorporated through the consolidation-type merger, the day on which the absorption-type company split effect, the day on which a stock company is incorporated through the incorporation-type company split, the day on which the share exchange takes effect, or the day on which a wholly-owning parent company is incorporated by the share transfer; the same shall apply hereinafter) (hereinafter referred to as “Remaining Stock Acquisition Rights”). Provided, however, that the foregoing shall apply only to cases in which the delivery of stock acquisition rights of the Reorganized Company in accordance with the following conditions is stipulated in the absorption-type merger agreement, the consolidation-type merger agreement, the absorption-type company split agreement, the incorporation-type company split plan, the share exchange agreement or the share transfer plan.

(a)	Number of stock acquisition rights of the Reorganized Company to be delivered

The Company shall deliver stock acquisition rights the number of which shall equal the number of Remaining Stock Acquisition Rights held by the holders of the stock acquisition rights.

(b)	Class of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights Common stock of the Reorganized Company
(c)	Number of shares of the Reorganized Company to be issued upon exercise of stock acquisition rights

To be decided according to the aforementioned “Class and number of shares to be issued upon exercise of stock acquisition rights” after taking into consideration the conditions, etc. of the Organizational Restructuring.

(d)	Value of property to be contributed upon exercise of stock acquisition rights

The value of property to be contributed upon exercise of each stock acquisition right to be delivered shall be the amount obtained by the post-restructuring exercise price as stipulated below multiplied by the number of shares of the Reorganized Company to be issued upon exercise of the stock acquisition rights as determined in accordance with (c) above. The post-restructuring exercise price shall be one (1) yen per share of the Restructured Company that shall be delivered upon the exercise of each stock acquisition right to be delivered.

(e)	Exercise period in which stock acquisition rights may be exercised

The period shall start from the later of either the commencement date of the exercise period of stock acquisition rights as stipulated in the aforementioned “Exercise period of stock acquisition rights” or the effective date of the Organizational Restructuring, and end on the expiration date of the exercise period in which stock acquisition rights may be exercised as stipulated in the aforementioned “Exercise period of stock acquisition rights.”

(f)	Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights

To be determined in accordance with the aforementioned “Matters regarding increase in capital and capital reserve by the issuance of shares upon exercise of stock acquisition rights.”

(g)	Restriction on acquisition of stock acquisition rights by transfer

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Acquisition of the stock acquisition rights by transfer shall require the approval by resolution of the Board of Directors of the Reorganized Company.

(h)	Conditions for exercising shares acquisition rights

To be determined in accordance with the aforementioned “Conditions for exercising shares acquisition rights.”

(i)	Acquisition terms of stock acquisition rights

To be determined in accordance with the aforementioned “Acquisition terms of stock acquisition rights.”

3	Matters concerning the reasonableness of provisions related to matters provided under Article 773, paragraph (1), items (v) and (vi) of the Companies Act

(1)	Matters concerning the shares of the joint holding company to be delivered by the joint holding company to shareholders of both companies upon the share transfer, and the allotment of shares of the joint holding company

Both companies have determined the allotment ratio for common shares of the joint holding company to be allotted and delivered to the shareholders of each company upon the establishment of the joint holding company by the share transfer (hereinafter referred to as the “Share Transfer Ratio”) as follows.

(a)	Details of the allotment pertaining to the share transfer (Share Transfer Ratio)
Company name	The Company	NPR
Share Transfer Ratio	2	1.02

(Note 1)   Details of the allotment pertaining to the share transfer

For each share of the common stock of the Company, 2 shares of the common stock of the joint holding company will be allotted and delivered, and for each share of the common stock of NPR, 1.02 shares of the common stock of the joint holding company will be allotted and delivered. However, in the event of material change in the conditions underlying the calculation of the above share transfer ratio, the ratio may be changed through consultation between the two companies

The number of shares that constitute one unit of shares of the Joint Holding Company is scheduled to be 100 shares.

In the event that fractions of less than one (1) share of common stock of the joint holding company arise that must be delivered to shareholders of both companies in the joint share transfer, a monetary amount equivalent to the fractional portion less than one (1) share will be paid to those shareholders, in accordance with the provisions of Article 234 of the Companies Act and other related laws and regulations.

(Note 2)   Number of new shares to be granted by the Joint Holding Company through the Share Transfer (scheduled): Common stock: 28,031,005 shares

The above number is based on the total number of outstanding shares (10,688,866 shares) of Riken as of March 31, 2023 and on the total number of outstanding shares (8,374,157 shares) of NPR as of March 31, 2023. However, as Riken and NPR intend, by resolutions of meetings of their respective Boards of Directors convened by the day before the Effective Date of the Share Transfer, to cancel all treasury stock held by each company (including treasury shares acquired by the companies on the occasion of the Share Transfer through share purchase requests made pursuant to the provisions of Article 806, paragraph 1 of the Companies Act) immediately prior to the Effective Date (hereinafter the “Base Time”), 646,482 shares of common stock that are treasury shares held by Riken as of March 31, 2023 and 583,728 shares of common stock that are treasury shares held by NPR as of March 31, 2023 are excluded from the scope of the granting of new shares in the above calculation.

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The number of treasury shares that will be retired by the Base Time is currently undetermined, and the number of new shares to be granted by the Joint Holding Company is subject to change in the future.

(Note 3)    Handling of shares of less than one unit

Shares of the Joint Holding Company that will be allotted to shareholders of Riken and NPR as a result of the Share Transfer are scheduled to be listed on the Tokyo Stock Exchange via application. If said application is approved, trading of shares of the Joint Holding Company on the Tokyo Stock Exchange will be possible. Accordingly, the companies intend for shares of the Joint Holding Company to offer continued liquidity to shareholders of Riken or NPR who hold 50 or more shares of stock of Riken or 99 or more shares of stock of NPR and who receive allotment of 100 or more shares, i.e., one unit of shares, of the Joint Holding Company through the Share Transfer.

While shareholders of Riken and NPR who receive an allotment of less than 100 shares of stock of the Joint Holding Company will not be able to sell said allotted shares on the Tokyo Stock Exchange or on other financial instruments exchanges, it will be possible to request the purchase of such odd-lot shares to the Joint Holding Company. Pursuant to provisions scheduled to be stipulated in the Articles of Incorporation of the Joint Holding Company, the ability to purchase additional shares from the Joint Holding Company that, in combination with the number of odd-lot shares held, constitute one unit of shares is also planned.

(b)	Grounds, etc. for details of allotments related to the Share Transfer
(i)	Grounds and reasons for the details of the allotment

In order to ensure the fairness and validity of the share transfer ratio calculated as described in “3(1)(a) Detail of the allotment pertaining to the share transfer (Share Transfer Ratio)” above (hereinafter the “Share Transfer Ratio”), Riken has selected IR Japan, Inc. (hereinafter “IR Japan”) and NPR has selected Nomura Securities Co., Ltd. (hereinafter “Nomura Securities”) to serve as financial advisors and third-party valuation bodies independent from either company.

Based on advice and on calculations of share transfer ratio submitted by the third-party valuation body IR Japan noted in “i Acquisition of calculation reports from independent third-party valuation bodies” in “3(1)(b)(d) Measures to ensure fairness” below, based on legal advice from City-Yuwa Partners noted in “ii Advice from an independent law firm” in “3(1)(b)(d) Measures to ensure fairness” below, and based on the findings of due diligence concerning NPR conducted by Riken and its advisors, and as a result of careful discussion and consideration taking into account the financial conditions, performance trends, stock price movements, etc. of both companies, Riken has arrived at the conclusion that the Share Transfer Ratio noted in “3(1)(a) Details of the allotmentpertaining to the share transfer (Share Transfer Ratio)” above is valid and is in the interest of Riken shareholders.

Based on advice and on calculations of share transfer ratio submitted by the third-party valuation body Nomura Securities noted in “i Acquisition of calculation reports from independent third-party valuation bodies” in “3(1)(b)(d) Measures to ensure fairness” below, based on legal advice from Marunouchi Sogo Law Office noted in “ii Advice from an independent law firm” in “3(1)(b)(d) Measures to ensure fairness” below, and based on the findings of due diligence concerning Riken conducted by NPR and its advisors, and as a result of careful discussion and consideration taking into account the financial conditions, performance trends, stock price movements, etc. of both companies, NPR has arrived at the conclusion that the Share Transfer Ratio noted in “3(1)(a) Details of the allotment pertaining to the share transfer (Share Transfer Ratio)” above is valid and is in the interest of NPR shareholders.

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In this way, with reference to calculations and analyses by these third-party valuation bodies and the advice of legal advisors, and based on the findings of due diligence conducted by each of the companies on the other party, and furthermore as a result of repeated negotiations and discussions between the two companies comprehensively taking into account factors including financial status, share price movements, and the future outlook for both companies, the conclusion was ultimately reached that the Share Transfer Ratio described in “3(1)(a) Details of the Allotment pertaining to the share transfer (Share Transfer Ratio)” above is valid and is in the interests of the shareholders of both companies. Having resolved to conclude the Consolidation Agreement at meetings of the Boards of Directors of both companies convened on 23rd of May, the companies entered into the Consolidation Agreement and jointly created the Share Transfer Plan.

(ii)	Matters related to calculations
(a)	Names of the calculation institutions and their relationships with the counterpart company

Neither IR Japan, the financial advisor (third-party calculation institution) of the Company, nor Nomura Securities, the financial advisor (third-party calculation institution) of NPR, are related parties of the Company or NPR. Neither has any material special interests that require disclosure in regard to the joint share transfer.

(b)	Matters related to calculations

IR Japan calculated the Share Transfer Ratio in accordance with the market share price averaging method, given that shares of both Riken and NPR are listed on the Tokyo Stock Exchange Prime Market and a market share price exists for each. IR Japan also performed calculations using the comparable multiple valuation method due to the facts that multiple listed companies exist that are comparable to Riken and NPR and that analogizing stock prices through comparable company valuation is possible, and further performed calculations using the discounted cash flow method (hereinafter “DCF method”) in order to reflect the state of future business activities in the evaluation.

The results of calculations based on each method are as stated below. The calculation ranges of the Share Transfer Ratio below are the calculation ranges for the number of common shares of the joint holding company to be allotted per common share of NPR, in the event that two (2) common share of the joint holding company is allotted per common share of the Company.

Methods used	Calculation range of the Share Transfer Ratio
Market share price averaging method	0.97～1.09
Comparable multiple valuation method	0.95～1.26
DCF method	0.65～1.42

With regard to the market share price averaging method, setting July 26, 2022, the business day prior to July 27, 2022 (the date on which conclusion of the Memorandum of Understanding was announced), as calculation reference date (i), calculation was performed of the closing stock price on calculation reference date (i), the average closing stock price for the one-month period from June 27, 2022 to calculation reference date (i), the average closing stock price for the three-month period from April 27, 2022 to calculation reference date (i), as well as the average closing stock price for the six-month period from January 27, 2022 to calculation reference date (i); and, setting May 22, 2023 as calculation reference date (ii), calculation was performed of the closing price on calculation reference date (ii), the average closing stock price for the one-month period from April 24, 2023 to calculation reference date (ii), the average closing stock price for the three-month period from February 24, 2023 to calculation reference date (ii), as well as the average closing stock price for the six-month period from November 24, 2022 to calculation reference date (ii).

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In calculating the above share transfer ratio, IR Japan used information provided by both companies, publicly available information, etc., doing so under the assumption that all of the materials, information, etc. are accurate and complete and without conducting independent verification of the accuracy or completeness of these. With regard to the assets and liabilities of the two companies and their affiliates (including financial derivatives, off-the-book assets and liabilities, and other contingent liabilities), independent valuation, appraisal, or assessment was not performed, including analysis and valuation of individual assets and liabilities, and appraisal and assessment by a third party was not requested. IR Japan’s calculation of the share transfer ratio incorporates information and economic conditions up to the date of May 22, 2023. Financial projections and other forward-looking information concerning Riken was rationally prepared on the basis of best-effort and good-faith forecasts and judgments currently available to the management of Riken. Financial projections and other forward-looking information concerning NPR was rationally examined and confirmed on the basis of best-effort and good-faith forecasts and judgments currently available to the management of NPR. IR Japan’s calculation of the Share Transfer Ratio assumes that the financial status of Riken and of NPR will change in line with these forecasts.

The business plans of Riken and NPR, used by IR Japan as premises for calculation under the DCF method, do not incorporate synergies resulting from the Consolidation. The business plans of Riken and NPR for the period from the fiscal year ending March 31, 2024 to the fiscal year ending March 31, 2026, used by IR Japan as premises for calculation under the DCF method, include fiscal years in which significant fluctuations in profit are anticipated. Specifically, Riken is expected to achieve a significant increase in profit for the fiscal year ending March 31, 2025, mainly attributable to passing through of increases in procurement costs, such as raw material costs, energy prices, and outsourcing costs, to sales prices, and corporate efforts such as rationalization activities. Moreover, NPR is expected to achieve a significant increase in profit for the fiscal year ending March 31, 2024, with a contribution to earnings form the passing through of procurement costs to sales prices and corporate efforts.

Nomura Securities calculated the Share Transfer Ratio in accordance with the market share price averaging method, given that shares of both NPR and Riken are listed on the Tokyo Stock Exchange Prime Market and a market share price exists for each. Nomura Securities also conducted calculations using the comparable multiple valuation method due to the facts that multiple listed companies exist that are comparable to NPR and Riken and that analogizing stock prices through comparable company valuation is possible, and further performed calculations using the DCF method in order to reflect the state of future business activities in the evaluation.

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The results of calculations based on each method are as stated below. The calculation ranges of the Share Transfer Ratio below are the calculation ranges for the number of common shares of the joint holding company to be allotted per common share of NPR, in the event that two (2) common share of the joint holding company is allotted per common share of the Company.

Methods used	Calculation range of the Share Transfer Ratio
Market share price averaging method	0.97～1.09
Comparable multiple valuation method	0.94～1.44
DCF method	0.92～1.30

With regard to the market share price averaging method, setting July 26, 2022, the business day prior to July 27, 2022 (the date on which conclusion of the Memorandum of Understanding was announced), as calculation reference date (i), calculation was performed of the closing stock price on calculation reference date (i), the average closing stock price for the five-day period from July 20, 2022 to calculation reference date (i), the average closing stock price for the one-month period from June 27, 2022 to calculation reference date (i), the average closing stock price for the three-month period from April 27, 2022 to calculation reference date (i), as well as the average closing stock price for the six-month period from January 27, 2022 to calculation reference date (i); and, setting May 22, 2023 as calculation reference date (ii), calculation was performed of the closing price on calculation reference date (ii), the average closing stock price for the five-day period from May 16, 2023 to calculation reference date (ii), the average closing stock price for the one-month period from April 24, 2023 to calculation reference date (ii), the average closing stock price for the three-month period from February 24, 2023 to calculation reference date (ii), as well as the average closing stock price for the six-month period from November 24, 2022 to calculation reference date (ii).

In calculating the above share transfer ratio, Nomura Securities used information provided by both companies, publicly available information, etc., doing so under the assumption that all of the materials, information, etc. are accurate and complete and without conducting independent verification of the accuracy or completeness of these. With regard to the assets and liabilities of the two companies and their affiliates (including financial derivatives, off-the-book assets and liabilities, and other contingent liabilities), independent valuation, appraisal, or assessment was not performed, including analysis and valuation of individual assets and liabilities, and appraisal and assessment by a third party was not requested. Nomura Securities’ calculation of the share transfer ratio incorporates information and economic conditions up to the date of May 22, 2023. Financial projections and other forward-looking information concerning NPR was rationally prepared on the basis of best-effort and good-faith forecasts and judgments currently available to the management of NPR. Financial projections and other forward-looking information concerning Riken were rationally examined and confirmed on the basis of best-effort and good-faith forecasts and judgments currently available to the management of Riken. Nomura Securities’ calculation of the Share Transfer Ratio assumes that the financial status of NPR and of Riken will change in line with these forecasts.

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The business plans of NPR and Riken, used by Nomura Securities as premises for calculation under the DCF method, do not incorporate synergies resulting from the Consolidation. The business plan of NPR from the fiscal year ending March 31, 2024 to the fiscal year ending March 31, 2026, used by Nomura Securities as premises for calculation under the DCF method, includes a business year in which a significant increase in profit is anticipated. Specifically, in the fiscal year ending March 2024, a significant year-on-year increase in profit is expected as the company’s efforts to pass though procurement costs to sales prices contribute to earnings. Furthermore, the business plan of Riken from the fiscal year ending March 31, 2024 to the fiscal year ending March 31, 2026, used by Nomura Securities as premises for calculation under the DCF method, includes a business year in which a significant increase in profit is anticipated. Specifically, in the fiscal year ending March 31, 2025, Riken is projected to achieve a significant increase in profit from the previous fiscal year, mainly attributable to the passing through of increases in procurement costs, such as raw materials costs, energy prices, and outsourcing costs, to sales prices and corporate efforts such as rationalization activities.

(c)	Matters concerning application for listing of the Joint Holding Company

Both companies plan to apply for a new listing (technical listing) on the Tokyo Stock Exchange Prime Market for shares of the established Joint Holding Company. The date of listing is scheduled for October 2, 2023, the registration date for establishment of the Joint Holding Company.

Through the Share Transfer, both companies will become wholly owned subsidiaries of the Joint Holding Company, and, in accordance with the listing of the Joint Holding Company, are scheduled to be delisted effective September 28, 2023. If listing of the Joint Holding Company is approved, the shareholders of both companies will be able to trade shares of the Joint Holding Company granted through the Share Transfer on the Tokyo Stock Exchange.

Common stock of NPR is currently listed on the Tokyo Stock Exchange Prime Market. As the stock does not meet the criterion for market capitalization of tradable stock included among the criteria for maintaining listing in said market, on November 29, 2021 the company submitted a Plan for Meeting the Criteria for Maintenance of Listing in the New Market Segment (hereinafter the “Plan”) and has been subjected to the application of interim measures. It is assumed at present that the market capitalization of tradable stock of the Joint Holding Company scheduled to be listed will satisfy the above criteria. While the Plan is on hold pending the condition that the above technical listing application is approved by the Tokyo Stock Exchange, the company will continue striving to enhance its corporate value in accordance with the aims of the plan.

(d)	Measures to ensure fairness

To ensure the fairness of the Share Transfer Ratio and of the Share Transfer, both companies have implemented the following measures.

i	Acquisition of calculation reports from independent third-party valuation bodies

On behalf of the shareholders of the Company, the Company has obtained a calculation report on the share transfer ratio, dated May 23, 2023, from IR Japan, a third-party valuation body independent from both companies. See “(ii) Matters related to calculations” in “3(1)(b) Grounds, etc. for details of allotments related to the Share Transfer” for an overview of the calculation report.

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Conversely, on behalf of the shareholders of NPR, NPR has obtained a calculation report on the share transfer ratio, dated May 23, 2023, from Nomura Securities, a third-party valuation body independent from NPR and Riken. See “(ii) Matters related to calculations” in “3(1)(b) Grounds, etc. for details of allotments related to the Share Transfer” for an overview of the calculation report.

ii.	Advice from an independent law firm

The Company has received advice from a legal perspective from City-Yuwa Partners as its legal advisor for the Share Transfer, concerning procedures for the Share Transfer and methods and processes for decision-making by the Board of Directors.

Conversely, NPR has received advice from a legal perspective from Marunouchi Sogo Law Office as its legal advisor for the Share Transfer, concerning procedures for the Share Transfer and methods and processes for decision-making by the Board of Directors.

Both City-Yuwa Partners and Marunouchi Sogo Law Office are independent from both companies and have no material interests of note with both companies.

(e)	Measures to avoid conflicts of interest

As no particular conflicts of interest will arise between both companies in connection with the Share Transfer, no special measures have been taken.

(2)	Matters regarding the amounts of capital and capital reserve of the Joint Holding Company

The Company and NPR have determined the amounts of capital and capital reserve of the Joint Holding Company upon the establishment of the Joint Holding Company by the Share Transfer as follows.

(1) Amount of capital	5,000,000,000 yen
(2) Amount of capital reserve	1,250,000,000 yen
(3) Amount of legal reserve	0 yen

 These amounts of capital and reserves have been determined within the range stipulated in Article 52 of the Regulations on Corporate Accounting after comprehensively considering and examining the size and other circumstances of the Joint Holding Company and upon consultation between the Company and NPR.

4	Matters concerning the reasonableness of provisions related to matters provided under Article 773, paragraph (1), items (ix) and (x) of the Companies Act

Upon the Share Transfer, the Joint Holding Company will deliver stock acquisition rights listed in Column 2 of the table below that is equal to the total number of stock acquisition rights subject to allotment (hereinafter referred to as the “stock acquisition rights issued by the joint holding company”) in lieu of stock acquisition rights subject to allotment to the holders of each stock acquisition right listed in Column 1 of the table below that has been issued by the Company and NPR (hereinafter referred to as the “stock acquisition rights subject to allotment”) as of the Base Time. The Joint Holding Company will allot one (1) stock acquisition right issued by the joint holding company for one (1) stock acquisition right subject to allotment held by holders of stock acquisition rights subject to allotment as of the Base Time.

The Company determined that, on the premise of the Share Transfer Ratio of the Share Transfer, handling of these matters is appropriate as the Joint Holding Company will deliver stock acquisition rights issued by the joint holding company that are substantially the same in nature and number as the stock acquisition rights subject to allotment.

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The Company

	Column 1		Column 2
	Name	Contents	Name	Contents
①	Riken Corporation Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 2 1-①	NPR-RIKEN CORPORATION 1st Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-①
②	Riken Corporation Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 2 1-②	NPR-RIKEN CORPORATION 2nd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-②
③	Riken Corporation Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 2 1-③	NPR-RIKEN CORPORATION 3rd Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-③
④	Riken Corporation Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 2 1-④	NPR-RIKEN CORPORATION 4th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 2 2-④

NPR

	Column 1		Column 2
	Name	Contents	Name	Contents
①	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2008 (Stock Compensation-type Stock Options)	Attachment 3 1-①	NPR-RIKEN CORPORATION 5th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-①
②	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2013 (Stock Compensation-type Stock Options)	Attachment 3 1-②	NPR-RIKEN CORPORATION 6th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-②
③	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2014 (Stock Compensation-type Stock Options)	Attachment 3 1-③	NPR-RIKEN CORPORATION 7th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-③

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	Column 1		Column 2
	Name	Contents	Name	Contents
④	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2015 (Stock Compensation-type Stock Options)	Attachment 3 1-④	NPR-RIKEN CORPORATION 8th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-④
⑤	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2016 (Stock Compensation-type Stock Options)	Attachment 3 1-⑤	NPR-RIKEN CORPORATION 9th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑤
⑥	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2017 (Stock Compensation-type Stock Options)	Attachment 3 1-⑥	NPR-RIKEN CORPORATION 10th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑥
⑦	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2018 (Stock Compensation-type Stock Options)	Attachment 3 1-⑦	NPR-RIKEN CORPORATION 11th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑦
⑧	Nippon Piston Ring Co., Ltd. Issuance of Stock Acquisition Rights in June 2019 (Stock Compensation-type Stock Options)	Attachment 3 1-⑧	NPR-RIKEN CORPORATION 12th Stock Acquisition Rights of 2023 (Stock Compensation-type Stock Options)	Attachment 3 2-⑧

Details of the Attachments are provided from page 23 to page 49.

5	Matters related to NPR

(1)	Details of financial statements of NPR’s final fiscal year (Fiscal year ended March 31, 2023)

Details of NPR’s financial statements for fiscal year ended March 31, 2023 are excluded from this document in accordance with the provisions of laws and regulations and Article 15 of the Company’s Article of Incorporation. Such details are posted on the Company’s website and the TSE website.

(2)	Details of events materially affecting the status of corporate property that occurred after the last day of the final fiscal year

There are no applicable items.

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6	Details of events materially affecting the status of corporate property that occurred in the Company after the last day of the final fiscal year

(Business combination through acquisition)

The Company acquired 76.56% of the shares in JFE Pipe Fitting Mfg. Co., Ltd. from JFE Steel Corporation on May 9, turning it into a subsidiary. The names of the company was changed that same day to NIPPON PIPE FITTING Corporation (hereinafter referred to as “Nippon-PF”).

1.	Overview of the business combination
(i)	Name and description of business of the acquired company

Name of the acquired company:        JFE Pipe Fitting Mfg. Co., Ltd.

Description of business:                 Manufacture and sale of fittings for gas, water and other piping, and parts for architectural and industrial machines; and processing of prefabricated pipes

(ii)	Primary reasons for the business combination

In recent year, the automobile industry has faced what is referred to as a once a hundred year major revolution and the market awareness surrounding engine components, a mainstay business of the Company, has become severe. As put forward in our mid-term strategic plan “PLAN2022,” the Company is planning to expand Non-ICE (Internal-combustion engine) business as a next generation new business, and has considered the aggressive use of M&A to expand the portfolio in business domains with which the Company has a high affinity.

Nippon-PF manufactures and sells a broad range of pipe fittings and has solid relationships through transactions with many customers over a long period of time due to its high quality product capabilities, and is positioned a leading player within the industry.

Nippon-PF has a firm presence in the gas pipe fittings domain and we are aware that its mainstay products are adequately separated from those of the Company. This acquisition of shares is expected to create wide-ranging synergies to enable both companies to fulfill their responsibilities to manufacture and supply pipe fittings that play an important role in supporting critical infrastructure in a timely and appropriate manner. Furthermore, in addition to major improvements in productivity and being able to establish sustainable systems that can supply high quality products, we decided to acquire the shares in the belief that this will enable us to accelerate initiatives to address climate change issues towards the Group’s carbon neutral target.

The Company aims to achieve sustained growth and improved corporate value through medium to long-term management stability by continuing to provide customers with high quality products by welcoming Nippon-PF to the Group and utilizing the strengths of both companies.

(iii)	Date of business combination

May 9, 2023 (deemed acquisition date: April 1, 2023)

(iv)	Legal form of the business combination

Share acquisition in consideration of cash

(v)	Company name after business combination

NIPPON PIPE FITTING Corporation

(vi)	Ratio of voting rights to acquire

76.56%

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(vii)	Main grounds for determining the acquiring company

The Company acquired the shares for cash as consideration.

2.	Acquisition cost of acquired company and the breakdown by consideration type

Not disclosed due to arrangements with the counterparty to this acquisition of shares.

The acquisition cost of the shares is determined based on the share value reasonably calculated by a third-party.

3.	Content and amount of major acquisition-related costs

The major acquisition-related costs are advisory fees, which are not yet determined.

4.	Amount of goodwill, reason for recognition, amortization method and amortization period

Not yet determined.

5.	Assets acquired and liabilities assumed on the date of business combination and the main breakdown

Not yet determined.

(Large amount of borrowings)

In accordance with a resolution at the Board of Directors meeting held on March 22, 2023, the Company undertook borrowings on April 28, 2023, mainly to provide the funds required to acquire the shares of NIPPON PIPE FITTING Corporation (formerly, JFE Pipe Fitting Mfg. Co., Ltd.), as follows.

(1)	Lender:	Mizuho Bank, Ltd.
(2)	Amount of borrowing:	3,000 million yen
(3)	Interest rate on borrowings:	Base interest rate + spread
(4)	Date of borrowing:	April 28, 2023
(5)	Period of borrowing:	5 years
(6)	Collateral:	No collateral, no guarantee

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7	Regulations for Enforcement of the Companies Act regarding persons who will become Directors of the joint holding company (excluding Directors who are Audit and Supervisory Committee Members)

Matters stipulated in Article 74

Persons who will become Directors of the joint holding company (excluding Directors who are Audit and Supervisory Committee Members) are as follows.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of NPR’s shares owned
(3) Number of the joint holding company’s shares allotted
1	Yasunori Maekawa (February 27, 1958)	March 1986	Joined Riken Corporation	(1) 24,900 (2) – (3) 49,800
		February 2004	General Manager of Nagoya Sales Division of Riken Corporation
		June 2010	Director, Chairman of Overseas Committee of Riken Corporation
		May 2013	Director of Riken Corporation
		June 2015	Managing Director of Riken Corporation
		May 2016	Director, Managing Executive Officer of Riken Corporation
		April 2019	Director, Senior Managing Executive Officer of Riken Corporation
		June 2019	Representative Director, Senior Managing Executive Officer of Riken Corporation
		April 2020	Representative Director, President (COO) of Riken Corporation
		April 2022	Representative Director, President (CEO & COO) of Riken Corporation
		December 2022	Representative Director, President (CEO, COO, CIO & CISO) of Riken Corporation (present position)
(Reasons for nomination as candidate for Director)

Yasunori Maekawa has contributed to the sustained growth of the Riken Group and to increasing its medium-to long-term growth by directing management and working on global business expansion and management issues following long years of service in leading overseas sales, domestic sales and overseas business.

He has extensive knowledge and experience in overall management, so he is considered to be qualified to make decisions on important matters and supervise business execution and the Company nominates him as a candidate for Director of the newly established Joint Holding Company.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of NPR’s shares owned
(3) Number of the joint holding company’s shares allotted
2	Teruo Takahashi (February 10, 1959)	April 1981	Joined Nippon Piston Ring Co., Ltd.	(1) – (2) 15,300 (3) 15,606
		April 2005	General Manager, Product Engineering Department II of Nippon Piston Ring Co., Ltd.
		June 2006	Executive Officer and General Manager, Product Engineering Department II, Development Division of Nippon Piston Ring Co., Ltd.
		June 2009	Director and General Manager, Product Engineering Department II, in charge of Research and Development Department of Nippon Piston Ring Co., Ltd.
		June 2016	Managing Director, in charge of Research and Development Department of Nippon Piston Ring Co., Ltd.
		June 2020	Representative Director and President, in charge of Internal Auditors Office of Nippon Piston Ring Co., Ltd. (present position)
(Reasons for nomination as candidate for Director)
Teruo Takahashi has led corporate management and contributed to the Nippon Piston Ring Group’s sustainable growth and medium to long term corporate value enhancement through various business developments. We nominated him as a candidate for Director of the Joint Holding Company to be newly established based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.
3	Kaoru Itoh (April 9, 1953)	April 1976	Joined The Industrial Bank of Japan, Limited	(1) 29,900 (2) – (3) 59,800
		April 2005	Managing Executive Officer of Mizuho Bank, Ltd.
		March 2008	President and CEO of Mizuho Research Institute Ltd.
		June 2012	Managing Director of Riken Corporation
		June 2013	Senior Managing Director, Chairman of the Corporate Strategy Committee of Riken Corporation
		June 2015	Representative Director, President (COO) of Riken Corporation
		April 2018	Representative Director, President (CEO & COO) of Riken Corporation
		April 2020	Chairman (CEO) of Riken Corporation
		April 2022	Representative Director, Chairman of Riken Corporation (present position)
(Reasons for nomination as candidate for Director)
Kaoru Itoh has contributed to the sustained growth of the Riken Group and to increasing its medium-to long-term growth by directing management and working on global business expansion and management issues. He has extensive knowledge and experience in overall management, so he is considered to be qualified to make decisions on important matters and supervise business execution and the Company nominates him as a candidate for Director of the newly established Joint Holding Company.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of NPR’s shares owned
(3) Number of the joint holding company’s shares allotted
4	Yuji Sakamoto (October 22, 1957)	July 1977	Joined Nippon Piston Ring Co., Ltd.	(1) – (2) 19,780 (3) 20,175
		April 2001	General Manager, Tokyo East Sales Department of Nippon Piston Ring Co., Ltd.
		April 2004	Executive Officer and General Manager, Tokyo Sales Department, Sales Division of Nippon Piston Ring Co., Ltd.
		June 2006	Director, Deputy General Manager, Sales Division, and General Manager, Sales Planning Department, Sales Division of Nippon Piston Ring Co., Ltd.
		June 2013	Managing Director, in charge of sales departments of Nippon Piston Ring Co., Ltd.
		June 2020	Representative Director, Managing Director, in charge of sales departments of Nippon Piston Ring Co., Ltd.
		June 2021	Representative Director, Senior Managing Executive Officer, in charge of Production Control Department, Global Procurement Department and Tochigi Plant of Nippon Piston Ring Co., Ltd.
		April 2023	Representative Director, Executive Vice President, in charge of Production Control Department, Global Procurement Department and Tochigi Plant of Nippon Piston Ring Co., Ltd. (present position)
(Significant concurrent positions) Director and Chairman, NPR Singapore Pte. Ltd. Director, NPR of Europe GmbH
(Reasons for nomination as candidate for Director)
Yuji Sakamoto has extensive knowledge of all aspects of the management, and has contributed to the Nippon Piston Ring Group’s sustainable growth and enhancement of its corporate value over the medium to long term. We nominated him as a candidate for Director of the Joint Holding Company to be newly established based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company’s shares owned
(2) Number of NPR’s shares owned
(3) Number of the joint holding company’s shares allotted
5	Hidehiro Sakaba (November 22, 1962)	April 1985	Joined Riken Corporation	(1) 9,800 (2) – (3) 19,600
		June 2011	General Manager of Corporate Planning Division of Riken Corporation
		May 2016	Executive Officer, General Manager of Corporate Planning Division of Riken Corporation
		June 2020	Executive Officer of Riken Corporation, President of Riken Mexico, S.A. DE C.V.
		April 2022	Managing Executive Officer of Riken Corporation, President of Riken Mexico, S.A. DE C.V.
		May 2022	Managing Executive Officer, General Manager of Corporate Management Head Office of Riken Corporation
		June 2022	Director, Managing Executive Officer, General Manager of Corporate Management Head Office of Riken Corporation (present position)
(Reasons for nomination as candidate for Director)
Hidehiro Sakaba has in-depth expertise in corporate planning, accounting and finance, and corporate management divisions. He has contributed to the sustained growth of the Riken Group and to increasing its medium-to long-term growth. He has extensive knowledge and experience in overall management, so the Company deems him qualified to make decisions on important matters and supervise business execution and the Company nominates him as a candidate for Director of the newly established Joint Holding Company.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
6	Masaaki Fujita (May 30, 1961)	April 1984	Joined Nippon Piston Ring Co., Ltd.	(1) – (2) 13,924 (3) 14,202
		April 2005	General Manager, Corporate Planning Department of Nippon Piston Ring Co., Ltd.
		June 2006	President of NPR of America, Inc.
		July 2012	Operating Officer of Nippon Piston Ring Co., Ltd.
President of NPR of America, Inc.
		June 2013	Director, General Manager, Corporate Planning Department, in charge of Corporate Planning Department and Overseas Operation Control Department of Nippon Piston Ring Co., Ltd.
		June 2021	Director, Managing Executive Officer (present position) in charge of Corporate Planning Department and Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		September 2022	In charge of Corporate Planning Department, Accounting and Finance Department, and Related Business Department of Nippon Piston Ring Co., Ltd.
		April 2023	In charge of Corporate Administration Department, Accounting and Finance Department, and Related Business Department of Nippon Piston Ring Co., Ltd. (present position)
(Significant concurrent positions) Komisaris, PT. NT Piston Ring Indonesia Komisaris, PT. NPR Manufacturing Indonesia Director, NPR of America, Inc.
(Reasons for nomination as candidate for Director)
Masaaki Fujita holds a high level of expertise in the corporate planning department and corporate administration department, and has contributed to the Nippon Piston Ring Group’s sustainable growth and medium to long term enhancement of corporate value. We nominated him as a candidate for Director of the Joint Holding Company to be newly established based on his continuing extensive knowledge and experience in all aspects of management and his qualifications for making decisions on important matters and supervising the execution of business operations.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
7	Eiji Hirano (September 15, 1950)	April 1973	Joined Bank of Japan	(1) – (2) – (3) –
		May 1999	Director-General of International Department of Bank of Japan
		June 2002	Executive Director of Bank of Japan
		June 2006	Director, Vice President of Toyota Financial Services Corporation
		May 2015	Director, Representative Statutory Executive Officer of MetLife, Inc.
		June 2015	Outside Director of Riken Corporation (present position)
		June 2016	Outside Director of NTT DATA Corporation (present position)
		September 2017	Director, Vice Chairman of MetLife, Inc. (present position)
		October 2017	Chairperson of the Board of Governors of Government Pension Investment Fund
		June 2022	Outside Director of Ichiyoshi Securities Co., Ltd. (present position)
(Significant concurrent positions) Director, Vice Chairman of MetLife, Inc. Outside Director of NTT DATA Corporation Outside Director of Ichiyoshi Securities Co., Ltd.
(Reasons for nomination as candidate for Outside Director and outline of expected role)
Eiji Hirano held a top post in the Bank of Japan, has in-depth expertise in overall corporate management such as at financial institutions as well as extensive international experience and broad insights. He has proactively provided his opinions of the overall management of the Riken Group from an objective perspective, while fulfilling his role of supervising management. The Company has nominated him as a candidate for Outside Director as we expect him to fulfill his important role of providing recommendations and advice to ensure the adequacy and appropriateness of the Board of Directors decision making also at the newly established Joint Holding Company from an independent perspective.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
8	Masako Kurosawa (July 23, 1962)	November 1991	Research Fellow, Institute for Research on Higher Education, University of Pennsylvania, Philadelphia, USA	(1) – (2) – (3) –
		September 1994	Visiting Assistant Professor, Economics Department, Barnard College, New York, USA
		April 1995	Associate Professor, Josai University, Department of Economics
		April 1998	Visiting Associate Professor, The Open University of Japan, Industry and Technology
		April 2000	Associate Professor, Meiji Gakuin University, Department of Economics
		April 2004	Professor of National Graduate Institute for Policy Studies (present position)
Director, Tokyo Foundation for Employment Services (present position)
		April 2005	Faculty Fellow, Research Institute of Economy, Trade and Industry
		April 2012	Member of the Managing Council, Japan Organization for Employment of the Elderly, Persons with Disabilities and Job Seekers(present position)
		September 2015	Visiting Fellow, Columbia Business School, Centre on Japanese Economy and Business
		February 2020	Chair of the Committee Investigation the Integration of the National Trades Skill Test, Skill Assessment Office, Human Resources Development Division, Ministry of Health, Labour and Welfare (present position)
		April 2021	Director and Vice President, National Graduate Institute for Policy Studies (present position)
		April 2022	Standing Member of Productivity Committee, Japan Productivity Center (present position)
		April 2023	Member of Employment Security Committee, Labour Policy Council, Employment Security Bureau, Ministry of Health, Labor and Welfare (present position)
(Significant concurrent positions) Director, Vice President and Professor, National Graduate Institute for Policy Studies
(Reasons for nomination as candidate for Outside Director and outline of expected role)
Masako Kurosawa has no past experience in management of a company, but she has a high level of expertise in labor economics as an academic. For this reason the Company has nominated her as a candidate for Outside Director as we expect her to fulfill her important role of providing recommendations and advice to ensure the adequacy and appropriateness of the Board of Directors decision making also at the newly established Joint Holding Company.

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(Notes)

1	The class and number of shares of the Company and NPR held by each candidate are based on the shareholding status as of March 31, 2023, and the class and number of shares of the joint holding company to be allotted are based on the said shareholding status, taking into account the Share Transfer Ratio. Therefore, the actual number of shares of the joint holding company to be allotted may vary depending on the number of shares held immediately prior to the date of the establishment of the joint holding company.
2	There are no special interests between each candidate and the Company and NPR, nor are they expected to have any special interests with respect to the joint holding company.
3	Eiji Hirano and Masako Kurosawa are candidates for Outside Directors.
4	If Eiji Hirano and Masako Kurosawa are elected as Outside Directors, the joint holding company plans to register them as independent directors without any risk of conflict of interest with general shareholders with the Tokyo Stock Exchange.
5	If each of the candidates for Outside Directors assumes the office, the joint holding company will enter into an agreement with each of them limiting his/her liability for damages to the joint holding company to the extent stipulated in legislation under Article 423, paragraph (1) of the Companies Act.
6	If each of the candidates for Directors assumes the office, the joint holding company will enter into a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3, paragraph (1) of the Companies Act with an insurance company, under which legal damages or legal costs, etc. that shall be borne by the insured will be covered, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured.

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8	Matters stipulated in Article 74-3 of the Regulations for Enforcement of the Companies Act regarding persons who will become Directors who are Audit and Supervisory Committee Members of the joint holding company

Persons who will become Directors who are Audit and Supervisory Committee Members are as follows.

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
1	Kouei Watanabe (November 19, 1958)	April 1983	Joined Riken Corporation	(1) 12,200 (2) – (3) 24,400
		October 2014	General Manager of Quality Assurance Division of Riken Corporation
		April 2017	Executive Officer, General Manager of Piston Ring Division # 2 of Riken Corporation
		April 2020	Managing Executive Officer, General Manager of the Technology Management Division of Riken Corporation
		April 2021	Managing Executive Officer, General Manager of Technology Management Head Office of Riken Corporation
		June 2021	Director, Managing Executive Officer, Chief Technical Officer (CTO) of Riken Corporation
		April 2023	Director of Riken Corporation (present position)
(Reasons for nomination as candidate for Director who is Audit and Supervisory Committee Member)
Kouei Watanabe has in-depth expertise mainly in technology fields and has contributed to increase the corporate value of the Riken Group. For this reason, the Company deems him qualified to audit the business execution of Directors from an objective and fair perspective and to audit the newly established Joint Holding Company, so the Company has nominated him as a candidate for Director who is an Audit and Supervisory Committee Member.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
2	Hiroto Koeba (April 4, 1965)	April 1988	Joined Nippon Piston Ring Co., Ltd.	(1) – (2) 1,882 (3) 1,919
		April 2012	General Manager, Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		July 2016	Executive Officer, General Manager, Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		July 2018	Executive Officer, Assistant to Officer Responsible for Accounting and Finance Department of Nippon Piston Ring Co., Ltd.
		June 2020	Audit & Supervisory Board Member of Nippon Piston Ring Co., Ltd.
		June 2021	Directors who is Audit & Supervisory Committee Member of Nippon Piston Ring Co., Ltd. (present position)

(Significant concurrent positions)

Audit & Supervisory Board Member of NPR IWATE CO., Ltd.

Audit & Supervisory Board Member of NPR Fukushima Works Co., Ltd.

Audit & Supervisory Board Member of NORMECA ASIA CO., LTD.

(Reasons for nomination as candidate for Director who is Audit and Supervisory Committee Member)
Hiroto Koeba has in-depth expertise mainly in the accounting field and has contributed to auditing the business execution of Directors from an objective and fair perspective and ensuring the soundness of management. For these reasons, the Company deems him qualified to audit the newly established Joint Holding Company and has nominated him as a candidate for Director who is an Audit and Supervisory Committee Member.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
3	Osamu Honda (March 4, 1958)	April 1981	Joined The Industrial Bank of Japan, Limited	(1) – (2) – (3) –
		April 2009	Executive Officer, General Manager, Corporate Planning Group HR Division of Mizuho Securities Co., Ltd.
		June 2011	Vice President and Director of Japan Securities Agents, Ltd.
		June 2012	Director of Japan Information Processing Service Co., Ltd.
		June 2015	Director, Senior Managing Executive Officer of Securities Japan, Inc.
		June 2017	Representative Director and Senior Managing Director of Nitchitsu Co., Ltd.
		June 2019	Representative Director and Vice President of Nitchitsu Co., Ltd.
		June 2021	Outside Auditor of Kurimoto Ltd. (present position)
		June 2021	Outside Directors who is Audit and Supervisory Committee Member of Riken Corporation (present position)
(Significant concurrent positions) Outside Auditor of Kurimoto Ltd.
(Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role)
Osamu Honda has in-depth expertise, extensive experience and broad insights on corporate management overall such as financial institutions, as well as management experience at other companies. He has contributed to auditing the business execution of Directors from an objective and fair perspective and ensuring the soundness of management. For these reasons, the Company expects he will adequately supervise management and audit the execution of duties at the newly established Joint Holding Company as well, so the Company has nominated him as a candidate for Outside Director who is an Audit and Supervisory Committee Member.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
4	Hiroki Kimura (January 19, 1962)	April 1984	Joined Asahi Mutual Life Insurance Company	(1) – (2) – (3) –
		April 2012	Executive Officer, Head of Finance and Real Estate Division, Asset Management Administration Division, Asahi Mutual Life Insurance Company
		July 2013	Director, Executive Officer and Head of Asset Management Administration Division, Asahi Mutual Life Insurance Company
		June 2014	Outside Auditor, Kanto Denka Kogyo Co., Ltd.
		April 2015	Director, Managing Executive Officer in charge of Asset Management Planning Department and Securities Management Department, Asahi Mutual Life Insurance Company
		April 2016	Director, Managing Executive Officer in charge of Corporate Planning Department and Finance Department, Asahi Mutual Life Insurance Company
		June 2016	Audit & Supervisory Board Member (Outside) of Nippon Piston Ring Co., Ltd.
		April 2017	President and Representative Director, Asahi Mutual Life Insurance Company (present position)
		March 2019	Audit & Supervisory Board Member (Outside), The Yokohama Rubber Co., Ltd.
		June 2020	Audit & Supervisory Board Member (External), Zeon Corporation (present position)
		June 2021	Outside Director who is Audit & Supervisory Committee Member of Nippon Piston Ring Co., Ltd. (present position)
		March 2023	Member of the Board, Member of the Audit & Supervisory Committee (Outside) of The Yokohama Rubber Co., Ltd. (present position)

(Significant concurrent positions)

President and Representative Director, Asahi Mutual Life Insurance Company

Member of the Board, Member of the Audit & Supervisory Committee (Outside) of The Yokohama Rubber Co., Ltd.

Audit & Supervisory Board Member (External), Zeon Corporation

(Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role)
Hiroki Kimura has extensive experience and broad insights on overall management in the life insurance industry. He has contributed to auditing the business execution of Directors from an objective and fair perspective and ensuring the soundness of management. For these reasons, the Company expects he will adequately supervise management and audit the execution of duties at the newly established Joint Holding Company as well, so the Company has nominated him as a candidate for Outside Director who is an Audit and Supervisory Committee Member.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		(1) Number of the Company's shares owned
(2) Number of NPR's shares owned
(3) Number of the joint holding company's shares allotted
5	Tatsuya Sakuma (October 2, 1956)	April 1983	Public Prosecutor of Tokyo, Naha and Niigata District Public Prosecutors Offices, of Criminal Affairs Bureau of the Ministry of Justice, and as First Secretary of Embassy of Japan in the United States of America	(1) – (2) – (3) –
		September 1999	Chief of Investigations, Human Rights Bureau of the Ministry of Justice
		January 2003	Chief of Public Security Division, Criminal Affairs Bureau of the Ministry of Justice
		June 2004	Chief of Criminal Affairs Division, Criminal Affairs Bureau of the Ministry of Justice
		December 2005	Deputy Head of special investigation task force of the Tokyo District Public Prosecutors Office
		January 2007	Head of General Affairs Department of the Tokyo District Public Prosecutors Office
		July 2008	Head of special investigation task force of the Tokyo District Public Prosecutors Office
		July 2010	Chief Public Prosecutor of Otsu, Maebashi and Chiba District Public Prosecutors Offices, Director of United Nations Asia and Far East Institute, and Director-General of the Research and Training Institute of the Minister of Justice
		January 2019	Retired from the position
		March 2019	Outside Director of bitFlyer, Inc.
		June 2019	Outside Director of AEON Financial Service Co., Ltd. (present position)
		November 2019	Registered as an attorney-at-law
Attorney-at-law of Aoyama TS Law Office (present position)
		March 2022	External Director of PowerX, Inc. (present position)
(Significant concurrent positions) Outside Director of AEON Financial Service Co., Ltd. External Director of PowerX, Inc. Attorney-at-law of Aoyama TS Law Office
(Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role)
Tatsuya Sakuma has no past experience in management of a company other than as an outside officer, but he has extensive experience and broad insights in legal circles, as well as experience as an outside director at other companies. For these reasons, the Company expects he will adequately supervise management and audit the execution of duties at the newly established Joint Holding Company as well, so the Company has nominated him as a candidate for Outside Director who is an Audit and Supervisory Committee Member.

72

(Notes)

1	The class and number of shares of the Company and NPR held by each candidate are based on the shareholding status as of March 31, 2023, and the class and number of shares of the joint holding company to be allotted are based on the said shareholding status, taking into account the Share Transfer Ratio. Therefore, the actual number of shares of the joint holding company to be allotted may vary depending on the number of shares held immediately prior to the date of the establishment of the joint holding company.
2	There are no special interests between each candidate for Directors who are Audit and Supervisory Committee Members and the Company and NPR, nor are they expected to have any special interests with respect to the joint holding company.
3	Osamu Honda, Hiroki Kimura and Tatsuya Sakuma are candidates for Outside Directors who are Audit and Supervisory Committee Members.
4	If Osamu Honda, Hiroki Kimura and Tatsuya Sakuma are elected as Outside Directors who are Audit and Supervisory Committee Members, the joint holding company plans to register them as independent directors without any risk of conflict of interest with general shareholders with the Tokyo Stock Exchange.
5	If each of the candidates for Directors who are Audit and Supervisory Committee Members assumes the office, the joint holding company will enter into an agreement with each of them limiting his/her liability for damages to the joint holding company to the extent stipulated in legislation under Article 423, paragraph (1) of the Companies Act.
6	If each of the candidates for Directors who are Audit and Supervisory Committee Members assumes the office, the joint holding company will enter into a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3, paragraph (1) of the Companies Act with an insurance company, under which legal damages or legal costs, etc. that shall be borne by the insured will be covered, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured.

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9	Matters stipulated in Article 77 of the Regulations for Enforcement of the Companies Act regarding an entity that will become the accounting auditor of the joint holding company

The entity which will become the accounting auditor of the joint holding company is as follows.

(As of February 28, 2023)
Name	Deloitte Touche Tohmatsu LLC
Location of the principal office	Marunouchi Nijubashi Building 2-3, Marunouchi 3-chome, Chiyoda-ku, Tokyo
History	May 1968	Establishment of Tohmatsu Awoki & Co.
	May 1975	Joined Touche Ross International (currently Deloitte Touche Tohmatsu Limited) alliance
	February 1990	Name changed to Tohmatsu & Co.
	July 2009	Transitioned to a limited liability company and changed name to Deloitte Touche Tohmatsu LLC
Number of audit clients	3,244 companies (As of May 31, 2022)
Paid-in capital	1,138 million yen
Partners and staff	Partners (Certified Public Accountants):	486 persons
	Specified partners:	59 persons
Staff
	Certified Public Accountants:	2,586 persons
Successful applicants of the CPA examination, etc.
	(including junior Certified Public Accountants):	1,176 persons
	Other professional staff:	3,142 persons
	Administrative staff:	85 persons
	Total:	7,534 persons

(Note)	Deloitte Touche Tohmatsu LLC was selected as a candidate for the accounting auditor because the said auditing firm has the expertise, independence and internal control systems, etc., required of the accounting auditor of the joint holding company and therefore was determined as qualified.

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Proposal 2:	Appropriation of surplus

The Company aims to deliver stable shareholder returns while considering the Company’s current performance as well as the future business climate and prospects for business development.

According to the policy, the Company proposes as a term-end dividend to pay 60 yen per share.

The Company has already paid an interim dividend of 60 yen per share. Accordingly, the proposed annual dividend for the fiscal year under review amounts to 120 yen per share.

The Company aims to deliver stable shareholder returns while considering the Company’s current performance as well as the future business climate and prospects for business development.

According to the policy, the Company proposes as a term-end dividend to pay 60 yen per share.

The Company has already paid an interim dividend of 60 yen per share. Accordingly, the proposed annual dividend for the fiscal year under review amounts to 120 yen per share.

1.	Matters related to year-end dividends
(1)	Type of dividend property

Cash

(2)	Allotment of dividend property to shareholders and their aggregate amount

60 yen per common share of the Company

Total amount of dividends: 602,543,040 yen

(3)	Effective date of distribution of dividends of surplus

June 26, 2023

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Proposal 3:	Election of four (4) Directors (excluding Directors who are Audit and Supervisory Committee Members)

The terms of office of all seven (7) Directors (excluding Directors who are Audit and Supervisory Committee Members; hereinafter the same shall apply in this proposal) will expire at the conclusion of this Meeting.

Considering the fact that business integration with Nippon Piston Ring Co., Ltd. is scheduled, the Company requests the election of four (4) Directors by reducing the number of Directors by three (3), to enable more strategic and agile decision-making in the Board of Directors.

Selection of candidates for Director has undergone deliberations by our voluntary Nomination and Compensation Committee, of which a majority of members are independent Outside Directors.

In addition, in relation to this proposal, the Audit and Supervisory Committee of the Company has determined that all of the candidates for Director are suitable for these roles.

The candidates for Director are as follows

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
1	Yasunori Maekawa (February 27, 1958) [Reelection]	March 1986	Joined the Company	24,900
		February 2004	General Manager of Nagoya Sales Division of the Company
		June 2010	Director, Chairman of Overseas Committee of the Company
		May 2013	Director of the Company
		June 2015	Managing Director of the Company
		May 2016	Director, Managing Executive Officer of the Company
		April 2019	Director, Senior Managing Executive Officer of the Company
		June 2019	Representative Director, Senior Managing Executive Officer of the Company
		April 2020	Representative Director, President (COO) of the Company
		April 2022	Representative Director, President (CEO & COO) of the Company
		December 2022	Representative Director, President (CEO, COO, CIO & CISO) of the Company (present position)

Reasons for nomination as candidate for Director

During his long years of service in the Company, Yasunori Maekawa has engaged in overseas sales, domestic sales and overseas business and contributed to the global expansion of the Group. Since becoming COO in 2020 and CEO in 2022, he has steadily and successfully worked on management issues including the formulation and execution of a medium-term management plan. We have nominated him again for the post of Director, believing his wide-ranging experience and competence to be invaluable to the Company’s management.

Attendance at the Board of Directors Meetings during the fiscal year 19/19 (100%)

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
2	Hidehiro Sakaba (November 22, 1962) [Reelection]	April 1985	Joined the Company	9,800
		June 2011	General Manager of Corporate Planning Division of the Company
		May 2016	Executive Officer, General Manager of Corporate Planning Division of the Company
		June 2020	Executive Officer of the Company, President of Riken Mexico, S.A. DE C.V.
		April 2022	Managing Executive Officer of the Company, President of Riken Mexico, S.A. DE C.V.
		May 2022	Managing Executive Officer, General Manager of Corporate Management Head Office
		June 2022	Director, Managing Executive Officer, General Manager of Corporate Management Head Office (present position)

Reasons for nomination as candidate for Director

During his long years of service in the Company, Hidehiro Sakaba has led corporate management in such areas as corporate planning and accounting and finance, and the formulation and promotion of management plans, including external alliances, in addition to which, as the president of the Company’s main overseas manufacturing subsidiary since 2020, he has contributed to enhancing the corporate value of the Company. We have nominated him again for the post of Director, believing his wide-ranging experience and competence to be invaluable to the Company’s management.

Attendance at the Board of Directors Meetings during the fiscal year 15/15 (100%)

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
3	Akiyoshi Takizawa (February 10, 1961) [New election]	April 1983	Joined the Company	10,000
		June 2012	General Manager of Piston Ring Division of the Company
		January 2016	President of Riken Mexico, S.A. DE C.V.
		April 2019	Executive Officer, President of Riken Mexico, S.A. DE C.V.
		June 2020	Executive Officer, General Manager of Piston Ring Business, General Manager of Kashiwazaki Plant of the Company
		October 2020	Managing Executive Officer, General Manager of Piston Ring Business Head Office, General Manager of Kashiwazaki Plant of the Company (present position)

Reasons for nomination as candidate for Director

During his long years of service in the Company, Akiyoshi Takizawa has led the Piston Ring Division, which handles one of the Company’s key products, and set up a piston ring manufacturing base in Mexico, helping the Company increase profitability. We have newly nominated him for the post of Director, believing his wide-ranging experience and competence to be invaluable to the Company’s management.

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
4	Eiji Hirano (September 15, 1950) [Reelection] [Outside] [Independent]	April 1973	Joined Bank of Japan	0
		May 1999	Director-General of International Department of Bank of Japan
		June 2002	Executive Director of Bank of Japan
		June 2006	Director, Vice President of Toyota Financial Services Corporation
		May 2015	Director, Representative Statutory Executive Officer of MetLife, Inc.
		June 2015	Outside Director of the Company (present position)
		June 2016	Outside Director of NTT DATA Corporation (present position)
		September 2017	Director, Vice Chairman of MetLife, Inc. (present position)
		October 2017	Chairperson of the Board of Governors of Government Pension Investment Fund
		June 2022	Outside Director of Ichiyoshi Securities Co., Ltd. (present position)

Reasons for nomination as candidate for Outside Director and outline of expected role

Eiji Hirano held a top post in the Bank of Japan and subsequently held executive posts in a number of companies. We have nominated him again for the post of Outside Director because we expect that the Company’s management will benefit from his in-depth expertise and global and extensive experience. In addition, if he is reelected, the Company would like him to continue to be a member of the voluntary Nomination and Compensation Committee of the Company, and be involved in selection of candidates for officer of the Company and decisions on compensation for officer from an objective and neutral standpoint. He will have served as Outside Director for eight (8) years at the conclusion of this General Meeting of Shareholders.

Attendance at the Board of Directors Meetings during the fiscal year 18/19 (94.5%)

(Notes)

1.	There is no special interest between each of the candidates and the Company.
2.	Eiji Hirano is a candidate for Outside Director. In addition, he satisfies the requirements under “Standards for Judgment of Independence of Outside Directors” (page 88) provided by the Company.
3.	The Company has designated Eiji Hirano as an independent officer according to the rules of the Tokyo Stock Exchange, Inc., and has registered him with the said exchange. If he is reelected, he will continue to be registered as an independent officer.
4.	In accordance with Article 427 (1) of the Companies Act, the Company has entered into an agreement with Eiji Hirano regarding liability for damages under Article 423 (1) of the Companies Act to the Company, limiting his liability to the extent stipulated in legislation. The Company intends to continue this agreement if he is reelected.

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5.	The Company has concluded a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3 (1) of the Companies Act with an insurance company, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured. Under the insurance contract, damages or legal costs, etc. that may be incurred by the insured due to claims for damages being filed arising due to acts (including omissions) committed by the insured based on the status of company officer, etc. will be covered. However, there are certain exclusion reasons, such as damages arising from an act upon recognition of the illegality of the act not being covered. Insurance premiums for the insurance contract are covered by the Company, based on approval by the Board of Directors and the consent of the Outside Directors.

If election of candidates for Director is approved, they will be included in the insured under the insurance contract.

The Company plans to renew the insurance contract with the same terms at the next renewal in February 2024.

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Proposal 4:	Election of three (3) Directors who are Audit and Supervisory Committee Members

The terms of office of all three (3) currently serving Directors who are Audit and Supervisory Committee Members will expire at the conclusion of this General Meeting of Shareholders.

As such, the Company requests the election of three (3) Directors who are Audit and Supervisory Committee Members again.

Selection of candidates for Director who is an Audit and Supervisory Committee Member has undergone deliberations by our voluntary Nomination and Compensation Committee, of which a majority of members are independent Outside Directors.

Moreover, the Audit and Supervisory Committee has given its consent to this proposal.

The candidates for Director who is an Audit and Supervisory Committee Member are as follows:

No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
1	Kouei Watanabe (November 19, 1958) [New election]	April 1983	Joined the Company	12,200
		October 2014	General Manager of Quality Assurance Division of the Company
		April 2017	Executive Officer, General Manager of Piston Ring Division # 2 of the Company
		April 2020	Managing Executive Officer, General Manager of the Technology Management Division of the Company
		April 2021	Managing Executive Officer, General Manager of the Technology Management Head Office of the Company
		June 2021	Director, Managing Executive Officer (CTO) of the Company
		April 2023	Director of the Company (present position)

Reasons for nomination as candidate for Director who is Audit and Supervisory Committee Member

During his long years of service in the Company, Kouei Watanabe has led manufacturing operations, quality assurance operations and technical management operations for piston rings, one of the Company’s key products, which has helped the Company increase profitability. We have nominated him for the post of Director who is an Audit and Supervisory Committee Member, because we believe that the Company’s audits will benefit from his in-depth specialist knowledge and experience.

Attendance at the Board of Directors Meetings during the fiscal year 19/19 (100%)

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
2	Osamu Honda (March 4, 1958) [Reelection] [Outside] [Independent]	April 1981	Joined The Industrial Bank of Japan, Limited	0
		April 2009	Executive Officer of Mizuho Securities Co., Ltd. General Manager, Corporate Planning Group HR Division
		June 2011	Vice President and Director of Japan Securities Agents, Ltd.
		June 2012	Director of Japan Information Processing Service Co., Ltd.
		June 2015	Director, Senior Managing Executive Officer of Securities Japan, Inc.
		June 2017	Representative Director and Senior Managing Director of Nitchitsu Co., Ltd.
		June 2019	Representative Director and Vice President of Nitchitsu Co., Ltd.
		June 2021	Outside Auditor of Kurimoto Ltd. (present position)
		June 2021	Outside Director who is an Audit and Supervisory Committee Member of the Company (present position)

Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role

We have nominated Osamu Honda again for the post of Outside Director who is an Audit and Supervisory Committee Member because we expect that the Company’s audits will benefit from his extensive experience and in-depth specialist knowledge of financial matters based on his many years of experience at financial institutions as well as his experience in management at other companies.

In addition, if he is reelected, the Company would like him to continue to be a member of the voluntary Nomination and Compensation Committee of the Company, and be involved in selection of candidates for officer of the Company and decisions on compensation for officers from an objective and neutral standpoint. He will have served as Outside Director for two (2) years at the conclusion of this General Meeting of Shareholders.

Attendance at Audit and Supervisory Committee Meetings during the fiscal year 15/15 (100%)
Attendance at the Board of Directors Meetings during the fiscal year 19/19 (100%)

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No.	Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
3	Tatsuya Sakuma (October 2, 1956) [New election] [Outside] [Independent]	April 1983	Public Prosecutor of Tokyo, Naha and Niigata District Public Prosecutors Offices, of Criminal Affairs Bureau of the Ministry of Justice, and as First Secretary of Embassy of Japan in the United States of America	0
		September 1999	Chief of Investigations, Human Rights Bureau of the Ministry of Justice
		January 2003	Chief of Public Security Division, Criminal Affairs Bureau of the Ministry of Justice
		June 2004	Chief of Criminal Affairs Division, Criminal Affairs Bureau of the Ministry of Justice
		December 2005	Deputy Head of special investigation task force of the Tokyo District Public Prosecutors Office
		January 2007	Head of General Affairs Department of the Tokyo District Public Prosecutors Office
		July 2008	Head of special investigation task force of the Tokyo District Public Prosecutors Office
		July 2010	Chief Public Prosecutor of Otsu, Maebashi and Chiba District Public Prosecutors Offices, Director of United Nations Asia and Far East Institute, and Director-General of the Research and Training Institute of the Minister of Justice
		January 2019	Retired from the position
		March 2019	Outside Director of bitFlyer, Inc.
		June 2019	Outside Director of AEON Financial Service Co., Ltd. (present position)
		November 2019	Registered as an attorney-at-law
		March 2022	External Director of PowerX, Inc. (present position)

Reasons for nomination as candidate for Outside Director who is Audit and Supervisory Committee Member and outline of expected role

While Tatsuya Sakuma has not been involved in corporate management aside from serving as an outside officer, we have nominated him for the post of Outside Director who is an Audit and Supervisory Committee Member, because we expect that the Company’s audits will benefit from his knowledge and experience as a public prosecutor and attorney and his experience as an outside director at other companies. In addition, if his election is approved, the Company would like him to be a member of the voluntary Nomination and Compensation Committee of the Company, and be involved in selection of candidates for officer, etc. of the Company and decisions on compensation for officer from an objective and neutral standpoint.

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(Notes)

1.	There is no special interest between each of the candidates and the Company.
2.	Osamu Honda and Tatsuya Sakuma are candidates for Outside Director. In addition, both satisfy the requirements under “Standards for Judgment of Independence of Outside Directors” (page 88) provided by the Company.
3.	Osamu Honda was a business executor at Mizuho Bank, Ltd. until March 2002 and Mizuho Securities Co., Ltd. until June 2011. The Company and the two (2) companies conduct transactions; however, the transaction amount is less than 1% of the respective consolidated sales of the Company and the two (2) companies, and the amount of borrowings from Mizuho Bank, Ltd. does not exceed 2% of the consolidated assets of the Company. Moreover, although Mizuho Bank, Ltd. is a shareholder in the Company, its shares are less than 10% of the total.

The Company determines that both of the above matters satisfy the requirements for “Standards for Judgment of Independence of Outside Directors” (page 88), and will have no impact on independence as an Outside Director who is an Audit and Supervisory Committee Member.

4.	The Company has designated Osamu Honda as an independent officer according to the rules of the Tokyo Stock Exchange, Inc., and has registered him with the said exchange. If he is elected, he will continue to be registered as an independent director. If Tatsuya Sakuma is elected, he will be newly registered as an independent officer.
5.	In accordance with Article 427 (1) of the Companies Act, the Company has entered into an agreement with Osamu Honda regarding liability for damages under Article 423 (1) of the Companies Act to the Company, limiting his liability to the extent stipulated in legislation. The Company intends to continue this agreement if his reelection is approved. If the election of Kouei Watanabe and Tatsuya Sakuma is approved, the Company plans to enter into the same limited liability agreement with them.
6.	The Company has concluded a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3 (1) of the Companies Act with an insurance company, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured. Under the insurance contract, damages or legal costs, etc. that may be incurred by the insured due to claims for damages being filed arising due to acts (including omissions) committed by the insured based on the status of company officer, etc. will be covered. However, there are certain exclusion reasons, such as damages arising from an act upon recognition of the illegality of the act not being covered. Insurance premiums for the insurance contract are covered by the Company, based on approval by the Board of Directors and the consent of the Outside Directors.

If election of candidates for Director who is an Audit and Supervisory Committee Member is approved, they will be included in the insured under the insurance contract.

The Company plans to renew the insurance contract with the same terms at the next renewal in February 2024.

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Proposal 5:	Election of one (1) substitute Director who is an Audit and Supervisory Committee Member

The Company requests election of one (1) substitute Director who is an Audit and Supervisory Committee Member in preparation for the case where the number of Directors who are Audit and Supervisory Committee Members falls short of the number stipulated by laws and regulations.

The substitute Director who is an Audit and Supervisory Committee Member will assume office to fill a vacancy in the Audit and Supervisory Committee that would otherwise cause the board to fall short of its legally mandated quorum. The term of office of the substitute Director who is an Audit and Supervisory Committee Member will be for the remainder of the term of office of the previous member whom they substitute.

Selection of candidates has undergone deliberations by our voluntary Nomination and Compensation Committee, of which a majority of members are independent Outside Directors.

Moreover, the Audit and Supervisory Committee has given its consent to this proposal.

The candidate for substitute Director who is an Audit and Supervisory Committee Member is as follows:

Name (Date of birth)	Career summary, position and responsibilities, and significant concurrent positions outside the Company		Number of the Company’s shares owned
Koji Tanabe (February 1, 1952) [Outside]	April 1975	Joined the Ministry of International Trade and Industry (currently the Ministry of Economy, Trade and Industry)	0
	July 2002	Director-General of Research and Statistics Department of the Ministry of Economy, Trade and Industry
	April 2005	Professor of Graduate School of Innovation Management of Tokyo Institute of Technology
	February 2012	Director of the Japan Asia Group Limited
	April 2017	Professor Emeritus of Tokyo Institute of Technology (present position)
	June 2019	Outside Director of the Company (present position)
	January 2021	Director of Intron Space Inc. (present position)

Reasons for nomination as candidate for substitute Outside Director who is Audit and Supervisory Committee Member and outline of expected role

Koji Tanabe worked as a professor at the Tokyo Institute of Technology after serving at the Ministry of Economy, Trade and Industry for many years. We have nominated him for the post of substitute Director who is an Audit and Supervisory Committee Member because we expect that the Company’s audits will benefit from his in-depth expertise and extensive experience in innovation management, as well as his management experience at other companies and the Company.

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(Notes)

1.	There is no special interest between the candidate and the Company.
2.	Koji Tanabe is a candidate for substitute Outside Director who is an Audit and Supervisory Committee Member. He was an Outside Director of the Company for four (4) years from June 2019.
3.	If Koji Tanabe assumes the office of Outside Director who is an Audit and Supervisory Committee Member, the Company will enter into an agreement with him limiting his liability for damages to the extent stipulated in legislation under Article 427 (1) of the Companies Act.
4.	The Company has concluded a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3 (1) of the Companies Act with an insurance company, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured. Under the insurance contract, damages or legal costs, etc. that may be incurred by the insured due to claims for damages being filed arising due to acts (including omissions) committed by the insured based on the status of company officer, etc. will be covered. However, there are certain exclusion reasons, such as damages arising from an act upon recognition of the illegality of the act not being covered. Insurance premiums for the insurance contract are covered by the Company, based on approval by the Board of Directors and the consent of the Outside Directors.

If Koji Tanabe assumes the office of Outside Director who is an Audit and Supervisory Committee Member, he will be included in the insured under the insurance contract.

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(Reference) Standards for Judgment of Independence of Outside Directors

The Company will elect persons who are judged not to fall under any of the following items as independent Outside Director, in order to ensure objectiveness and transparency of management.

1.	Business executors of the Group (executive directors, executive officers, operating officers, and other equivalent persons and employees; the same shall apply hereinafter), or persons who used to be business executors of the Group in the past ten (10) years
2.	The Company’s current major shareholders (shareholders who hold 10% or greater on a voting rights basis in their own name or in the name of others at the end of the most recent fiscal year of the Company) or their business executors
3.	Major business partners of the Group that fall under any of the following items or business executors thereof
(i)	Business partners to whom the Group provides products, etc., who have paid the Company 2% or greater of the Company’s annual consolidated sales in the most recent fiscal year.
(ii)	Business partners who provide products, etc. to the Group and have received payment of 2% or greater of the annual consolidated sales of those parties in the most recent fiscal year.
(iii)	Financial institutions from which the Group borrows funds and from which the actual borrowing balance (after offsetting deposits) exceeds 2% of the Company’s consolidated total assets at the end of the most recent three (3) fiscal years of the Company.
4.	Persons who belong to an audit firm that is an accounting auditor of the Company or its consolidated subsidiaries
5.	Parties (if it is an organization such as a corporation or association, etc., persons who belong to the relevant organization) who provide professional services such as consultants, lawyers, certified accountants, etc. who receive a large amount of money or other property* from the Group in addition to officer compensation.
6.	Parties who have received a large amount of donations from the Group (meaning the case of the annual amount exceeding 10 million yen in the most recent fiscal year) (if a party is a group such as a corporation or association, etc., a business executor of the relevant group)
7.	Business executors of companies that have appointed a business executor of the Group as their officer
8.	Those who used to fall under any of the above 2 to 7 in the past five (5) years
9.	Spouses or relatives within the second degree of kinship of parties that fall under any of the above 1 to 7
10.	Persons who have been in office as outside officers of the Company for ten (10) years or longer in total
11.	Any other persons who have a risk of conflict of interest with general shareholders and have circumstances under which they are reasonably judged to be unable to perform duties as independent outside directors.

※	“Large amount of money or other property” is defined as follows.
If the party who provides professional services is an individual: those that exceed 10 million yen per year on average in the most recent three (3) fiscal years

If the party who provides professional services is a group: those that exceed 2% of consolidated sales or annual total income of the relevant group on average in the most recent three (3) fiscal years

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(Reference) List of Officers After the Conclusion of this Meeting

If Proposal 3 “Election of four (4) Directors (excluding Directors who are Audit and Supervisory Committee Members)” and Proposal 4 “Election of three (3) Directors who are Audit and Supervisory Committee Members” are approved and adopted in their original forms, officers of the Company after the conclusion of this Meeting will be as follows.

Position in the Company	Name	Responsibilities and significant concurrent positions outside the Company
Representative Director, President	Yasunori Maekawa	CEO (Chief Executive Officer), COO (Chief Operating Officer), General Manager of Sales Head Office
Director	Hidehiro Sakaba	Managing Executive Officer, CIO (Chief Information Officer), CISO (Chief Information Security Officer), General Manager of Corporate Management Head Office, in charge of Marine and Industrial Business
Director	Akiyoshi Takizawa	Managing Executive Officer, General Manager of Piston Ring Business Head Office, General Manager of RPS Promotion Division, General Manager of Kashiwazaki Plant
Outside Director	Eiji Hirano	Director, Vice Chairman of MetLife, Inc. Outside Director of NTT DATA Corporation Outside Director of Ichiyoshi Securities Co., Ltd.
Director (Full-Time Audit and Supervisory Committee Member)	Kouei Watanabe
Outside Director (Audit and Supervisory Committee Member)	Osamu Honda	Outside Auditor of Kurimoto Ltd.
Outside Director (Audit and Supervisory Committee Member)	Tatsuya Sakuma	Outside Director of AEON Financial Service Co., Ltd. Outside Director of PowerX, Inc. Attorney at Aoyama TS Law Office

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Main areas in which Directors are expected to have experience
Corporate management	Global management	Legal affairs / Governance / Risk management	Finance / Accounting	Innovation / R&D	Manufacturing	Sales / Marketing
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(Attachment)

Business Report

(From April 1, 2022 to March 31, 2023)

1. Matters Regarding the Current Status of the Corporate Group

1-1	Business Progress and Results

During the current consolidated fiscal year (April to March in Japan and India, January to December in the rest of the world), global economies showed signs of recovery thanks to the easing of restrictions on activities aimed at preventing the spread of COVID-19. However, the economies remained weak due to high inflation caused by geopolitical risks and policy rate hikes mainly in the U.S. and Europe.

In Japan, as well, although there have been signs of a recovery in economic activities such as consumer spending, the economy has not seen a strong recovery due to soaring raw material and energy prices and sharp fluctuations in foreign exchange rates.

With regard to the automobile industry, which has a close relationship with the Group, although automobile production has increased compared to the previous year, it still has not fully recovered due to such factors as the shortage of semiconductor parts in many countries.

Amid these conditions, the Group’s net sales for the current consolidated fiscal year increased to 86,382 million yen (up 10.2% year-on-year) due to a recovery in automobile production and the foreign exchange impact of a weaker yen. Operating profit was 4,676 million yen (down 8.7% year-on-year) due to the impact of soaring raw material and energy prices, despite the positive impact of a weaker yen. Ordinary profit was 7,374 million yen (up 12.9% year-on-year) due to increased profits from overseas equity-method affiliates, insurance income, etc. Profit attributable to owners of parent was only 4,318 million yen (down 0.3% year-on-year), mainly due to an increase in impairment losses.

1-2	Status of Capital Investments, etc.

The total amount of capital investment made by the Group during the current consolidated fiscal year was 2,878 million yen, with the main investments being as follows.

(1)	Major facilities completed during the current consolidated fiscal year
•	Kashiwazaki Plant

Additional machine processing and surface treatment facilities (Automotive & Machinery Parts Business)

•	Kumagaya Plant

Additional machine processing and surface treatment facilities (Automotive & Machinery Parts Business)

(2)	New and enhanced major facilities during the current consolidated fiscal year
•	Kashiwazaki Plant

Additional machine processing and surface treatment facilities (Automotive & Machinery Parts Business)

Hydrogen engine business-related R&D facilities (Automotive & Machinery Parts Business)

•	Kumagaya Plant

Additional machine processing and surface treatment facilities (Automotive & Machinery Parts Business)

R&D facilities for new business creation (Other)

•	Riken Heat Techno Co., Ltd.

Thermal engineering-related manufacturing facilities (Other)

•	RIKEN AUTOMOBILE PARTS (WUHAN) CO., LTD.

Additional machine processing facilities (Automotive & Machinery Parts Business)

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1-3	Status of Financing

There were no special items to be noted during the current consolidated fiscal year.

1-4	Issues that Need to be Addressed

The global economy in FY2023 is forecasted to grow at a low rate, impacted by such factors as rising prices and turmoil in the financial sector. While the economy is gradually emerging from the stagnation of economic growth caused by COVID-19 and supply chain disruptions, geopolitical risks such as Russia’s invasion of Ukraine and the U.S.-China trade conflict remain high, and uncertainty remains in the global economic forecast.

The automotive industry, which has a close relationship with the Group, is in the midst of a “once-in-a-century period of great transformation” with an increase in the number of environmentally friendly vehicles such as electric vehicles and the development of technologies such as automated driving, etc. The Company projects that the global market will expand with accelerated “social transformation” and qualitative changes impacted by to the spread of COVID-19 infection.

The global trend toward carbon neutrality is on the rise, which is leading to an increase in the number of environmentally friendly vehicles and a further acceleration in the diversification of power sources for automobiles. It can be said that the decarbonization of mobility is entering an increasingly diverse stage of development, as decarbonized fuels, which are rapidly gaining momentum in Europe in particular, are becoming a realistic option. The increasing instability of world affairs and geopolitical risks have also highlighted the vulnerabilities of existing supply chains, while at the same time drawing greater attention to the instability of the supply of raw materials, such as rare metals, which are extremely unevenly distributed. In addition to these types of environmental changes, the diversification of automotive power is making it difficult to predict the future, as evidenced by the review of life cycle assessment of carbon dioxide emission reductions, which is an indicator in the quest for carbon neutrality.

For the Company, in order to overcome all possible scenarios and develop our business, we will continue to “strengthen the cost competitiveness of our core businesses,” “restructure our management base in response to crises,” and “expand our new core next-generation business and new products of non-internal combustion engines.”

In “strengthening cost competitiveness of our core businesses,” the Company aims to win the battle in existing engine parts such as piston rings, while expanding our existing non-internal combustion engines business and strengthening cost competitiveness. Until the mid-2020s, we will expand profits and business of existing parts and products, including engine-related parts, shift management resources, and streamline domestic and overseas investments with the keywords of building an optimal production system. We will subsequently manage and control strictly the investment in increased production of engine parts in particular, both in Japan and overseas, until around 2030, and promote rationalization and labor-saving investments.

In “restructuring of management base in response to crises,” we will strive to lower the break-even point by reviewing the operation system, streamlining operations, and further improving productivity. To achieve this, our policy is to continue to reduce fixed costs, such as labor and expenses, through measures such as selection and concentration without sanctuary, and to further promote business reforms through DX (Digital Transformation). By pursuing “cost competitiveness in our core businesses” and “restructuring our management base,” we will strengthen our capacity to generate cash flow from existing businesses and shift the cash we have generated to investments for the “expansion of our next-generation core businesses and new products in non-internal combustion engines,” as well as in reducing greenhouse gases in our manufacturing processes to achieve a decarbonized society, and in developing products with superior environmental performance.

Also, for the “expansion of our next-generation core businesses and new products in non-internal combustion engines,” by pursuing open innovation through business and capital alliances and joint development with other companies, will further accelerate the development of new products mainly for next-generation automobiles and the creation and expansion of non-automotive businesses through vertical and horizontal expansion taking advantage of M&A and other opportunities around existing non-automotive internal combustion engine business areas.

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For this reason, in addition to transforming “materials technologies” “processing technologies,” and “surface treatment technology” derived from our existing businesses into our next-generation core businesses and new products, we are developing “technologies related to new-type engines that utilize hydrogen, e-Fuel, and other next-generation fuels,” “technologies such as high-performance resins and technologies for heterogeneous material joining,” “EMC (electromagnetic compatibility) technologies for anechoic chambers, radio frequency absorbers, and next-generation noise suppression shields,” and “thermal engineering technologies for industrial electric furnaces and high-performance electric heating wires for high-temperature applications.” We will continue to invest aggressively in these businesses in order to develop advanced technologies that will lead to new products that are compatible with CASE and carbon neutrality, which have become popular in the world’s automotive and mobility industries, such as engineering technologies for industrial electric furnaces and high-performance electric heating wires for high temperature bands, and new engine technologies that utilize next-generation fuels. This May 9, NIPPON PIPE FITTING Corp., a manufacturer of plumbing fittings known as the Yubiwa brand, joined the Group. Through this addition, from now on we will further increase the ratio of sales of non-internal combustion engines and strive to further expand earnings by creating synergies with the existing piping components business.

Also, in light of the inconvenience and concern caused to our stakeholders by the illicit attacks on Company servers last fiscal year, we are building a robust cyber security system and will strive to prevent a recurrence by maintaining and improving this system.

By pursuing these measures, we will strive to strengthen the Company’s competitiveness and continuously increase the Company’s corporate value.

Lastly, regarding the business consolidation between the Company and Nippon Piston Ring Co., Ltd. after the basic agreement on July 27, 2022, the two companies have been discussing and considering the consolidation, and on May 23 of this year, the two companies signed a business consolidation agreement and formulated a share transfer plan.

Subject to the approval of the General Meeting of Shareholders, NPR-Riken Corporation will be established as of October 2 of this year as the wholly owning parent company of both companies by means of a mutual share transfer.

The Consolidation, in addition to strengthening the profitability of existing businesses centered on automotive engine parts, will allow the two companies to consolidate and effectively utilize their management resources to create the next core businesses and new products with a greater sense of urgency in the non-automotive engine parts domain, such as marine vessels, hydrogen, new energy projects, thermal engineering, EMC business, Metamold (metal powder injection molding parts), medical equipment, and axial gap motors (disk-shaped thin high torque motors). We will evolve into a completely new leading company that develops distinctive functional parts and key components globally that harness the techniques and technologies developed by both companies, and further enhance corporate value in line with the global trend toward carbon neutrality.

1-5	Changes in the Status of Assets and Gains or Losses

(1)      Changes in the status of assets and gains or losses of the corporate group

Category		96th Term (FY2019)	97th Term (FY2020)	98th Term (FY2021)	99th Term (FY2022) [current consolidated fiscal year]
Net sales	(millions of yen)	84,530	69,720	78,372	86,382
Ordinary profit	(millions of yen)	5,964	4,323	6,529	7,374
Profit attributable to owners of parent	(millions of yen)	3,517	1,880	4,329	4,318
Earnings per share	(yen)	355.26	189.05	433.47	431.60
Total assets	(millions of yen)	107,920	110,544	115,707	123,728
Net assets	(millions of yen)	75,905	80,142	87,082	94,983
Net assets per share	(yen)	7,059.13	7,507.92	8,109.98	8,810.30

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(2)	Changes in the Status of the Company’s Assets and Gains or Losses

Category		96th Term (FY2019)	97th Term (FY2020)	98th Term (FY2021)	99th Term (FY2022) [Current fiscal year]
Net sales	(millions of yen)	53,414	46,099	51,080	51,909
Ordinary profit	(millions of yen)	2,623	2,012	4,172	7,285
Profit	(millions of yen)	2,293	1,030	3,784	5,625
Earnings per share	(yen)	231.63	103.58	378.84	562.27
Total assets	(millions of yen)	68,820	69,314	72,293	77,027
Net assets	(millions of yen)	42,616	44,627	47,869	53,272
Net assets per share	(yen)	4,280.02	4,487.84	4,775.90	5,295.07

1-6	Status of Important Parent Companies and Subsidiaries

(1)     Relationship with parent company

Not applicable.

(2)     Status of important subsidiaries and affiliated companies

Status of important subsidiaries

Company name	Share capital	Shareholding ratio	Primary businesses
RIKEN CASTEC Co,.Ltd.	200 million yen	100.0%	Manufacture of casting parts for automobiles, etc.
RIKEN ENVIRONMENTAL SYSTEM Co.,Ltd.	100 million yen	100.0%	Manufacture of anechoic chamber equipment
Riken Heat Techno Co., Ltd.	30 million yen	100.0%	Manufacture of electric heating wire and industrial furnaces
P.T. PAKARTI RIKEN INDONESIA	4,150 million rupiah	40.0%	Manufacture of casting parts for automobiles, etc.
RIKEN AUTOMOBILE PARTS (WUHAN) CO., LTD.	US$19 million	60.0%	Manufacture of automotive parts
RIKEN MEXICO, S.A. DE C.V.	620 million pesos	100.0%	Manufacture of automotive parts
RIKEN OF AMERICA, INC.	US$ 250,000	100.0%	Sales of the Company products in North America
EURO-RIKEN GMBH	664,000 euros	100.0%	Sales of the Company products in Europe

Note: Shareholding ratios include indirect holdings.

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1-7	Primary Content of Business (as of March 31, 2023)

The Group is primarily engaged in the manufacturing and sales of automotive and industrial machinery parts, including piston rings and camshafts, as well as industrial products such as steel pipe fittings and electric heating wires. We have a global presence with operations in both domestic and international markets. (See details below)

Automotive & Machinery Parts Business:

Engine Parts (piston rings, camshafts, etc.)

Transmission Parts (seal rings, differential cases, etc.)

Drive and Chassis Parts (knuckles, brake calipers, etc.)

Other:

Piping Products (steel pipe fittings, stainless steel pipe fittings, etc.)

Thermal Engineering Products (electric heating wires, industrial furnaces, etc.)

EMC Products (Shield Rooms, Radio Frequency Anechoic Chambers, etc)

1-8	Primary Sales Offices and Plants (as of March 31, 2023)

(Domestic sales offices)

Head Office (Chiyoda-ku, Tokyo), Sapporo Sales Office (Sapporo, Hokkaido), Sendai Sales Office (Sendai, Miyagi), Kanagawa Sales Office (Atsugi, Kanagawa), Hamamatsu Sales Office (Hamamatsu, Shizuoka), Nagoya Sales Office (Nagoya, Aichi), Osaka Sales Office (Osaka), Hiroshima Sales Office (Hiroshima), Fukuoka Sales Office (Fukuoka City, Fukuoka Prefecture), Riken Trading Co. Ltd. (Chiyoda-ku, Tokyo)

(Domestic Plants)

Kashiwazaki Plant (Kashiwazaki City, Niigata), Kumagaya Plant (Kumagaya City, Saitama), RIKEN CASTEC Co,.Ltd. (Kashiwazaki City, Niigata), Riken Kikai Co., Ltd. (Kashiwazaki City, Niigata), NIHON MEKKI INDUSTRY CO.,LTD. (Kashiwazaki City, Niigata), Kashiwazaki Piston Ring Co. Ltd. (Kashiwazaki City, Niigata), Riken EP Corporation (Kashiwazaki City, Niigata), RIKEN ENVIRONMENTAL SYSTEM CO., Ltd. (Kumagaya City, Saitama), Riken Heat Techno Co.,LTD. (Kumagaya City, Saitama), BROTHER PRECISION IND. CO., LTD. (Chiryu, Aichi)

(Overseas sales offices)

RIKEN OF AMERICA, INC. (USA), EURO-RIKEN GMBH (Germany), PT. RIKEN OF ASIA (Indonesia), RIKEN SALES AND TRADING (THAILAND) CO., LTD. (Thailand)

(Overseas Plants)

P.T. PAKARTI RIKEN INDONESIA (Indonesia), RIKEN AUTOMOBILE PARTS (WUHAN) CO., LTD. (China), RIKEN SEAL PRODUCTS (WUHAN) CO., LTD. (China), RIKEN MEXICO, S.A. DE C.V. (Mexico), TAIWAN RIKEN IND. CO., LTD. (Taiwan), SIAM RIKEN IND. CO., LTD. (Thailand), SHRIRAM PISTONS &RINGS LTD. (India), XIAMEN RIKEN IND. CO., LTD. (China), Riken Power System (Nanjing) Co., Ltd. (China)

1-9	Status of Employees (as of March 31, 2023)

(1)       Status of corporate group employees

Number of employees at the end of the current consolidated fiscal year (persons)	Increase (decrease) from the end of the previous consolidated fiscal year (persons)
4,153	Decrease of 179

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(2)       Status of company employees

End of the current fiscal year No. of employees (persons)	Compared to the end of previous fiscal year Increase (decrease) (persons)	Average age (years of age)	Average years of employment (years)
1,206	Decrease of 28	42.6	18.8

1-10	Primary lenders (as of March 31, 2023)

Lender	Loans outstanding (millions of yen)
Mizuho Bank, Ltd.	3,150
MUFG Bank, Ltd.	2,250
Nippon Life Insurance Company	1,760
Daishi Hokuetsu Bank, Ltd.	1,250

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2. Matters Regarding the Company’s Stock (as of March 31, 2023)

2-1	Total number of authorized shares

20,000,000

2-2	Total number of shares issued

10,688,866 (including 646,482 treasury shares)

2-3	Number of shareholders

11,689 (including one (1) shareholder holding treasury shares)

2-4	Major shareholders

Shareholder name	Shares held thousands of shares	Shareholding ratio %
The Master Trust Bank of Japan ,Ltd. (Trust account)	982	9.78
Mizuho Bank, Ltd.	486	4.84
Nippon Life Insurance Company	428	4.27
Daishi Hokuetsu Bank, Ltd.	320	3.19
Custody Bank of Japan, Ltd.	275	2.75
Sumitomo Mitsui Trust Bank, Limited	261	2.61
MUFG Bank, Ltd.	255	2.54
Riken Kashiwazaki Shareholding Association	241	2.40
Sompo Japan Insurance Inc.	190	1.89
Proterial, Ltd.	177	1.76

Note: Shareholding ratio is calculated excluding treasury shares.

2-5	Status of shares issued to Company Executives as compensation for the execution of their duties during the current fiscal year

The details of the stock-based compensation granted during the current fiscal year are as follows.

At a meeting of the Board of Directors held on February 28, 2023, the following resolution to issue new shares as restricted stock-based compensation was passed.

Total shares issued to Directors and other Officers by category

	Number of shares	Number of persons to be granted
Director (excluding Outside Directors and Directors who are Audit and Supervisory Committee Members)	22,700shares	5 persons

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3. Matters Regarding Company Executives

3-1	Names of Directors (as of March 31, 2023)

Position in the Company	Name	Responsibilities and significant concurrent positions outside the Company
Representative Director, Chairman	Kaoru Itoh	Chairman of the Board of Directors, Chairman of the Sustainability Committee
Representative Director, President	Yasunori Maekawa	CEO, COO, CIO (Chief Information Officer）, CISO (Chief Security Officer）
Director	Kouei Watanabe	Managing Executive Officer, CTO (Chief Technical Officer), General Manager of Technology Management Head Office, Chairman of the Technical Committee, in charge of Quality Assurance, Precision Components Business, Thermal Engineering Business, EMC Business, and supervising Kumagaya Plant
Director	Takashi Ohashi	Managing Executive Officer, in charge of Global Procurement, Maintenance Division, Engineered Plastic Products Business, Casting Components Business, Marine and Industrial Business, and Camshaft Business, General Manager of Kashiwazaki Plant
Director	Hidehiro Sakaba	Managing Executive Officer, General Manager of Corporate Management Head Office
Outside Director	Eiji Hirano	Director, Vice Chairman of MetLife, Inc. Outside Director of NTT DATA Corporation External Director, Ichiyoshi Securities Co., Ltd.
Outside Director	Koji Tanabe	Professor Emeritus of Tokyo Institute of Technology Director of Intron Space Inc.
Director (Full-Time Audit and Supervisory Committee Member)	Akira Kunimoto
Outside Director (Audit and Supervisory Committee Member)	Shuji Iwamura	Outside Auditor of CANON ELECTRONICS INC. Outside Corporate Auditor of The Hokkaido Bank, Ltd. Outside Director of Hayashikane Sangyo Co., Ltd. Attorney at T&K Partners
Outside Director (Audit and Supervisory Committee Member)	Osamu Honda	Outside Auditor of Kurimoto Ltd.

*1.	Outside Directors are as follows.

Eiji Hirano

Koji Tanabe

*2.	Outside Directors (Audit and Supervisory Committee Members) are as follows.

Shuji Iwamura

Osamu Honda

*3.	There is no special interest between MetLife and the Company.
*4.	There is no special interest between NTT DATA Corporation and the Company.
*5.	There is no special interest between Ichiyoshi Securities Co., Ltd. and the Company.
*6.	There is no special interest between Tokyo Institute of Technology and the Company.
*7.	There is no special interest between Intron Space Inc. and the Company.

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*8.	There is no special interest between CANON ELECTRONICS INC. and the Company.
*9.	There is no special interest between The Hokkaido Bank, Ltd. and the Company.
*10.	There is no special interest between Hayashikane Sangyo Co., Ltd. and the Company.
*11.	There is no special interest between T&K Partners and the Company.
*12.	There is no special interest between Kurimoto Ltd. and the Company.
*13.	Based on the provisions of Article 427, Paragraph 1 of the Companies Act, the Company has entered into a limited liability agreement with Outside Directors Eiji Hirano and Koji Tanabe, Outside Directors (Audit and Supervisory Committee Members) Shuji Iwamura and Osamu Honda, and Director (Audit and Supervisory Committee Member) Akira Kunimoto, which limits their liability to the minimum liability amount stipulated by the Act with respect to liability under Article 423, Paragraph 1 of the same Act.
*14.	The Company appoints Full-Time Audit and Supervisory Committee Members for the purpose of collecting information and enhancing the effectiveness of audits, including continuous and effective attendance at important meetings other than meetings of the Board of Directors.
*15.	The Company appointed Eiji Hirano, Koji Tanabe, Shuji Iwamura and Osamu Honda as independent officers with the Tokyo Stock Exchange per the regulations of the Exchange.

3-2	Amount of Director Compensation

(1)	Policies Regarding the Determination of Details of Compensation for Officers, etc.

The following resolutions were passed at the General Meeting of Shareholders held on June 21, 2019 regarding compensation for officers.

As of the close of this General Meeting of Shareholders, there were eight (8) directors (excluding Director who are Audit and Supervisory Committee Members) and three (3) Audit and Supervisory Committee members.

•	Directors (excluding Directors who are Audit and Supervisory Committee Members) “ An annual amount not exceeding ¥400 million (including officers’ bonuses)”
•	Directors who are Audit and Supervisory Committee Members “not exceeding an annual amount of ¥60 million”
•	Stock-based compensation (excluding Directors who are Audit and Supervisory Committee Members and outside Directors) “An annual amount not exceeding ¥100 million”

The Articles of Incorporation stipulate that the number of directors (excluding Directors who are Audit and Supervisory Committee Members) shall be limited to ten (10), and the number of Directors who are Audit and Supervisory Committee Members shall be limited to five (5). As of March 31, 2023, there were seven (7) Directors (excluding Directors who are Audit and Supervisory Committee members) and three (3) Audit and Supervisory Committee Members.

At a meeting of the Board of Directors held on March 24, 2021, the Company resolved a policy for determining the content of compensation for individual Directors (excluding Directors who are Audit and Supervisory Committee members).

a.	Basic Policy

Under the Company’s compensation for officers system, a standard amount of total compensation for each officer’s position (hereinafter referred to as “Standard Total Compensation”) shall be set, and the Nomination and Compensation Committee shall annually verify the appropriateness of the standard amount by benchmarking each level of compensation to a middle level of listed companies in Japan based on the results of a compensation survey conducted by external compensation consultants.

The Standard Total Compensation shall consist of fixed compensation and performance-linked compensation in the form of cash bonuses and stock-based compensation.

Furthermore, Audit and Supervisory Committee member directors, external Directors, and foreign national directors who are paid an annual salary shall receive only fixed compensation.

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b.	The policy concerning the determination of the amount of compensation (monetary compensation not linked to performance) or the method of calculation thereof (including the policy concerning the determination of the timing or conditions of granting compensation, etc.)

Fixed compensation (cash) shall be paid on a monthly basis with a pre-determined standard amount based on the Standard Total Compensation based on the officer’s position.

c.	The policy concerning the determination of the details and the method of calculation of the amount or number of performance-linked compensation and non-monetary compensation (including the policy concerning the determination of the timing or conditions of granting compensation, etc.).

Cash bonuses, which are short-term performance-linked compensation, are determined annually by multiplying the evaluation coefficient, which is calculated as a result of a “company performance evaluation,” using the consolidated ordinary profit target value of the Medium-term Management Plan and the Single-year Management Plan as the evaluation indicator and an “individual performance evaluation” of each officer, by a predetermined standard amount based on the Standard Total Compensation based on the officer’s position. The amount shall be paid at a certain time each year.

＜Calculation Method of the Short-term Performance-linked Compensation Payment Amount>

• Cash bonus = Cash bonus standard compensation x Company performance evaluation coefficient x Individual performance evaluation coefficient

As non-monetary compensation, etc., stock-based compensation (restricted stock), an incentive compensation that fluctuates based on performance, will be introduced to share a sense of profit with shareholders and to motivate them to achieve their medium to long term goals. The following two types of stock-based compensation (restricted stock) with different “restricted transfer periods” will be established.

(i)	Type I shares with transfer restrictions: For a period between two and five years, as determined by the Company’s Board of Directors.
(ii)	Type II shares with transfer restrictions: 30-year restricted transfer period

Stock-based compensation (restricted stock) shall be paid at a certain time each year with a pre-determined base amount based on Standard Total Compensation based on the officer’s position.

d. Policy regarding the determination of the percentage of each type of compensation, etc.

The ratio of the amount of compensation by type shall be as follows.

Officer category	Composition of compensation for officers				Total
	Monetary compensation		Stock-based compensation
	Fixed compensation	Short-term performance-linked		Long-term performance-linked
		Bonus	Type I shares	Type II shares
Director	62%	13%	11%	14%	100%

(Note) 1:      Excluding Outside Directors, Directors who are Audit and Supervisory Committee members, and foreign national Directors.

(Note) 2:     This table is a model for when 100% of the performance-linked compensation base amount is paid, and the above percentages will vary depending on the Company’s performance, stock price fluctuations, etc.

e. Matters concerning the determination of the details of compensation for individual Directors

Individual compensation for officers shall be categorized by Directors (excluding persons who are Audit and Supervisory Committee Members) and those who are members of the Audit and Supervisory Committee. Compensation for Directors (excluding persons who are Audit and Supervisory Committee members) shall be deliberated and determined by the Nomination and Remuneration Committee, while that for Audit and Supervisory Committee members shall be determined by the Board of Directors who are Audit and Supervisory Committee Members through discussion.

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(2)	Reasons why the Board of Directors judged that compensation for individual Directors for the current fiscal year is in line with the policy for determining the content of compensation

Compensation for individual Directors is discussed by the Nomination and Remuneration Committee, the majority of whose members are independent outside Directors, and passed a resolution by the Board of Directors based on the Committee’s recommendation.

The Nomination and Compensation Committee, in deliberating and determining the details of compensation for individual Directors, considers the industry and the level of remuneration of other executives and employees of the Company, as well as the consistency of such details with the policy for determining the content of compensation. In addition, the Board of Directors also confirms that the details of compensation for individual Directors are in line with the policy for determining the content of compensation and determines compensation for individual Directors.

(3)	Total amount of compensation, etc. for the current fiscal year

Officer category	Total amount of compensation, etc (millions of yen)	Total amount of compensation, etc by type (millions of yen)				Number of officers covered (Persons)
		Fixed compensation	Bonus	Stock options	Restricted stock-based compensation.
Directors (excluding Audit and Supervisory Committee members) (of which are Outside Directors)	247 (12)	150 (12)	38 (－)	－ (－)	57 (－)	7 (2)
Director (Audit and Supervisory Committee Member) (of which are Outside Directors)	34 (16)	34 (16)	－ (－)	－ (－)	－ (－)	3 (2)
Total (of which are Outside Directors)	281 (28)	185 (28)	38 (－)	－ (－)	57 (－)	10 (4)

Bonuses to officers for the fiscal year are as follows and are included in the amount of compensation above.

• Officers’ bonuses scheduled to be paid in June 2023

Director               42 Millions of yen       (of which is external - millions of yen)

Under the Company’s compensation for officers system, officer compensation consists of monthly remuneration as fixed compensation, a cash bonus as performance-linked compensation (excluding outside Directors and Audit and Supervisory Committee member members), and stock-based compensation (restricted stock). The amount of fixed compensation, cash bonus, and stock-based compensation for each officer position is determined in advance as a base amount based on the base amount of total compensation for each officer’s position.

　Based on the standard bonus amount, the ratio of fixed compensation to performance-linked compensation is generally 6:4.

Currently, there are two types of stock-based compensation (restricted stock) with different restricted transfer periods. Type I shares with a two-year restricted transfer period and Type II shares with a 30-year restricted transfer period. Type I shares are paid once a year to supplement cash bonuses as short-term performance-linked compensation and to raise awareness of the Company’s performance and stock price. Type II shares are also paid once a year as long-term performance-linked compensation, with the restriction being lifted when the Company’s officers actually retire from their positions as either Directors or Executive Officers.

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Regarding cash bonuses, the amount of each officer’s base bonus is determined by multiplying the evaluation coefficient calculated as a result of the “Company performance evaluation” and each officer’s “Individual performance evaluation” by the standard bonus amount for each officer’s position. The “Company performance evaluation” uses the consolidated ordinary profit target of the Medium-term Management Plan and the single-year Management Plan as the evaluation indicator. When a serious accident, scandal, or extraordinary loss occurs, the standard bonus amount is adjusted in consideration of the severity of the situation. The “Individual performance evaluation” is also based on the CEO’s overall assessment of the contribution to management on a five-point scale based on the achievement of the three key issues, quantitative targets, and qualitative evaluation items. The reason for selecting the consolidated ordinary profit target as an evaluation indicator is that we judged that ordinary profit excluding extraordinary gains or losses, which is a temporary and transitory a gains or losses item, is an appropriate indicator of the company’s ability.

While the consolidated ordinary profit targets of the Medium-term Management Plan and the single fiscal year management plan for FY2022 were ¥6,000 million and ¥6,100 million, respectively, the actual consolidated ordinary profit was ¥7,374 million, exceeding the targets. As a result, the evaluation coefficient for the “Company performance evaluation” was +30%.

3-3	Matters Regarding Outside Officers

Director Hirano attended 18 out of the 19 Meetings of the Board of Directors held during the current fiscal year. Based on his extensive experience and insight at the Bank of Japan, Toyota Financial Services, and other organizations, Mr Hirano has provided opinions mainly from a professional perspective on international finance and treasury matters, and he plays an appropriate role in ensuring the validity and appropriateness of decision-making processes to ensure sound decision-making. Also, as the Chairman of the Nomination and Compensation Committee, he attended all 2 Committee meetings held during the current fiscal year and led the supervisory function in the process of appointing candidates for officers and determining compensation for officers from an objective and neutral standpoint.

Director Tanabe attended all of the 19 meetings of the Board of Directors held during the current fiscal year. Based on his extensive experience and insight at the Ministry of Economy, Trade and Industry, Tokyo Institute of Technology, etc., he has provided his opinions mainly from an expert perspective on innovation management and technology management, and he plays an appropriate role in ensuring the validity and appropriateness of decision-making processes to ensure sound decision-making. Also, as a member of the Nomination and Compensation Committee, he attended all 2 Committee meetings held during the current fiscal year and fulfilled his supervisory function in the process of appointing candidates for officers and determining compensation for officers from an objective and neutral standpoint.

Director Iwamura (Audit and Supervisory Committee member) attended 17 of the 19 meetings of the Board of Directors and also all of the 15 Audit and Supervisory Committee meetings held during the current fiscal year. Based on his extensive experience and insight as a prosecutor and lawyer, as well as his experience as an auditor of other companies, he has made statements at meetings of the Board of Directors to ensure the validity and appropriateness of decision-making, and has made necessary statements at Audit and Supervisory Committee meetings regarding the Company’s audit as appropriate. Also, as a member of the Nomination and Compensation Committee, he attended all 2 Committee meetings held during the current fiscal year and fulfilled his supervisory function in the process of appointing candidates for officers and determining compensation for officers from an objective and neutral standpoint.

Director Honda (Audit and Supervisory Committee member) attended all 19 meetings of the Board of Directors held after his appointment and also attended all 15 Audit and Supervisory Committee meetings held after his appointment. Based on his experience in finance at financial institutions and experience and insight in the management of other companies, he has stated at meetings of the Board of Directors to ensure the validity and appropriateness of decision-making, and at Audit and Supervisory Committee meetings, he has made necessary statements as needed regarding the Company’s audits. Also, as a member of the Nomination and Remuneration Committee, he has attended 2 committee meetings held since his appointment and has fulfilled his supervisory function in the process of appointing candidates for the Company’s officers and determining compensation for officers from an objective and neutral standpoint.

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3-4	Overview of the Details of the Officers’ Liability Insurance Policy
(1)	The Company has concluded a liability insurance contract for officers, etc. (D&O Insurance Contract) under Article 430-3 (1) of the Companies Act with an insurance company, with all the Directors including Directors who are Audit and Supervisory Committee Members as the insured. Under the insurance contract, damages or legal costs, etc. that may be incurred by the insured due to claims for damages being filed arising due to acts (including omissions) committed by the insured based on the status of company officer, etc. will be covered. However, there are certain exclusion reasons, such as damages arising from an act upon recognition of the illegality of the act not being covered. Insurance premiums for the insurance contract are covered by the Company, based on approval by the Board of Directors and the consent of the Outside Directors.

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4. Status of Accounting Auditor

4-1	Name of Accounting Auditor

Deloitte Touche Tohmatsu LLC

4-2	Amount of Compensation to the Accounting Auditor for the Current Fiscal Year

(1)	Amount of compensation for work stipulated in Article 2, Paragraph 1 of the Certified Public Accountants Act

88 Millions of yen

(2)	Amount of remuneration for work other than the work stipulated in Article 2, Paragraph 1 of the Certified Public Accountants Act

- Millions of yen

(3)	Total amount of compensation to be paid by the Company and its consolidated subsidiaries to the Accounting Auditor

88 Millions of yen

(Notes)	1.	With respect to such amount, after receiving an explanation of the audit plan (audit policy, audit items, scheduled audit time, etc.) from the Accounting Auditor, the Company considered the details and the estimated amount of compensation based on the evaluation of the results of the previous fiscal year, by comparing the plan for the previous fiscal year with the actual results, total compensation, and unit price of compensation per hour, and by confirming the information and views of the accounting department. As a result, the Company judged the amount of compensation, etc. to be appropriate and gave its consent as stipulated in Article 399, Paragraph 1 of the Companies Act.
2.	Of the Company’s significant subsidiaries, the Company’s overseas subsidiaries are audited by auditing firms other than the Company’s Accounting Auditor.

4-3	Policies for Determining the Dismissal or Non-reappointment of Accounting Auditors

If the Company’s Audit and Supervisory Committee judges that the Accounting Auditor falls under any of the items of Article 340, Paragraph 1 of the Companies Act, the Accounting Auditor shall be dismissed with the unanimous consent of all Audit and Supervisory Committee members.

In the event that the Audit and Supervisory Committee determines that proper auditing is difficult due to the Company’s circumstances or factors that would impair the qualifications of the Accounting Auditor, the Committee will decide on the content of the proposal for dismissal or non-reappointment of the Accounting Auditor to be submitted to the General Meeting of Shareholders. The Board of Directors will then decide to convene the General Meeting of Shareholders to resolve on such proposal.

104

5.Basic Policy for the Control of the Company

The contents of the Basic Policy regarding who should control decisions regarding the financial and business policies of the Company, efforts to realize the Basic Policy, and “Measures to Respond to a Large-Scale Acquisition of Our Company’s Stock” are as follows:

<Basic Policy Regarding Who Should Oversee Decisions Regarding the Financial and Business Policies of the Company>

5-1	Details of the Basic Policy

As a publicly traded company, we believe that shareholders come to us thanks to a freedom to trade on the share market. Therefore, we believe that the final decision concerning whether or not to accept proposals regarding acquisitions accompanying the transfer of control of the Company should lie with the shareholders. Also, even if a Large-Scale Acquisition does occur, it will not generally rejected if its purpose contributes to the Company’s corporate value and the common interests of its shareholders.

However, some large-scale share acquisitions can undermine the value of the Company or the common interests of our shareholders, including those that may virtually force shareholders into selling their shares or those that do not provide the Board of Directors and shareholders of the Company with the reasonably needed amount of time and information to consider the details of the acquisition. As an exception, the Company considers any person who undertakes this kind of inappropriate large-scale acquisitions to be unfit to oversee decisions concerning the financial and business policies of the Company.

5-2	Efforts that Contribute to the Realization of the Basic Policy

In order to ensure that many investors continue to invest in the Company over the long term, the Company implements the following measures to enhance the Company’s corporate value and, in turn, the common interests of its shareholders.

We believe that these efforts will also contribute to the realization of the Basic Policy described in (1) above.

<Enhancement of Corporate Value Through the Implementation of our Management Philosophy and Medium-term Management Plan>

In 1927, RIKEN, formerly known as the Institute of Physical and Chemical Research, was founded to commercialize its own invention, the piston ring manufacturing method. Since then, the Company has been operating globally by providing a wide variety of products, including, of course, piston rings which are its core competency, camshafts and other internal-combustion engine parts, cast iron parts for automobiles and industrial machinery, piping materials, and products for thermal engineering and EMC businesses. The Company has defined the Group Mission Statements outlined in the following paragraph. It also sets out the following Guiding Principles: “Be Customer Driven. Be Compliant with the Law. Be focused on the Basics. Be Open. Be Proactive. Be Prompt.” In addition, it developed the Midterm Strategic Plan and the Annual Management Plan in its effort to help its customers strengthen their global competitiveness and to develop and sell products that are highly satisfactory in terms of quality, technology, and price.

<Mission Statement>

•	We continue to be a corporate citizen committed to protecting global environment and serving the society in which we conduct our business.
•	We are committed to creating corporate value from a global perspective by effectively utilizing the capital invested by our shareholders.
•	We will offer products and services that continually exceed our global customers’ increasing expectations through constant innovation and continued advancements in knowledge and technology.
•	We have high aspirations and a broad vision, and we are always willing to change.

105

<Enhancement of Corporate Value by Improving Corporate Governance>

The Company aims for continuous improvement in corporate value by fulfilling its responsibilities in a variety of fields including economy, environment, and society. It regards the implementation of corporate governance as the top-priority management issue.

The Company has introduced an executive officer system to separate the business execution function from the management decision-making and supervision function.

The Company transitioned from a Company with a Board of Corporate Auditors to a “Company with an Audit and Supervisory Committee” in June 2019 in an effort to further strengthen the audit and supervisory functionality of the Board of Directors and to further promote corporate governance. The Company’s Audit and Supervisory Committee consists of one Full-Time Audit Committee Member and two Outside Directors who are independent and maintain a neutral and fair position, thereby strengthening the functionality of the Audit and Supervisory Committee with respect to the directors’ execution of their duties.

Furthermore, in May 2019, the Company established the Nomination and Compensation Committee, which is a voluntary advisory body with the majority of members being independent outside directors, in its efforts to reinforce the supervision function of the Board of Directors by assuring the transparency and objectivity of the procedure related to the nomination and compensation of directors, etc., and further enhance corporate governance.

Thus far, the Company has been working to appropriately operate management bodies (Board of Directors and Management Meeting) and ensure corporate transparency, efficiency and soundness, such as thorough compliance and complete risk management in accordance with the Basic Policy for Developing an Internal Control System (the development of systems necessary to ensure that the execution of the duties by the directors complies with the laws and regulations and the articles of incorporation, and other systems prescribed by Ministry of Justice Order as systems necessary to ensure the properness of operations of a Stock Company).

Furthermore, the Company has reinforced internal control by establishing the Sustainability Committee and the Compliance Committee, and works to improve further by having the entire Group oversee environmental activities, activities that contribute to society, accurate and appropriate information disclosure, the creation of CS (customer satisfaction), etc.

5-3	Overview of measures to prevent decisions concerning the financial and business policies of the Company from being controlled by persons deemed inappropriate in light of the Basic Policy.

In order to prevent decisions concerning the financial and business policies of the Company from being controlled by persons deemed inappropriate in light of the Basic Policy and to ensure and enhance the corporate value of the Company and, in turn, the common interests of its shareholders, at a Meeting of the Board of Directors held on May 24, 2022, the Company adopted the “Measures to Respond to a Large-Scale Acquisition of Our Company’s Stocks” (hereinafter referred to as “the Plan”). Approval for the continuation of the Plan was obtained at the 98th Ordinary General Meeting of Shareholders held on June 24, 2022.

A Large-Scale Acquisition of Our Company’s Stocks subject to the Plan is defined as an acquisition of the Company’s shares with the aim of increasing the ratio of voting rights of a specific group of shareholders to 20% or more, or an acquisition of the Company’s shares that results in a specific group of shareholders holding 20% or more of the voting rights of the Company, and an entity involved in such acquisitions is referred to as a “large-scale purchaser.”

In this plan, certain rules regarding the provision of information and the allocation of sufficient time for consideration during a large-scale acquisition (referred to as the “Large-scale Acquisition Rules”) are as follows: (1) The large-scale purchaser must provide adequate information to the Company’s Board of Directors in advance; (2) After the completion of necessary information provision, in the case of a public tender offer for all shares of our company with cash consideration only, a maximum Board of Directors evaluation period of 60 days will be set or for other forms of large-scale acquisition, a maximum Board of Directors evaluation period to evaluate and consider of 90 days will be set. Upon the expiration of the Board of Directors evaluation period, the large-scale acquisition may commence. However, if a General Meeting of Shareholders is held to confirm the will of shareholders regarding the details of the countermeasure, the Large-Scale Acquisition may not be commenced until the procedures for implementation or non-implementation of the countermeasure have been completed.

106

Under the Plan, when a large-scale purchaser complies with the Large-scale Acquisition Rules, the Company will not, in principle, take any countermeasures against the large-scale purchase. However, in the event that a large-scale purchaser fails to comply with the above-mentioned Large-scale Acquisition Rule, or even if the large-scale purchaser complies with the above-mentioned Large-scale Acquisition Rule, when it is judged that the large-scale acquisition will cause irreparable damage to the Company or otherwise materially damage the Company’s corporate value and/or the common interests of shareholders, the Company can, to the extent necessary and reasonable, implement countermeasures that can be considered under the Companies Act, other laws, and the Company’s Articles of Incorporation, such as the gratis allotment of share acquisition rights.

In this way, in the event that countermeasures are taken, in order to ensure the reasonableness and fairness of such judgments, the Board of Directors, prior to judging whether or not to take the countermeasures, shall consult with an Independent Committee consisting of outside Directors who are independent of the management team that conducts the Company’s business, or members appointed from outside experts, as to the appropriateness of taking the countermeasures. The Independent Committee shall make a recommendation on the appropriateness of taking the countermeasures within the Board of Directors evaluation period. In judging whether or not to implement countermeasures, the Company’s Board of Directors will follow the recommendation of the Independent Committee.

Furthermore, the effective period of the Plan shall expire at the conclusion of the 101st Ordinary General Meeting of Shareholders of the Company to be held in June 2025. However, (1) if a resolution is passed at a General Meeting of Shareholders of the Company for the cancellation of the Plan, or (2) if such a resolution is passed by the Board of Directors of the Company, the Plan shall be canceled immediately.

For more information on the Plan, please refer to the Company’s website at https://www.riken.co.jp/.

5-4	That Complies With Our Basic Policies and Seeks to Enhance the Common Interests of Our Shareholders, Instead of Focusing on Maintaining the Positions of the Company Executives

The efforts mentioned above in (2) to enhance the corporate value of the Company and, in turn, the common interests of its shareholders are in line with the Basic Policy. As described in (3) above, in designing this Plan, we have given due consideration to the following points the Company has given due consideration and believes that this Plan is in line with the Basic Policy and consistent with the corporate value of the Company and the common interests of its shareholders, and believes it is not aimed at maintaining the status of the Company’s Executives.

1) The Plan satisfies the requirements of policies regarding takeover defense measures.

2) The Plan with the aim of securing and improving the common interests of shareholders continues.

3) The plan reflects the intent of the shareholders.

4) The Plan respects the decision made by independent external entities.

5) The Plan does not constitute a dead-hand or slow-hand takeover defense measure.

107

6. Policy Regarding Determination of Dividends from Surplus, etc.

Regarding the distribution of surplus earnings, the Company believes that its basic policy is to maintain a stable dividend level by paying an interim dividend and a year-end dividend twice a year, taking into consideration the Company’s business performance, dividend payout ratio, etc.

The Company will use retained earnings to invest in future business growth and to strengthen its financial position.

108

Consolidated balance sheets

(March 31, 2023)

(Millions of yen)

Assets		Liabilities
Item	Amount	Item	Amount
Current assets	66,321	Current liabilities	19,063
Cash and deposits	23,818	Notes and accounts payable - trade	9,881
		Current portion of long-term borrowing	3,000
Notes and accounts receivable - trade, and contract assets	21, 962	Income taxes payable	512
Merchandise and finished goods	10,598	Provision for bonuses	1,713
Work in process	3,649	Other	3,956
Raw materials and supplies	3,738	Non-current liabilities	9,681
Other	2,611	Long-term borrowings	7,000
Allowance for doubtful accounts	(57)	Retirement benefit liability	1,293
Non-current assets	57,406	Provision for product warranties	285
Property, plant and equipment	26,135	Provision for environmental measures	9
Buildings and structures	10,475	Other	1,093
Machinery, equipment and vehicles	10,329	Total liabilities	28,745
Land	2,514	Net assets
Construction in progress	1,830	Shareholders’ equity	80,554
Other	985	Share capital	8,627
Intangible assets	2,248	Capital surplus	7,178
Leased assets	1,652	Retained earnings	67,644
Other	595	Treasury shares	(2,896)
Investments and other assets	29,022	Accumulated other comprehensive income	7,922
Investment securities	23,144	Valuation difference on available-for-sale securities	1,908
Deferred tax assets	1,205	Deferred gains or losses on hedges	10
Retirement benefit asset	3,576	Foreign currency translation adjustment	3,474
Insurance funds	61	Remeasurements of defined benefit plans	2,529
Other	1,038	Share acquisition rights	97
Allowance for doubtful accounts	(4)	Non-controlling interests	6,409
		Total net assets	94,983
Total assets	123,728	Total liabilities and net assets	123,728

109

Consolidated statements of income

(From April 1, 2022 to March 31, 2023)

(Millions of yen)

Item	Amount
Net sales		86,382
Cost of sales		69,138
Gross profit		17,244
Selling, general and administrative expenses		12,567
Operating profit		4,676
Non-operating income
Interest and dividend income	540
Share of profit of entities accounted for using equity method	1,428
Foreign exchange gains	66
Dividend income of life insurance	160
Subsidy income	8
Insurance income	600
Other	205	3,010
Non-operating expenses
Interest expenses	111
Other	201	312
Ordinary profit		7,374
Extraordinary income
Gain on sale of non-current assets	30	30
Extraordinary losses
Loss on retirement of non-current assets	69
Impairment losses	539
System failure response costs	145
Loss on sale of investment securities	116	871
Profit before income taxes		6,533
Income taxes - current	1,571
Income taxes - deferred	162	1,734
Profit		4,799
Profit attributable to non-controlling interests		481
Profit attributable to owners of parent		4,318

110

Balance Sheet

(March 31, 2023)

(Millions of yen)

Assets		Liabilities
Item	Amount	Item	Amount
Current assets	39,869	Current liabilities	16,618
Cash and deposits	12,374	Notes payable - trade	3,433
Notes receivable - trade	2,896	Accounts payable - trade	4,022
Accounts receivable - trade	13,870	Current portion of long-term borrowings	3,000
Merchandise and finished goods	4,176	Lease obligations	23
Raw materials and supplies	1,222	Accounts payable - other	248
Work in process	2,284	Accrued expenses	965
Prepaid expenses	201	Income taxes payable	79
Short-term loans receivable from subsidiaries and associates	913	Deposits received	3,136
Income taxes receivable	418	Provision for bonuses	1,040
Other	1,777	Notes payable - facilities	614
Allowance for doubtful accounts	(267)	Other	53
Non-current assets	37,158	Non-current liabilities	7,137
Property, plant and equipment	12,739	Long-term borrowings	7,000
Buildings	6,057	Lease obligations	57
Structures	572	Provision for environmental measures	9
Machinery and equipment	3,726	Other	70
Vehicles	14	Total liabilities	23,755
Tools, furniture and fixtures	322	Net assets
Land	1,158	Shareholders’ equity	51,319
Leased assets	102	Share capital	8,627
Construction in progress	785	Capital surplus	6,658
Intangible assets	2,065	Legal capital surplus	6,658
Leasehold right	30	Retained earnings	38,929
Software	222	Legal retained earnings	1,457
Software in progress	142	Other retained earnings	37,471
Leased assets	1,652	Reserve for dividends	4,000
Other	16	Reserve for overseas business	10,000
Investments and other assets	22,353	Reserve for reduction entry	10
Investment securities	11,932	Reserve for reduction entry of replaced property	31
Shares of subsidiaries and associates	6,172	General reserve	5,500
		Retained earnings brought forward	17,929
Investments in capital of subsidiaries and associates	2,560	Treasury shares	(2,896)
Deferred tax assets	1,090	Valuation and translation adjustments	1,855
Prepaid pension cost	272	Valuation difference on available-for-sale securities	1,844
Insurance funds	51	Deferred gains or losses on hedges	11
Other	276	Share acquisition rights	97
Allowance for doubtful accounts	(4)	Total net assets	53,272
Total assets	77,027	Total liabilities and net assets	77,027

111

Non-consolidated statements of income

(Millions of yen)

Item	Amount
Net sales		51,909
Cost of sales		41,762
Gross profit		10,146
Selling, general and administrative expenses		8,745
Operating profit		1,401
Non-operating income
Interest income	27
Dividend income	5,124
Dividend income of life insurance	148
Foreign exchange gains	68
Insurance income	600
Other	129	6,098
Non-operating expenses
Interest expenses	94
Other	119	214
Ordinary profit		7,285
Extraordinary income
Gain on sale of non-current assets	16	16
Extraordinary losses
Loss on retirement of non-current assets	40
Impairment losses	154
System failure response costs	138
Loss on sales of investment securities	116
Provision of allowance for doubtful accounts for subsidiaries and associates	138	589
Profit before income taxes		6,713
Income taxes - current	697
Income taxes - deferred	390	1,087
Profit		5,625

112

Certified Copy of the Accounting Auditor Audit Report on the Consolidated Financial Statements

Independent Auditor’s Audit Report

May 22, 2023

Riken Corporation

To the Board of Directors

Deloitte Touche Tohmatsu LLC Tokyo Office

Designated Limited Liability Partner, Engagement Partner

            CPA                                                              Masahiro Ide

Designated Limited Liability Partner, Engagement Partner

            CPA                                                              Yae Sugiura

Designated Limited Liability Partner, Engagement Partner

            CPA                                                              Yoshi Ishikawa

Audit Opinion

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of Riken Corporation (the “Company”) for its consolidated financial year from April 1, 2022 to March 31, 2023, which are, specifically, the Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Equity, Notes to Consolidated Financial Statements.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the financial position and results of operations for the period covered by the relevant Consolidated Financial Statements of the corporate group consisting of Riken Corporation and its consolidated subsidiaries in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We performed our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under the standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the provisions related to professional ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Statements

The other statements are the Business Report and supplementary schedules. Management is responsible for the preparation and disclosure of the other statements. The Audit and Supervisory Committee are also responsible for overseeing execution of duties by Directors relating to the design and operation of the reporting process for the other statements.

Our audit opinion on the Consolidated Financial Statements does not include other statements, and we express no opinion on other statements.

Our responsibility in the audit of the Consolidated Financial Statements is to read through the other statements and, in the course of reading through the other statements, to consider whether there are material differences between the other statements and the Consolidated Financial Statements or knowledge we have acquired in the course of our audit. We also pay attention to whether there are any other indications of material errors in the other statements.

Based on the work we have performed, we are required to report that fact when we judge that there are material errors in the other statements.

We have no matters to report with respect to the other statements.

113

Responsibilities of Management and the Audit and Supervisory Committee for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the Non-consolidated Financial Statements and Schedules in accordance with accounting principles generally accepted in Japan, and for the design and operation of internal controls that management determines are necessary to enable the preparation and fair presentation of the Consolidated Financial Statements that are free from material misstatement, whether due to fraud or error.

In preparing the Consolidated Financial Statements, management is responsible for assessing whether or not it is appropriate to prepare the Consolidated Financial Statements based on the assumption of a going concern, and in accordance with accounting principles generally accepted in Japan, for disclosing, as necessary, matters related to going concern.

The Audit and Supervisory Committee are responsible for overseeing execution of duties by Directors relating to the design and operation of the financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our responsibilities are to obtain reasonable assurance about whether or not the Consolidated Financial Statements as a whole are free from material misstatement, whether due to fraud or error, based on the audit performed by us and to express our opinion on the Consolidated Financial Statements in the audit report from an independent point of view. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users of these Consolidated Financial Statements.

In accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit process, and conduct the following.

•	We identify and assess the risks of material misstatement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Selection and application of audit procedures is at the discretion of the auditor. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.
•	The purpose of an audit of the Consolidated Financial Statements is not to express an opinion on the effectiveness of the entity’s internal control; however, in making risk assessments, the auditor considers internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.
•	We evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and the validity of related notes.
•	We make a conclusion on the appropriateness of the Consolidated Financial Statements and Schedules being prepared by management based on the assumption of a going concern, and based on the audit evidence obtained, on whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty regarding going concern exists, we are required to draw attention in our audit report to the related notes in the Consolidated Financial Statements or, if such notes are inadequate, to express a qualified opinion with exceptions on the Consolidated Financial Statements. Our conclusions are based on the audit evidence obtained up to the date of the audit report. However, future events or conditions may cause the Company to cease to continue as a going concern.
•	We evaluate whether the presentation of the Consolidated Financial Statements and Notes thereto are in accordance with accounting principles generally accepted in Japan, as well as the overall presentation, structure, and content of the Consolidated Financial Statements, including the related Notes thereto, and whether the Consolidated Financial Statements represent the underlying transactions and accounting events in a manner that achieves fair presentation.
•	We obtain sufficient and appropriate audit evidence regarding the financial information of the Company and its consolidated subsidiaries to express an opinion on the Consolidated Financial Statements. We are responsible for the direction, supervision and performance of the audit of the Consolidated Financial Statements. We are solely responsible for our audit opinion.

114

We communicate with the Audit and Supervisory Committee regarding the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit process, and other matters required by auditing standards.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the provisions related to professional ethics in Japan concerning independence, and communicate with them matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards in order to eliminate or reduce obstruction factors.

Interest Relationship

Our firm and its engagement partners do not have any interest in the Company and its consolidated subsidiaries that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End of document

115

Certified Copy of the Accounting Auditor Audit Report on the Non-consolidated Financial Statements

Independent Auditor’s Audit Report

May 22, 2023

Riken Corporation

To the Board of Directors

Deloitte Touche Tohmatsu LLC Tokyo Office

Designated Limited Liability Partner, Engagement Partner

            CPA                                                              Masahiro Ide

Designated Limited Liability Partner, Engagement Partner

            CPA                                                              Yae Sugiura

Designated Limited Liability Partner, Engagement Partner

            CPA                                                              Yoshi Ishikawa

Audit Opinion

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the Non-consolidated Financial Statements of Riken Corporation (the “Company”) for the 99th fiscal year from April 1, 2022 to March 31, 2023, which are, specifically, the Non-consolidated Balance Sheet, Non-consolidated Statement of Income, Non-consolidated Statement of Changes in Equity, Notes to the Non-consolidated Financial Statements, and their supplementary schedules (hereinafter, “Non-consolidated Financial Statements and Schedules”).

In our opinion, the Non-consolidated Financial Statements and Schedules referred to above present fairly, in all material respects, the status of assets and income for the period covered by the Non-consolidated Financial Statements and Schedules in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We performed our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under the standards are further described in the Auditor’s Responsibilities for the Audit of the Non-consolidated Financial Statements and Schedules section of our report. We are independent of the Company in accordance with the provisions related to professional ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Statements

The other statements are the Business Report and supplementary schedules. Management is responsible for the preparation and disclosure of the other statements. The Audit and Supervisory Committee are also responsible for overseeing execution of duties by Directors relating to the design and operation of the reporting process for the other statements.

Our audit opinion on the non-consolidated financial statements does not include any other statements, and we express no opinion on other statements.

Our responsibilities in auditing the non-financial statements are to read the other statements carefully and, in the process of reading it, to consider whether there are any material differences between the other statements and the non-consolidated financial statements or our knowledge of them as a result of our audit. We also to pay attention to whether there is any indication of material errors in the other statements other than such material differences.

Based on the work we have performed, we are required to report that fact when we judge that there are material errors in the other statements.

We have no matters to report with respect to the other statements.

116

Responsibilities of Management and the Audit and Supervisory Committee for the Non-consolidated Financial Statements and Schedules

Management is responsible for the preparation and fair presentation of the Non-consolidated Financial Statements and Schedules in accordance with accounting principles generally accepted in Japan, and for the design and operation of internal controls that management determines are necessary to enable the preparation and fair presentation of the Non-consolidated Financial Statements and Schedules that are free from material misstatement, whether due to fraud or error.

In preparing the Non-consolidated Financial Statements and Schedules, management is responsible for assessing whether or not it is appropriate to prepare the non-consolidated financial statements and Schedules based on the assumption of a going concern, and in accordance with accounting principles generally accepted in Japan, for disclosing, as necessary, matters related to going concern.

The Audit and Supervisory Committee are responsible for overseeing execution of duties by Directors relating to the design and operation of the financial reporting process.

Auditor’s Responsibilities for the Audit of the Non-consolidated Financial Statements and Schedules

Our responsibilities are to obtain reasonable assurance about whether or not the Non-consolidated Financial Statements and Schedules as a whole are free from material misstatement, whether due to fraud or error, based on the audit performed by us and to express our opinion on the Non-consolidated Financial Statements and Schedules in the audit report from an independent point of view. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users of these Non-consolidated Financial Statements and Schedules.

In accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit process, and conduct the following.

•	We identify and assess the risks of material misstatement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Selection and application of audit procedures is at the discretion of the auditor. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.
•	The purpose of an audit of the Non-consolidated Financial Statements is not to express an opinion on the effectiveness of the entity’s internal control; however, in making risk assessments, the auditor considers internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.
•	We evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and the validity of related notes.
•	We make a conclusion on the appropriateness of the Non-consolidated Financial Statements and Schedules being prepared by management based on the assumption of a going concern, and based on the audit evidence obtained, on whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty regarding going concern exists, we are required to draw attention in our audit report to the related notes in the Non-consolidated Financial Statements and Schedules or, if such notes are inadequate, to express a qualified opinion with exceptions on the Non-consolidated Financial Statements and Schedules. Our conclusions are based on the audit evidence obtained up to the date of the audit report. However, future events or conditions may cause the Company to cease to continue as a going concern.
•	We evaluate whether the presentation of the Non-consolidated Financial Statements and Schedules and Notes thereto are in accordance with accounting principles generally accepted in Japan, as well as the overall presentation, structure, and content of the Non-consolidated Financial Statements and Schedules, including the related Notes thereto, and whether the Non-consolidated Financial Statements and Schedules represent the underlying transactions and accounting events in a manner that achieves fair presentation.

117

We communicate with the Audit and Supervisory Committee regarding the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit process, and other matters required by auditing standards.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the provisions related to professional ethics in Japan concerning independence, and communicate with them matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards in order to eliminate or reduce obstruction factors.

Interest Relationship

Our firm and its engagement partners do not have any interest in the Company that is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End of document

Certified Copy of the Audit and Supervisory Committee Audit Report

Audit Report

The Audit and Supervisory Committee has audited the execution of duties by Directors for the 99th fiscal year from April 1, 2022 to March 31, 2023. The methods and results are reported as follows.

1. Audit Methods and Their Description

The Audit and Supervisory Committee regularly received reports from Directors and employees regarding the details of the Board of Directors’ resolutions concerning matters prescribed in Article 399-13, Paragraph 1, Items 1(b) and 1(c) of the Companies Act and the status of the establishment and operation of the systems (internal control systems) based on such resolutions, and requested explanations and expressed opinions as necessary, and conducted its audit in the following manner. Furthermore, with respect to internal control over the financial reporting, they received reports from Directors, etc. and Deloitte Touche Tohmatsu LLC regarding the status of evaluation and audit of such internal control, and requested explanations as necessary.

(1)	Pursuant to the Audit and Supervisory Committee’s audit policy, audit plan, and assignment of duties for the current fiscal year and in accordance with the Audit and Supervisory Committee’s audit standards established by the Company’s Internal Audit Department and other departments in charge of internal control, utilizing various means, such as via the telephone or the Internet, etc., they attended important meetings, received reports from Directors and employees regarding matters concerning the execution of their duties, requested explanations, as necessary, particularly with respect to priority audit items, and handling of incidents, etc., attended individual meetings, etc., viewed important decision documents, etc., and also examined the status of operations and assets at the Head Office and main offices of the Company. Also, with respect to domestic and overseas subsidiaries, they requested business reports from subsidiaries as necessary and examined the status of their operations and assets.
(2)	Audit & Supervisory Board Members reviewed and discussed, based on deliberations by the Board of Directors and other committees, the particulars indicated in the Business Report to be given due consideration under Item (iii) (a) of Article 118 of the Regulations for Enforcement of the Companies Act and the basic policy and each of the initiatives under Item (iii) (b) of the same article of the ordinance.
(3)	Audit & Supervisory Board Members monitored and verified whether the Accounting Auditor maintained its independence and conducted audits appropriately, received reports from the Accounting Auditor on the performance of its duties, and requested explanations as necessary. In addition, Audit & Supervisory Board Members were informed by the Accounting Auditor that “systems for ensuring that the performance of the duties of financial auditor is being carried out correctly” (matters stipulated in the items of Article 131 of the Regulations on Corporate Accounting) are being developed in accordance with the Quality Control Standards for Audits (Business Accounting Council, October 28, 2005) and other standards and requested explanations as necessary. Furthermore, with regard to principal matters for consideration in our audit process, they deliberated with Deloitte Touche Tohmatsu LLC, received reports on the status of their audits, and requested explanations as necessary.

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Based on the aforesaid methods, Audit & Supervisory Board Members examined the Business Reports and its supplementary schedules, the Non-consolidated Financial Statements (Non-consolidated Balance Sheet, Nonconsolidated Statement of Income, Non-consolidated Statement of Changes in Equity, and Notes to the Nonconsolidated Financial Statements) and their supplementary schedules, and the Consolidated Financial Statements (Consolidated Balance Sheet, Consolidated Statement of Income, Consolidated Statement of Changes in Equity, and Notes to the Consolidated Financial Statements) for the relevant fiscal year.

2. Results of Audit

(1)	Results of Audit of Business Report and Other Relevant Documents
i)	We acknowledge that the Business Report and its supplementary schedules accurately present the status of the Company in accordance with laws, regulations, and the Articles of Incorporation.
ii)	We acknowledge there is no misconduct or material fact in violation of the law, regulations, or the Articles of Incorporation related to the execution of duties by Directors.
iii)	We acknowledge that the resolutions of the Board of Directors related to internal control systems are appropriate. We also did not find any matter bearing mention related to statements in the Business Report or the execution of duties by Directors in connection with internal control systems, including internal control over the financial reports. Moreover, as described in the Business Report, in response to the cyber incident that occurred at the Company, the Audit and Supervisory Committee confirmed that the Company is implementing measures to prevent recurrence by strengthening security and rebuilding the emergency response system based on an investigation and analysis of the causes.
iv)	We acknowledge that the basic policy on the individuals who control decision-making of financial and business policies of the business corporation as described in the business report is appropriate. We acknowledge that each of the initiatives prescribed in Article 118, Item (iii) (b) of the Regulations for Enforcement of the Companies Act, as described in the Business Report, is in line with the said basic policy, is not harmful the interests of the Company and the common interests of our shareholders, and is not intended to maintain the status of the Company’s officers.
(2)	Results of Audit of Non-consolidated Financial Statements and Supplementary Schedules

We acknowledge that the audit methods and findings of the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

(3)	Results of Audit of Consolidated Financial Statements

We acknowledge that the audit methods and findings of the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

3. Post-Balance Sheet Event

　At a meeting of the Board of Directors held on November 4, 2022, a resolution was passed to acquire shares of JFE Fittings Corporation and acquire JFE Pipe Fitting Mfg. Co., Ltd. n JFE Fittings Corporation, and based on a share transfer agreement executed on the same day, the transfer of the company’s shares was completed on May 9, 2023.

May 22, 2023

Riken Corporation Audit and Supervisory Committee

Full-Time Audit and Supervisory Committee Member	Akira Kunimoto	Seal
Audit and Supervisory Committee Member	Shuji Iwamura	Seal
Audit and Supervisory Committee Member	Osamu Honda	Seal

(Note)	Audit and Supervisory Committee members Mr. Shuji Iwamura and Mr. Osamu Honda are outside Directors as defined in Article 2, Item 15 and Article 331, Paragraph 6 of the Companies Act.

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